UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )
___________________________________________

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Ameren Corporation
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Ameren
2020

Notice of Annual Meeting of Shareholders and Proxy Statement

Thursday, May 7, 2020, 10:00 a.m. CDT

Ameren

Dear Fellow Shareholders:

You are cordially invited to attend Ameren Corporation’s 2020 Annual Meeting of Shareholders, which will be held on Thursday, May 7, 2020, at 10:00 a.m. CDT. As of the time of the printing of this document, leaders around the world, our country and in the communities we serve in Missouri and Illinois are aggressively taking actions to address the public health impact of the coronavirus, or COVID-19. At Ameren, we are executing our pandemic plans which include proactive and prudent actions across our company to protect the safety of our customers, co-workers and communities, as well as to ensure that we continue to deliver safe and reliable service to our customers and the communities we serve. To support the health and well-being of our shareholders, this year’s annual meeting will be held in a virtual meeting format only. You will be able to participate, vote and submit questions for the virtual annual meeting by visiting www.virtualshareholdermeeting.com/AEE2020.

In 2019, guided by our vision, “Leading the Way to a Secure Energy Future”, and our mission, “To Power the Quality of Life”, our company saw another year of strong execution of our strategy across all of our businesses. Our successful execution of this strategy continues to deliver significant value to our customers, communities and shareholders, as well as position Ameren for success in the future. At the annual meeting, I look forward to sharing with you some of the highlights from our 2019 accomplishments, including the following:

●We continued to execute our strategy to make significant investments in energy infrastructure safely across all of our businesses to deliver a more reliable, resilient, cleaner and secure energy grid. In 2019, these investments totaled approximately $2.4 billion.
●While our energy infrastructure investments are delivering strong long-term value, we are also keeping our electric rates affordable. Our residential electric rates in Missouri and Illinois are approximately 24% below the national average and are among the lowest in the country.
●In Missouri, we continued to make progress in responsibly transitioning our generation portfolio to cleaner and more diverse resources in a responsible manner. The Missouri Public Service Commission approved the acquisition of facilities representing up to 700 megawatts of wind generation to meet Missouri’s Renewable Energy Standard and to support Ameren Missouri’s goal of reducing our carbon emissions below 2005 levels by at least 80 percent by 2050.
●We also continue to implement several programs that are delivering a brighter and cleaner energy future. In Missouri and Illinois, we continued our robust energy efficiency programs. These programs are helping our customers reduce their energy usage and help reduce emissions. In Missouri, we are implementing several clean energy programs that are giving our customers options to purchase renewable energy from Ameren and enable up to 1,000 new electric vehicle charging stations across our service territory.
●We are making significant investments in digital technologies that will help us deliver a pleasant and seamless experience to our customers when we interact with them. Our digital investments are also strengthening our cybersecurity and data privacy protections.

Our sustained strong execution of our strategy over the last several years enabled us to deliver strong earnings per diluted share growth and robust total shareholder return that were well above average among our industry peers. While I am pleased with our performance, I also recognize that we can’t sit back and be satisfied. Our industry continues to transform and our customers’ expectations continue to rise.

Achieving our mission and vision requires a relentless focus on safety and operational excellence, purpose-driven investments to modernize and build the energy grid of the future, innovation, teamwork, and, importantly, listening to our customers. By putting our customers at the center of our strategy, we believe we will continue to deliver superior long-term value to our customers, to the communities we serve, and to you, our shareholders.

Details for meeting attendance are included in this proxy statement. Also enclosed are details for how and when to vote and other important information. Your vote is very important, so please cast it promptly, even if you plan to participate in the annual meeting.

Thank you for your strong support and confidence in our company.

Sincerely,

Warner Baxter
Chairman, President and Chief Executive Officer
March 26, 2020

2020 Proxy Statement     3

Notice of Annual Meeting of Shareholders of Ameren Corporation

Time and Date	Place
10:00 a.m. CDT on Thursday, May 7, 2020	In light of the emerging public health impact of the coronavirus, or COVID-19, and to support the health and well-being of our shareholders, Ameren Corporation’s 2020 Annual Meeting of Shareholders (“Annual Meeting”) will be held in a virtual meeting format only. You can participate in the Annual Meeting live via the Internet by visiting: www.virtualshareholdermeeting.com/AEE2020.

Voting Items

Proposals		Board Vote Recommendation	For Further Details
1.	Election of 13 Directors	“FOR” each director nominee	Page 14
2.	Advisory Approval of Executive Compensation	“FOR”	Page 44
3.	Ratification of PricewaterhouseCoopers LLP (“PwC”) as Independent Registered Public Accounting Firm for 2020	“FOR”	Page 81
4.	Shareholder Proposal to Require an Independent Board Chairman, if properly presented at the meeting	“AGAINST”	Page 85

Shareholders will also act on other business properly presented to the meeting. The Board of Directors of the Company presently knows of no other business to come before the meeting.

Who Can Vote

If you owned shares of the Company’s Common Stock at the close of business on March 9, 2020, you are entitled to vote at the meeting and at any adjournment thereof. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions that accompanied your proxy materials. Online check-in will begin at 9:45 a.m. CDT. Please allow ample time for the online check-in process.

Each share of Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals. In general, shareholders may vote prior to the Annual Meeting by telephone, the Internet or mail, or during the Annual Meeting by participating in the virtual meeting. See “ADDITIONAL INFORMATION — Questions and Answers About the Annual Meeting and Voting” for more details regarding how you may vote if you are a registered holder or a beneficial owner of shares held in “street name.”

Date of Mailing

On or about March 26, 2020, we began mailing to certain shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice. On or about March 26, 2020, we began mailing the accompanying proxy card to certain shareholders.

By order of the Board of Directors, Chonda J. Nwamu Senior Vice President, General Counsel and Secretary St. Louis, Missouri March 26, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 7, 2020:

This proxy statement and our 2019 Form 10-K, including consolidated financial statements, are available to you at www.amereninvestors.com/financial-info/proxy-materials.

4     Ameren Corporation

2020 Proxy Statement     5

Proxy Statement Summary

Below is a summary of information regarding the items to be voted on at the Annual Meeting. You should read the entire proxy statement carefully before voting.

Company Overview

Ameren Corporation (“Ameren,” or the “Company”) is a public utility holding company headquartered in St. Louis, Missouri. Ameren serves 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its rate-regulated utility subsidiaries: Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), and Ameren Illinois Company, doing business as Ameren Illinois (“Ameren Illinois”). Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service, but does not own any power generating assets. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects.

Ameren’s strategy is to invest in rate-regulated energy infrastructure, continuously improve operating performance, and advocate for responsible energy policies to deliver superior customer and shareholder value.

Our Value Proposition to Investors and Customers

Strong long-term growth outlook
●Expect strong compound annual earnings per share growth from 2020 through 2024, primarily driven by strong expected compound annual rate base growth
●Constructive frameworks for investment in all business segments
●Strong long-term infrastructure investment pipeline beyond 2024

Transitioning our generation portfolio to a cleaner energy mix in a responsible manner
●Targeting carbon emissions reductions of at least 80% below 2005 levels by 2050
●Plan to invest $1.2 billion for 700 megawatts of wind generation
●Coal-fired generation expected to be approximately 8% of total rate base by 2024

Attractive dividend
●Annualized equivalent dividend rate of $1.98 per share provides attractive yield
●Dividend increased in 2019 for the sixth consecutive year
●Expect payout ratio to range between 55% and 70% of annual earnings

Attractive total return potential
●Track record of delivering strong results
●Attractive combined earnings growth outlook and yield compared to regulated utility peers
●We believe execution of our strategy will deliver superior long-term value to both customers and shareholders

6       Ameren Corporation

Proxy Statement Summary

2019 Performance Highlights

The successful execution of our strategy drove strong results in 2019, as well as over the past five years. Key financial and operational highlights include the following:

Financial Highlights

$3.35
Earnings per diluted share
(GAAP)

$3.32
Weather-normalized earnings
per diluted share (non-GAAP)

In 2019, Ameren earned $3.35 per diluted share on a GAAP basis, and $3.32 per diluted share on a weather-normalized core (non-GAAP) basis.*

Execution of our strategy has driven a strong compound annual earnings per diluted share growth rate from year-end 2013 to year-end 2019 of 7 percent on a GAAP basis and 8 percent on a weather-normalized core (non-GAAP) basis.*

Total Shareholder Return

Ameren shares provided a total shareholder return (“TSR”) of approximately 21 percent in 2019, including an approximate 4 percent increase in the quarterly dividend during the fourth quarter of 2019. This was the sixth consecutive year the dividend was increased. For the three and five years ending December 31, 2019, Ameren shares provided a TSR of approximately 60 percent and 96 percent, respectively, which meaningfully exceeded the TSR of the S&P 500 Utility and Philadelphia Utility indices for these periods. Ameren’s TSR also ranked sixth among its 17-member peer group for the three-year performance period ended December 31, 2019.

$2.4 billion
in infrastructure

The Company invested approximately $2.4 billion in energy infrastructure in 2019 to better serve customers, which also drove strong rate base growth of approximately 11 percent. Over the last 5 years, we have invested approximately $11 billion in energy infrastructure, which drove robust compound annual rate base growth of approximately 8 percent. These investments have improved the safety and reliability of our electric and natural gas systems, improved the efficiency of our energy centers, enhanced our environmental footprint, and strengthened our cybersecurity posture while keeping our electric rates competitive and affordable.

*	See Appendix A for GAAP to weather-normalized core earnings reconciliation.

2020 Proxy Statement       7

Proxy Statement Summary

Operational and Regulatory Highlights

●Ameren’s residential electric rates remained well below the Midwest and national averages.
●Ameren Missouri has build-transfer agreements in place for up to 700 megawatts (“MWs”) of wind generation in Missouri, representing an approximately $1.2 billion investment, to comply with Missouri’s renewable energy standard and to support Ameren Missouri’s goal of reducing our carbon emissions below 2005 levels by at least 80 percent by 2050. Both acquisitions have received all regulatory approvals.
●Ameren Missouri began implementing its Smart Energy Plan, which was filed with the Missouri Public Service Commission (“MoPSC”) in February 2019. The Smart Energy Plan is designed to modernize Ameren Missouri’s electric infrastructure and includes investments that will upgrade the grid and accommodate more renewable energy.
●In May 2019, Ameren Missouri filed for certificates of convenience and necessity with the MoPSC to build three solar facilities in its service territory. Each 10-megawatt solar energy generation facility will connect to battery storage in order to improve system reliability.
●In October 2019, the MoPSC approved Ameren Missouri’s Charge Ahead program, which provides incentives for the development of over 1,000 electric vehicle charging stations along highways and at various locations in communities throughout Ameren Missouri’s service territory. This program is expected to promote the development of electric vehicle charging infrastructure that will enable long-distance electric vehicle travel and encourage electrification of the transportation sector.
●We continued to make significant investments in digital technologies that will help us deliver a pleasant and seamless experience to our customers when we interact with them. Our digital investments are also strengthening our cybersecurity and data privacy protections.
●In December 2019, the Illinois Commerce Commission (“ICC”) approved a $7 million decrease in Ameren Illinois’ annual electric distribution service rates beginning in January 2020, as well as a $10 million increase in Ameren Illinois’ annual energy efficiency program revenues beginning in January 2020. In each case, these amounts were consistent with Ameren Illinois’ request.
●During 2019, we continued our robust energy efficiency programs in both Missouri and Illinois. In 2019, we provided approximately $179 million in funding for these programs, which give our customers the ability to reduce their energy usage and help reduce emissions.
●Our Callaway nuclear energy center achieved the highest performance rating from the World Association for Nuclear Power Operations, evidencing continued strong safety and reliability performance.
●Ameren Transmission Company of Illinois completed its $267 million transmission line project in northeastern Missouri, the Mark Twain project, which will improve energy grid reliability and promote renewable and affordable energy, such as wind.

Other Highlights

●DiversityInc recognized the Company as third among the top six utilities in the nation for diversity and inclusion in 2019. And for the third time, Ameren was included in the top ten list of all regional companies.
●In 2019, we continued to provide extensive information regarding our sustainability initiatives through our annual Corporate Social Responsibility report, our responses to the annual climate change and water surveys conducted by CDP, and our other filings with the Securities and Exchange Commission (“SEC”). In addition, we again participated in the Edison Electric Institute’s (“EEI”) environmental, social and governance (“ESG”) and sustainability-related reporting initiative, and we issued a comprehensive climate risk report in March 2019.

8     Ameren Corporation

Proxy Statement Summary

ITEM 1
Election of Directors

●The nominees for director include 12 independent directors and the Company’s chairman, president and CEO.
●The Board of Directors believes that the diverse skills, experiences and perspectives represented by the nominees will continue to support effective oversight of the Company’s strategy and performance.
●For more information about the nominees’ qualifications, skills, and experiences, please see pages 16-22.

The Board unanimously recommends a vote “FOR” each of the 13 director nominees.

The following provides summary information about each director nominee. Each director nominee is elected annually by a majority of votes by shareholders entitled to vote and represented at the annual meeting.

		Director Since			Committee Membership
Name	Age		Occupation	Independent	ARC	HRC	NCGC	NOEC	FC
Warner L. Baxter	58	2014	Chairman, President and Chief Executive Officer of the Company
Cynthia J. Brinkley	60	2019	Retired Chief Administrative and Markets Officer, Centene Corporation	⚫		⚫		⚫
Catherine S. Brune	66	2011	Retired President, Allstate Protection Eastern Territory of Allstate Insurance Company	⚫	⚫		C
J. Edward Coleman	68	2015	Retired Executive Chairman of CIOX Health	⚫	C				⚫
Ward H. Dickson	57	2018	Executive Vice President and Chief Financial Officer of WestRock Company	⚫	⚫				⚫
Noelle K. Eder	50	2018	Executive Vice President and Chief Information and Digital Officer of Hilton Worldwide Holdings Inc.	⚫	⚫			⚫
Ellen M. Fitzsimmons	59	2009	Chief Legal Officer and Head of Enterprise Diversity and Human Resources of Truist Financial Corporation	⚫				⚫	⚫
Rafael Flores	64	2015	Retired Senior Vice President and Chief Nuclear Officer of Luminant	⚫			⚫	⚫
Richard J. Harshman	63	2013	Retired Executive Chairman and President and Chief Executive Officer of Allegheny Technologies Incorporated	⚫, L		⚫		C
Craig S. Ivey	57	2018	Retired President of Consolidated Edison Co. of New York, Inc.	⚫	⚫			⚫
James C. Johnson	67	2005	Retired General Counsel of Loop Capital Markets LLC	⚫		C	⚫
Steven H. Lipstein	64	2010	Retired President and Chief Executive Officer of BJC HealthCare	⚫		⚫	⚫
Stephen R. Wilson	71	2009	Retired Chairman, President and Chief Executive Officer of CF Industries Holdings, Inc.	⚫		⚫			C
ARC	Audit and Risk Committee	FC	Finance Committee	C	Member and Chair of a Committee
HRC	Human Resources Committee	NOEC	Nuclear, Operations and Environmental Sustainability Committee	L	Lead Director
NCGC	Nominating and Corporate Governance Committee

2020 Proxy Statement    9

Proxy Statement Summary

Board of Director Highlights

GENDER AND ETHNIC DIVERSITY	DIRECTOR SKILLS

TENURE

AGE

ITEM 2
Advisory Vote to Approve Executive Compensation (Say-on-Pay)

●The Company is asking shareholders to approve, on an advisory basis, the compensation of the executives named in the 2019 Summary Compensation Table in this proxy statement (the “Named Executive Officers”, or “NEOs”).
●For more information about the NEOs’ compensation, please see the Executive Compensation discussion on pages 45-80.

The Board unanimously recommends a vote “FOR” the advisory approval of executive compensation.

The Board has a long-standing commitment to strong corporate governance and recognizes the interests that shareholders have in executive compensation. The Company’s compensation philosophy is to provide a competitive total compensation program that is based on the size-adjusted median of the compensation opportunities provided by similar utility industry companies (the “Market Data”), adjusted for our short- and long-term performance and for the individual’s performance. The Board unanimously recommends a “FOR” vote because it believes that the Human Resources Committee, which is responsible for establishing the compensation for the NEOs, designed the 2019 compensation program to align the long-term interests of the NEOs with that of shareholders to maximize shareholder value.

10     Ameren Corporation

Proxy Statement Summary

2019 Executive Compensation Program Components

Type	Form	Terms
Fixed Pay	Base Salary	●Set annually by the Human Resources Committee based upon Market Data, executive performance and other factors.
Short-term incentives	Cash Incentive Pay	●Based upon the Company’s GAAP diluted earnings per share (“EPS”), safety performance and customer-focused measures with an individual performance modifier.
Long-term incentives	Performance Share Units (“PSUs”)
●70% of the value of the long-term incentive award is granted in the form of PSUs. PSUs have a three-year performance period with the award amount dependent on total shareholder return compared to utility industry peers.

	Restricted Stock Units (“RSUs”)	●30% of the value of the long-term incentive award is granted in the form of time-based RSUs. RSUs have a vesting period of approximately 38 months.
Other	Retirement Benefits
●Employee benefit plans available to all employees, including 401(k) savings and pension plans.
●Supplemental retirement benefits that provide certain benefits not available due to tax limitations.
●Deferred compensation program that provides the opportunity to defer part of base salary and short-term incentives, with earnings on the deferrals based on market rates.

	“Double-Trigger” Change of Control Protections	●Change of control severance pay and accelerated vesting of PSUs and RSUs require both (i) a change of control and (ii) a qualifying termination of employment.
	Limited Perquisites	●Company provides limited perquisites to the NEOs, such as financial and tax planning.

Fiscal 2019 Executive Compensation Highlights

The Company’s pay-for-performance program led to the following actual 2019 compensation being earned:

●	2019 annual short-term incentive base awards based on EPS, safety performance and customer-focused measures were earned at 145.85 percent of target, subject to the individual performance modifications discussed under “EXECUTIVE COMPENSATION MATTERS — Compensation Discussion and Analysis” below. This payout reflected strong financial and operational performance by the Company in 2019 that was due, in part, to the strong execution of the Company’s strategy, including successful execution of approximately $2.4 billion in capital projects, improved safety performance, solid reliability of its operations for the benefit of customers, strategic capital allocation, disciplined cost management and achieving constructive state regulatory outcomes.
●	The long-term incentive awards granted in 2017 were earned at 147.5 percent of target based on our strong TSR relative to the defined PSU peer group over the three-year measurement period (2017-2019), which was primarily driven by share price appreciation of approximately 46 percent. The January 1, 2017 PSU awards increased in value from $52.46 per share on the grant date to $76.80 per share as of December 31, 2019. Ameren ranked sixth out of the 17-member peer group. In addition, during the period, the Company's TSR significantly outperformed the S&P 500 Utility Index and the Philadelphia Utility Index, as shown on page 7. This strong performance was attributable to the sustained execution of the Company’s strategy that is delivering superior value to customers and shareholders.

2020 Proxy Statement    11

Proxy Statement Summary

The Company’s compensation program for 2019 was similar to the 2018 program, which was approved by approximately 94 percent of votes by shareholders entitled to vote and represented at the Company’s 2019 annual meeting. Highlights of the Company’s 2019 executive compensation program include:

●	pay opportunities appropriate to the size of the Company when compared to other companies in the utility industry;
●	a heavily performance-based pay program using multiple performance measures;
●	full disclosure of the financial performance drivers used in our incentives, in numeric terms;
●	a long-term incentive program that was primarily performance-based and aligned with shareholder interests through a link to stock price and measurement of total shareholder return versus peer companies;
●	a “clawback” provision for annual and long-term incentives in the event of financial restatements or conduct or activity that is detrimental to the Company or violates the confidentiality or non-solicitation provisions of the award;
●	stock ownership requirements for NEOs (and other senior executives), which align the interests of those executives and shareholders;
●	a prohibition against directors and executive officers pledging Company securities and against any transaction by directors and employees of the Company and its subsidiaries which hedges (or offsets) any decrease in the value of Company equity securities;
●	limited perquisites;
●	no excise tax gross-ups for change of control plan participants who began participating in the plan on or after October 1, 2009;
●	no backdating or repricing of equity-based compensation; and
●	retention of an independent compensation consultant engaged by, and who reports directly to, the Human Resources Committee.

ITEM 3
Ratification of PwC as Our Independent Registered Public Accounting Firm

●The Audit and Risk Committee of the Board has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
●Consistent with good governance practices, the Company is asking shareholders to ratify the appointment of PwC.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Set forth below is summary information with respect to PwC’s fees for services provided in fiscal 2019 and fiscal 2018.

	Year Ended December 31, 2019 ($)	Year Ended December 31, 2018 ($)
Audit Fees	4,121,000	3,593,025
Audit-Related Fees	355,000	215,000
Tax Fees	—	—
All Other Fees	216,562	62,600

12     Ameren Corporation

Proxy Statement Summary

ITEM 4 Shareholder Proposal, if Properly Presented The following proposal was submitted by shareholders: ●Proposal regarding an independent Board chair (Item 4)
The Board unanimously recommends a vote “AGAINST” the shareholder proposal.

2020 Proxy Statement    13

Corporate Governance

ITEM 1
Election of Directors

●The nominees for director include 12 independent directors and the Company’s chairman, president and CEO.
●The board believes that the diverse skills, experiences and perspectives represented by the nominees will continue to support effective oversight of the Company’s strategy and performance.
●For more information about the nominees’ qualifications, skills, and experiences, please see pages 16-22.

BOARD RECOMMENDATION FOR ELECTION OF DIRECTORS The Board unanimously recommends a vote “FOR” each of the 13 director nominees.

Thirteen directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. In the absence of instructions to the contrary, executed proxies will be voted in favor of the election of the persons listed below. In the event that any nominee for election as director should become unavailable to serve, votes will be cast for such substitute nominee or nominees as may be nominated by the Nominating and Corporate Governance Committee of the Board of Directors and approved by the Board of Directors, or the Board of Directors may reduce the size of the Board in accordance with the Company’s By-Laws and Restated Articles of Incorporation. The Board of Directors knows of no reason why any nominee will not be able to serve as director. The 13 nominees for director who receive the vote of at least a majority of the shares entitled to vote in the election of directors and represented in person or by proxy at the meeting at which a quorum is present will be elected. Shareholders may not cumulate votes in the election of directors. In the event that any nominee for reelection fails to obtain the required majority vote, such nominee will tender his or her resignation as a director for consideration by the Nominating and Corporate Governance Committee of the Board of Directors. The Nominating and Corporate Governance Committee will evaluate the best interests of the Company and its shareholders and will recommend to the Board the action to be taken with respect to any such tendered resignation. If there is a nominee, other than a nominee for reelection, who fails to obtain the required majority vote, such nominee will not be elected to the Board.

Information Concerning Nominees to the Board of Directors

●	The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has unanimously nominated the 13 directors named below for reelection.
●	If elected, each nominee will serve until the 2021 annual meeting of shareholders. Each nominee has consented to being nominated for director and has agreed to serve if elected.
●	In addition to the specific experiences, qualifications, attributes or skills detailed below, each nominee has demonstrated the highest professional and personal ethics, a broad experience in business, government, education or technology, the ability to provide insights and practical wisdom based on their experience and expertise, a commitment to enhancing shareholder value, compliance with legal and regulatory requirements, and the ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company.
●	In assessing the composition of the Board of Directors, the Nominating and Corporate Governance Committee recommends Board nominees so that, collectively, the Board is balanced by having the necessary experience, qualifications, attributes and skills and that no nominee is recommended because of one particular criterion, except that the Nominating and Corporate Governance Committee does believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules. See “— Board Composition and Refreshment — Consideration of Director Nominees” below for additional information regarding director nominees and the nominating process.

14     Ameren Corporation

Corporate Governance

●	No arrangement or understanding exists between any nominee and the Company or, to the Company’s knowledge, any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.
●	All of the nominees are currently directors of the Company and, except for Ms. Brinkley, all of the nominees were elected by shareholders at the Company’s prior annual meeting.

Qualifications and Experience
Board Tenure	6	1	9	5	2	2	11	5	7	2	15	10	11
Age	58	60	66	68	57	50	59	64	63	57	67	64	71
Active Executive	●				●	●	●
Customer Relations or Consumer Orientation Experience	●	●	●	●		●			●	●		●	●
Cyber / I.T./ Digital			●	●	●	●
Diversity (Gender)		●	●			●	●
Diversity (Race/Ethnicity)								●		●	●
Financial or Banking Experience	●		●	●	●	●	●		●		●	●	●
Legal Experience							●				●
Nuclear Experience	●							●
Operations Experience	●	●	●	●	●	●		●	●	●		●	●
Serves on Other Public Boards	●	●							●		●		●
Utilities / Regulatory Experience	●	●	●	●			●	●	●	●	●	●	●

2020 Proxy Statement    15

Corporate Governance

Warner L. Baxter Chairman, President and Chief Executive Officer of the Company Director since: 2014 Age: 58	OUTSIDE DIRECTORSHIPS: ●U.S. Bancorp, December 2015–Present ●UMB Financial Corporation, 2013–October 2015

EXECUTIVE EXPERIENCE:
Mr. Baxter began his career with Ameren Missouri in 1995 as Assistant Controller. He was named Controller of Ameren Missouri in 1996. Following the 1997 merger of Ameren Missouri and CIPSCO Incorporated, he served as Vice President and Controller of Ameren and Ameren Services. In 2001, Mr. Baxter was named Senior Vice President, Finance. From 2003 to 2009, Mr. Baxter was Executive Vice President and Chief Financial Officer of Ameren and certain of its subsidiaries, where he led the finance, strategic planning and enterprise risk management functions. From 2007 to 2009, he was also President and Chief Executive Officer of Ameren Services. From 2009 to 2014, Mr. Baxter served as the Chairman, President and Chief Executive Officer of Ameren Missouri. On February 14, 2014, Mr. Baxter succeeded Thomas R. Voss as President of the Company. Mr. Baxter succeeded Mr. Voss as Chief Executive Officer of the Company on April 24, 2014 and as Chairman of the Board on July 1, 2014. Prior to joining Ameren, Mr. Baxter served as senior manager in PwC’s national office in New York City from 1993 to 1995. From 1983 to 1993, Mr. Baxter worked in PwC’s St. Louis office, where he provided auditing and consulting services to clients in a variety of industries.

Mr. Baxter served as a director of Ameren Missouri from 1999 to 2014, and as a director of Ameren Illinois from 1999 to 2009.

SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Baxter’s extensive executive management and leadership experience; strong strategic planning, regulatory, accounting, financial, industry, risk management, government relations, operations and compensation skills and experience; tenure with the Company (and its current and former affiliates); and tenure and contributions as a current Board member, the Board concluded that Mr. Baxter should serve as a director of Ameren.

Cynthia J. Brinkley Retired Chief Administrative and Markets Officer, Centene Corporation Director since: 2019 Age: 60	STANDING BOARD COMMITTEES: ●Human Resources Committee ●Nuclear, Operations and Environmental Sustainability Committee OUTSIDE DIRECTORSHIPS: ●Energizer Holdings, Inc., 2014–Present

EXECUTIVE EXPERIENCE:
From November 2014 until her retirement in February 2019, Ms. Brinkley served in multiple senior leadership roles at Centene Corporation, a managed health care company, including chief administrative and markets officer from June 2018 to February 2019 and president and chief operating officer from November 2017 to June 2018. Prior to joining Centene, Ms. Brinkley served as vice president of global human resources at General Motors Company from 2011 to 2013. She also held various leadership roles at AT&T Inc., including senior vice president of talent development, chief diversity officer and president of AT&T Missouri.

SKILLS AND QUALIFICATIONS:
Based primarily upon Ms. Brinkley’s extensive executive management and leadership experience as a former president and chief operating officer of a leading managed health care company, as well as deep experience in the communities which Ameren serves and strong strategic planning, financial, regulatory, compensation, global human resources, telecommunications, operations, risk management and administrative skills and experience, the Board concluded that Ms. Brinkley should serve as a director of Ameren.

16     Ameren Corporation

Corporate Governance

Catherine S. Brune Retired President, Allstate Protection Eastern Territory of Allstate Insurance Company Director since: 2011 Age: 66	STANDING BOARD COMMITTEES: ●Audit and Risk Committee ●Nominating and Corporate Governance Committee (Chair) OUTSIDE DIRECTORSHIPS: ●None

EXECUTIVE EXPERIENCE:
Ms. Brune served as President of Allstate, a personal lines insurer, from October 2011 to November 2013 and oversaw Property/ Casualty operations in 23 states and Canada. Ms. Brune worked in various managerial capacities for Allstate from 1976 to 2013. She was elected the company’s youngest officer in 1986, moving into information technology in the early 1990s. In 2002, Ms. Brune was named Allstate’s Senior Vice President, Chief Information Officer. Ms. Brune was a member of Allstate’s senior leadership team. Ms. Brune retired from Allstate in November 2013.

SKILLS AND QUALIFICATIONS:
Based primarily upon Ms. Brune’s extensive executive management and leadership experience as a former president and chief information officer of a leading insurance company; strong cybersecurity, information technology, strategic planning, financial, regulatory, compensation, operations, customer relations, risk management and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Ms. Brune should serve as a director of Ameren.

J. Edward Coleman Retired Executive Chairman of CIOX Health Director since: 2015 Age: 68	STANDING BOARD COMMITTEES: ●Audit and Risk Committee (Chair) ●Finance Committee OUTSIDE DIRECTORSHIPS: ●Lexmark International, Inc., 2010–2016 ●Unisys Corporation, 2008–2014

EXECUTIVE EXPERIENCE:
Mr. Coleman served as Executive Chairman of CIOX Health, a health information management firm, from November 2018 through December 2019. Mr. Coleman previously served as Chief Executive Officer of CIOX Health from May 2016 to June 2017. Mr. Coleman served as Chairman and Chief Executive Officer of Unisys Corporation from October 2008 to December 2014. He previously served as Chief Executive Officer of Gateway, Inc. from 2006 to 2008, as Senior Vice President and President of Enterprise Computing Solutions at Arrow Electronics from 2005 to 2006, and as Chief Executive Officer of CompuCom Systems, Inc. from 1999 to 2004 and as Chairman of the Board from 2001 to 2004. Earlier in his career, he held various leadership positions at Computer Sciences Corporation and IBM Corporation.

SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Coleman’s extensive executive management and leadership experience as a former chief executive officer of both private and publicly traded technology companies; strong strategic planning, financial, cybersecurity, information technology, customer relations, compensation, operations and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Mr. Coleman should serve as a director of Ameren.

2020 Proxy Statement    17

Corporate Governance

Ward H. Dickson Executive Vice President and Chief Financial Officer of WestRock Company Director Director since: 2018 Age: 57	STANDING BOARD COMMITTEES: ●Audit and Risk Committee ●Finance Committee OUTSIDE DIRECTORSHIPS: ●None

EXECUTIVE EXPERIENCE:
Mr. Dickson serves as Executive Vice President and Chief Financial Officer of WestRock Company. Mr. Dickson previously served as Executive Vice President and Chief Financial Officer of RockTenn Company, the predecessor of WestRock Company, from September 2013 to July 2015, and in various positions at Cisco Systems from February 2006 to September 2013, most recently as Senior Vice President of Finance.

SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Dickson’s extensive executive management and leadership experience as the chief financial officer of an industrial manufacturing company and senior officer of a technology company; extensive financial experience, including accounting, capital markets, capital structure, capital allocation, mergers and acquisitions and investor relations; and significant risk management, cybersecurity, information technology, compensation and administrative skills and experience, the Board concluded that Mr. Dickson should serve as a director of Ameren.

Noelle K. Eder Executive Vice President and Chief Information and Digital Officer of Hilton Worldwide Holdings Inc. Director since: 2018 Age: 50	STANDING BOARD COMMITTEES: ●Audit and Risk Committee ●Nuclear, Operations and Environmental Sustainability Committee OUTSIDE DIRECTORSHIPS: ●None

EXECUTIVE EXPERIENCE:
Ms. Eder serves as Executive Vice President and Chief Information and Digital Officer of Hilton Worldwide Holdings Inc. From November 2016 to March 2018, Ms. Eder served as Chief Card Customer Experience Officer of Capital One Financial Corporation, and from September 2014 to November 2016, Ms. Eder served as Executive Vice President, Card Customer Experience of Capital One Financial Corporation. Earlier in her career, Ms. Eder held various positions at Intuit Inc., including as Senior Vice President and Chief Customer Care Officer from May 2013 to August 2014.

SKILLS AND QUALIFICATIONS:
Based primarily on Ms. Eder’s extensive executive and leadership experience as the executive vice president and chief information and digital officer of a hospitality company, as well as strong consumer-oriented, cybersecurity, digital, information technology, financial, risk management, and administrative skills and experience, the Board concluded that Ms. Eder should serve as a director of Ameren.

18     Ameren Corporation

Corporate Governance

Ellen M. Fitzsimmons Chief Legal Officer and Head of Enterprise Diversity and Human Resources of Truist Financial Corporation Director since: 2009 Age: 59	STANDING BOARD COMMITTEES: ●Finance Committee ●Nuclear, Operations and Environmental Sustainability Committee OUTSIDE DIRECTORSHIPS: ●None

EXECUTIVE EXPERIENCE:
Ms. Fitzsimmons has served as Chief Legal Officer and Head of Enterprise Diversity and Human Resources of Truist Financial Corporation since December 2019, having previously served as Corporate Executive Vice President, General Counsel and Corporate Secretary of its predecessor, SunTrust Banks, Inc., since 2018. From 2003 to November 2017, Ms. Fitzsimmons served as Senior and Executive Vice President of Law and Public Affairs, General Counsel and Corporate Secretary of CSX Corporation, a transportation supplier, which she joined in 1991. Ms. Fitzsimmons oversaw all legal, government relations and public affairs activities for CSX. During Ms. Fitzsimmons’ tenure with SunTrust and CSX, her responsibilities included key roles in public affairs and corporate governance-related areas.

SKILLS AND QUALIFICATIONS:
Based primarily upon Ms. Fitzsimmons’ extensive executive and leadership experience as the chief legal officer with broad responsibilities at a major financial services provider and a major transportation supplier, including strong legal, government relations, public affairs, regulatory, accounting, financial, risk management, internal audit, compliance, corporate governance, compensation, human resources, inclusion and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Ms. Fitzsimmons should serve as a director of Ameren.

Rafael Flores Retired Senior Vice President and Chief Nuclear Officer of Luminant Director since: 2015 Age: 64	STANDING BOARD COMMITTEES: ●Nominating and Corporate Governance Committee ●Nuclear, Operations and Environmental Sustainability Committee OUTSIDE DIRECTORSHIPS: ●None

EXECUTIVE EXPERIENCE:
Mr. Flores joined Luminant, a private Texas-based electric utility, in 1983 and served as Senior Vice President and Chief Nuclear Officer from 2009 to 2015. In this position, he oversaw operations at the Comanche Peak Nuclear Power Plant in Texas, reported nuclear matters directly to Luminant’s nuclear oversight advisory board and represented Luminant with the Nuclear Regulatory Commission, the Institute of Nuclear Power Operations, the Nuclear Energy Institute and on various committees and working groups in the nuclear industry.

SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Flores’ extensive executive and leadership experience as senior vice president and chief nuclear officer of an electric utility; government relations, public affairs, regulatory, industry, risk management, compensation, operations and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Mr. Flores should serve as a director of Ameren.

2020 Proxy Statement     19

Corporate Governance

Richard J. Harshman Retired Executive Chairman, President and Chief Executive Officer of Allegheny Technologies Incorporated Director since: 2013 Lead Director since: 2018 Age: 63
STANDING BOARD COMMITTEES:
●Human Resources Committee
●Nuclear, Operations and Environmental Sustainability Committee (Chair)

OUTSIDE DIRECTORSHIPS:
●Allegheny Technologies Incorporated, 2011– 2019
●PNC Financial Services Group, Inc., 2019–Present

EXECUTIVE EXPERIENCE:
Mr. Harshman served as Chairman, President and Chief Executive Officer of Allegheny Technologies Incorporated (ATI), a producer of specialty materials and components to the global electrical energy, aerospace and defense, oil and gas, chemical process industry, medical, and other diversified consumer and durable goods markets, from May 2011 through December 2018 and as Executive Chairman from May 2011 through May 2019. Prior to becoming Chairman, President and CEO, Mr. Harshman served as ATI’s President and Chief Operating Officer from August 2010 to May 2011, and Executive Vice President and Chief Financial Officer from December 2000 to August 2010.

SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Harshman’s extensive executive management and leadership experience as the chairman, president and chief executive officer, and previously the chief financial officer, of a specialty materials manufacturer; his significant strategic planning, financial, operations, regulatory, industry, customer relations, leadership development, talent acquisition and retention, compensation administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Mr. Harshman should serve as a director of Ameren.

Craig S. Ivey Retired President of Consolidated Edison Company of New York, Inc. Director since: 2018 Age: 57	STANDING BOARD COMMITTEES: ●Audit and Risk Committee ●Nuclear, Operations and Environmental Sustainability Committee OUTSIDE DIRECTORSHIPS: ●None

EXECUTIVE EXPERIENCE:
Mr. Ivey served as President of Consolidated Edison Company of New York, Inc. (Con Edison) from 2009 through 2017. Con Edison provides electric service to approximately 3.4 million customers and delivers gas to approximately 1.1 million customers in New York City and Westchester County; it also operates the largest steam distribution system in the United States for customers in New York City. He previously served in various positions at Dominion Resources, an electric utility company in Virginia, from 1985 to 2009, most recently as Senior Vice President for Transmission and Distribution.

SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Ivey’s extensive executive management and leadership experience as the president and senior vice president of regulated utility companies and his significant strategic planning, regulatory, industry, risk management, government relations, operations, and customer relations skills and experience; and contributions as a current Board and committee member, the Board concluded that Mr. Ivey should serve as a director of Ameren.

20     Ameren Corporation

Corporate Governance

James C. Johnson Retired General Counsel, Loop Capital Markets LLC Director since: 2005 Age: 67
STANDING BOARD COMMITTEES:
●Human Resources Committee (Chair)
●Nominating and Corporate Governance Committee

OUTSIDE DIRECTORSHIPS:
●Hanesbrands Inc., 2006–Present
●Energizer Holdings, Inc., 2013–Present
●Edgewell Personal Care Company, 2015–Present

EXECUTIVE EXPERIENCE:
Mr. Johnson served as General Counsel of Loop Capital Markets LLC, a financial services firm, from November 2010 to December 2013. From 1998 until 2009, Mr. Johnson served in a number of responsible positions at The Boeing Company, an aerospace and defense firm, including serving as Vice President, Corporate Secretary and Assistant General Counsel from 2003 until 2007 and as Vice President and Assistant General Counsel, Commercial Airplanes, from 2007 until his retirement in March 2009.

SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Johnson’s extensive executive management and leadership experience as the former general counsel of a financial services firm and as the former vice president, corporate secretary and assistant general counsel of an aerospace and defense firm; his strong legal, compliance, risk management, board-management relations, corporate governance, finance, regulatory and compensation skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Mr. Johnson should serve as a director of Ameren.

Steven H. Lipstein Retired President and Chief Executive Officer of BJC HealthCare Director since: 2010 Age: 64	STANDING BOARD COMMITTEES: ●Human Resources Committee ●Nominating and Corporate Governance Committee OUTSIDE DIRECTORSHIPS: ●BJC HealthCare (non-profit organization), 1999–2017

EXECUTIVE EXPERIENCE:
Mr. Lipstein served as President and Chief Executive Officer of BJC HealthCare, one of the largest non-profit healthcare organizations in the United States, from 1999 through 2016, and as Chief Executive Officer through December 2017. From 1982 to 1999, Mr. Lipstein held various executive positions within The University of Chicago Hospitals and Health System and The Johns Hopkins Hospital and Health System. Mr. Lipstein served as Chairman of the Federal Reserve Bank of St. Louis from 2009 to 2011.

SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Lipstein’s extensive executive management and leadership experience as the former chief executive officer and president of a healthcare organization; strong strategic planning, banking, regulatory, financial, customer relations, operations, compensation and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Mr. Lipstein should serve as a director of Ameren.

2020 Proxy Statement     21

Corporate Governance

Stephen R. Wilson Retired Chairman, President and Chief Executive Officer of CF Industries Holdings, Inc. Director since: 2009 Age: 71
STANDING BOARD COMMITTEES:
●Finance Committee (Chair)
●Human Resources Committee

OUTSIDE DIRECTORSHIPS:
●CF Industries Holdings, Inc., 2005–2014
●Terra Nitrogen GP, Inc., 2010–2014
●GATX Corporation, 2014–Present
●Keytrade AG, 2016–Present

EXECUTIVE EXPERIENCE:
Mr. Wilson is the retired Chairman, President and Chief Executive Officer of CF Industries Holdings, Inc., a manufacturer and distributor of nitrogen fertilizer products. He served in those capacities from April 2005 until his retirement in May 2014, as President and Chief Executive Officer of CF Industries, Inc. (a predecessor company) from 2003 to 2005 and as Chief Financial Officer from 1991 to 2003.

SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Wilson’s extensive executive management and leadership experience as the former chairman, president and chief executive officer and the former chief financial officer of an industrial manufacturing company; strong strategic planning, financial, operations, risk management, regulatory, compensation, customer relations and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Mr. Wilson should serve as a director of Ameren.

Board Composition and Refreshment

●	The Nominating and Corporate Governance Committee regularly evaluates the composition of the Board in light of the Company’s strategy and the tenure of the members of the Board.
●	We maintain a director retirement age of 72. A director who attains age 72 must submit a letter to the Nominating and Corporate Governance Committee offering his or her resignation from the Board, effective with the end of the director’s elected term. The Nominating and Corporate Governance Committee will review the appropriateness of continued service on the Board of Directors by that director and make a recommendation to the Board of Directors and, if applicable, repeat such review annually thereafter.
●	In addition, the Corporate Governance Guidelines provide that a director who undergoes a significant change with respect to principal employment is required to notify the Nominating and Corporate Governance Committee and offer his or her resignation from the Board. The Nominating and Corporate Governance Committee will then evaluate the facts and circumstances and make a recommendation to the Board whether to accept the offered resignation or request that the director continue to serve on the Board.

22     Ameren Corporation

Corporate Governance

Board Effectiveness

The Board and the Committee have been actively focused on refreshment to ensure the Board continues to reflect an appropriate mix of skills, attributes and experiences.

Steps to improve Board Effectiveness

●Regular evaluation of the Board in light of the Company’s strategy
●Identify director candidates with diverse backgrounds and experiences
●Retirement age policy
●Commitment to robust director succession planning
●Annual Board and committee performance self-evaluations

Outcomes

●Four new directors added in less than two years
●>50% of Board nominees are gender or ethnically diverse
●Further skills added to the Board since 2018 include:
●Customer relations experience
●Cyber / IT / Digital experience
●Financial experience
●Utilities / Regulatory experience
●Operations experience
●Active executive

●	In 2017 and 2018, the Nominating and Corporate Governance Committee engaged a nationally-recognized, leading third-party search firm to assist in identifying and evaluating potential director nominees. In 2018, three independent directors were added to the Board, in each case following extensive search and evaluation processes that included robust succession planning discussions at nearly all of the 2018 meetings of the Nominating and Corporate Governance Committee and the Board of Directors. In 2019, one independent director was elected to the Board following similarly robust succession planning discussions during several meetings in 2019.

Board Diversity

AGE	GENDER	RACE/ETHNICITY	TENURE

Consideration of Director Nominees

The Nominating and Corporate Governance Committee will consider director nominations from shareholders in accordance with the Company’s Policy Regarding Nominations of Directors (“Director Nomination Policy”), a copy of which can be found on the Company’s website. The Nominating and Corporate Governance Committee will consider as a candidate any director of the Company who has indicated to the Nominating and Corporate Governance Committee that he or she is willing to stand for reelection as well as any other person who is recommended by any shareholders of the Company who provide the required information and certifications within the time requirements, as set forth in the Director Nomination Policy. The Nominating and Corporate Governance Committee may also undertake its own search process for candidates and may retain the services of professional search firms or other third parties to assist in identifying and evaluating potential nominees.

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Corporate Governance

In considering a potential nominee for the Board, shareholders should note that in selecting candidates, the Nominating and Corporate Governance Committee endeavors to find individuals of high integrity who have a solid record of leadership and accomplishment in their chosen fields and who display the independence to effectively represent the best interests of all shareholders. Candidates are selected for their ability to exercise good judgment, to provide practical insights and diverse perspectives and to contribute to the regular refreshment of skill sets represented on the Board. Candidates also will be assessed in the context of the then-current composition of the Board, the average tenure of the Board, the operating requirements of the Company and the long-term interests of all shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee will, in connection with its assessment and recommendation of candidates for director, consider diversity (including, but not limited to, gender, race, ethnicity, age, experience and skills), director tenure, board refreshment and such other factors as it deems appropriate given the then-current and anticipated future needs of the Board and the Company, and to maintain a balance of perspectives, qualifications, qualities and skills on the Board. In such cases, the Nominating and Corporate Governance Committee will direct its third-party search firm to provide a list of candidates dominated by certain underrepresented categories, such as women or racial or ethnic minorities. These focused searches have contributed to the diversity of the Company’s current Board. The Nominating and Corporate Governance Committee considers and assesses the implementation and effectiveness of its diversity policy in connection with Board nominations annually. Although the Nominating and Corporate Governance Committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the Board members, nominees for each election or appointment of directors will be evaluated using a substantially similar process and under no circumstances will the Nominating and Corporate Governance Committee evaluate nominees recommended by a shareholder of the Company pursuant to a process substantially different than that used for other nominees for the same election or appointment of directors.

The Nominating and Corporate Governance Committee considers the following qualifications at a minimum in recommending to the Board potential new Board members, or the continued service of existing members:

●	the highest professional and personal ethics;
●	broad experience in business, government, education or technology;
●	ability to provide insights and practical wisdom based on their experience and expertise;
●	commitment to enhancing shareholder value;
●	sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number;
●	compliance with legal and regulatory requirements;
●	ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company; and
●	independence; a substantial majority of the Board shall consist of independent directors, as defined by the Company’s Director Nomination Policy. See “— Board Structure — Director Independence” below.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Nominating and Corporate Governance Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules. In addition, because the Company is committed to maintaining its tradition of inclusion and diversity within the Board, each assessment and selection of director candidates will be made by the Nominating and Corporate Governance Committee in compliance with the Company’s policy of non-discrimination based on race, color, religion, sex, national origin, ethnicity, age, disability, veteran status, pregnancy, marital status, sexual orientation or any other reason prohibited by law. The Nominating and Corporate Governance Committee considers and assesses the implementation and effectiveness of its diversity policy in connection with Board nominations annually to assure that the Board contains an effective mix of individuals to best advance the Company’s long-term business interests.

24     Ameren Corporation

Corporate Governance

The Company’s Director Nomination Policy requires all directors standing for reelection to agree that in the event that any director fails to obtain the required majority vote at an annual meeting of shareholders, such director will tender his or her resignation as a director. The Nominating and Corporate Governance Committee will evaluate the best interests of the Company and its shareholders and will recommend to the Board the action to be taken with respect to such tendered resignation.

The Board’s Role and Responsibilities

Overview

The Board oversees the strategic direction of the Company in the long-term interests of the Company and its shareholders. The Board’s major responsibilities include:

●	Overseeing enterprise risk management;
●	Reviewing and approving strategic and operating plans, financial objectives and other significant actions;
●	Creating and maintaining an effective governance structure, including appropriate Board composition and planning for Board succession;
●	Overseeing our legal, regulatory and ethical compliance programs, including those relating to the preparation of financial statements and other public disclosures;
●	Evaluating CEO and senior management performance and determining executive compensation; and
●	Planning for CEO succession and monitoring management’s succession planning for other key executive officers.

Risk Oversight Process

Given the importance of monitoring risks, the Board has charged its Audit and Risk Committee with oversight responsibility of the Company’s overall enterprise risk management process, which includes the identification, assessment, mitigation and monitoring of risks on a Company-wide basis. Our enterprise risk management program is a comprehensive, consistently applied management framework that is designed to ensure all forms of risk and opportunity are identified, reported and managed in an effective manner. Risk management is embedded into business processes and key decision-making at all levels of the Company.

The Audit and Risk Committee meets on a regular basis to review the enterprise risk management processes, at which time applicable members of senior management provide reports to the Audit and Risk Committee. The Audit and Risk Committee coordinates this oversight with other committees of the Board having primary oversight responsibility for specific risks (see “— BOARD COMMITTEES” below). Each of the Board’s standing committees receives regular reports from members of senior management concerning its assessment of Company risks within the purview of such committee. Each such committee also has the authority to engage independent advisers. The risks that are not specifically assigned to a Board committee are considered by the Audit and Risk Committee through its oversight of the Company’s enterprise risk management process. The Audit and Risk Committee then discusses with members of senior management methods to mitigate such risks.

Notwithstanding the Board’s oversight delegation to the Audit and Risk Committee, the entire Board is actively involved in risk oversight. The Audit and Risk Committee annually reviews for the Board which committees maintain oversight responsibilities described above and the overall effectiveness of the enterprise risk management process. In addition, at each of its meetings, the Board receives a report from the Chair of the Audit and Risk Committee, as well as from the Chair of each of the Board’s other standing committees identified below, each of which is chaired by an independent director in accordance with the committee charters. Through the process outlined above, the Board believes that its leadership structure provides effective oversight of the Company’s risk management.

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Corporate Governance

RISK MANAGEMENT OVERSIGHT STRUCTURE

Board of Directors ●Oversees all significant enterprise risks

Audit and Risk Committee	Finance Committee	Human Resources Committee	Nominating and Corporate Governance Committee	Nuclear, Operations and Environmental Sustainability Committee
●Enterprise risk management processes, including strategic, operational, and cybersecurity risks.
●Financial and accounting matters, including the independent registered public accountants, compliance with legal and regulatory requirements, and financial reporting and internal controls systems.
	●Financial affairs of the Company and its subsidiaries, including liquidity and financing matters, major capital investments and other significant transactions.	●Compensation practices and policies relating to the CEO and executive management. ●Human capital management practices and policies, including diversity and inclusion.	●Corporate governance, including Board and committee composition, key corporate governance policies and procedures, and public affairs matters.
●Risks relating to the operation of the Company’s nuclear and other electric generation and electric and gas transmission and distribution services, including regulatory, reputation, business continuity, and environmental sustainability risks, including those related to climate change and water resource management.

Consideration of Risks Associated with Environmental, Social and Governance Matters
We are committed to operating in a sustainable manner and are doing this by carefully balancing our key responsibilities to our customers and the communities we serve, our co-workers, our shareholders, and the environment. Reflecting this balanced approach to sustainability, Ameren’s commitment to strong corporate governance includes policies and principles that integrate ESG matters into our broader risk management and strategic planning initiatives. We are focused on ensuring that our corporate governance and enterprise risk management practices protect and enhance long-term shareholder value and reflect our environmental stewardship.

Working closely with the Nuclear, Operations and Environmental Sustainability Committee, the full Board of Directors oversees environmental matters as they relate to policy and strategy, including those related to planning for the potential implications of climate-related risks. The Board routinely considers environmental issues (including climate issues) and assesses how they impact the Company’s operations, strategies and risk profile. The Company’s directors engage in vigorous discussions regarding these issues in which they express and consider diverse points of view. The Board has a diverse range of skills that make it well-positioned to address the risks and opportunities associated with environmental issues. These include extensive energy industry, strategic planning, financial, cyber, and regulatory experience, as well as environmental and legal expertise. In addition to the Board’s direct oversight, standing committees of the Board have the following responsibilities:

●

The Audit and Risk Committee oversees Ameren’s enterprise risk management program, which includes strategic and operational risks, as well as the processes, guidelines, and policies for identifying, assessing, monitoring, and mitigating such risks, which include climate-related risks.

●

The Nuclear, Operations and Environmental Sustainability Committee was renamed from the former Nuclear and Operations Committee and undertook additional oversight responsibilities in March 2020 to reflect the Board’s focus on environmental sustainability matters and to further support the Company’s commitment to environmental stewardship. In addition to overseeing and reviewing the Company’s operations, including safety, performance, environmental and compliance issues, the committee’s duties and responsibilities were expanded to include oversight of the Company’s risks, policies, and performance related to environmental sustainability matters, including those related to climate change and water resource management. Senior management updates the Nuclear, Operations and Environmental Sustainability Committee on all aspects of the Company’s operations throughout the year, including long-term generation planning, compliance with environmental regulations, and environmental sustainability matters.

●

The Nominating and Corporate Governance Committee oversees the Company’s corporate governance, which includes review of the Company’s proxy statements, shareholder proposals, the Company’s responses to shareholder proposals and any reports the Company issues in response to shareholder proposals.

26     Ameren Corporation

Corporate Governance

We provide extensive information regarding our sustainability initiatives through our website, including in our annual Corporate Social Responsibility report, our responses to the annual climate change and water surveys conducted by CDP (formerly known as the Carbon Disclosure Project), and our other filings with the SEC. In addition, we are among the initial steering committee members of, and are participating in, the Edison Electric Institute’s (“EEI”) ESG and sustainability-related reporting program. This program has developed a reporting framework to enable utility companies to provide the financial sector with key ESG and sustainability information on a more uniform and consistent basis. EEI’s reporting framework includes both a quantitative section with data on recent greenhouse gas emissions, as well as a 2005 baseline for comparison, and a qualitative section with a discussion of the company’s ESG and sustainability strategy and governance. Our EEI ESG/Sustainability reports under this framework, which are available on our website at www.amereninvestors.com/corporate-governance/EEI-ESG-Sustainability, include greenhouse gas emissions data and other ESG data. We have also issued a climate risk report that includes analysis of the impact of technological and policy changes that are consistent with limiting global warming and a report on our responsible management of coal combustion residuals.

Consideration of Risks Associated with Compensation

In evaluating the material elements of compensation available to executives and other Company employees, the Human Resources Committee takes into consideration whether the Company’s compensation policies and practices may incentivize behaviors that might lead to excessive risk taking. The Human Resources Committee, with the assistance of its independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), and Company management, reviews the Company’s compensation policies and practices each year for design features that have the potential to encourage excessive risk taking. The program contains multiple design features that manage or mitigate these potential risks, including:

●	an appropriate balance of fixed and variable pay opportunities;
●	caps on incentive plan payouts;
●	the use of multiple performance measures in the compensation program;
●	measurement of performance at the corporate level;
●	a mix between short-term and long-term incentives, with an emphasis for executives on rewarding long-term performance;
●	Committee discretion regarding individual executive awards;
●	oversight by non-participants in the plans;
●	a code of conduct, internal controls and other measures implemented by the Company;
●	anti-hedging and anti-pledging policies for executives;
●

a clawback provision in the 2014 Omnibus Incentive Compensation Plan (the “2014 Plan”) and the 2006 Omnibus Incentive Compensation Plan (the “2006 Plan”) that applies to annual and long-term incentive plan grants; and

●

stock ownership requirements applicable to members of the Company’s management team (including the NEOs, other officers who are subject to reporting under Section 16 of the Securities Exchange Act of 1934 (collectively, the “Section 16 Officers”), and other members of the Company’s Senior Leadership Team) and stock ownership guidelines applicable to all other members of the Company’s management team.

Based upon the above considerations, the Human Resources Committee determined that the Company’s compensation policies and practices are not reasonably likely to create risks that have a material adverse effect on the Company.

Management Succession Planning and Human Capital Management

The Board, consulting with the Human Resources Committee, the Chairman and Chief Executive Officer and others, as it considers appropriate, establishes and reviews policies and procedures regarding succession to the Chief Executive Officer position in the event of emergency or retirement. In furtherance thereof, the Board and the Human Resources Committee meet periodically in executive session to plan for succession with respect to the position of Chief Executive Officer and to monitor management’s succession planning for other key executives.

2020 Proxy Statement     27

Corporate Governance

In 2018, the Human Resources Committee charter was amended to provide that the Human Resources Committee will review and discuss with management the Company’s human capital management practices and policies, including diversity and inclusion initiatives.

Shareholder Outreach and Engagement

The Company maintains an active shareholder engagement program to ensure regular communication with shareholders regarding areas of interest or concern. Each year, we conduct outreach to shareholders owning a significant percentage of our outstanding shares of Common Stock.

The Company’s outreach meetings have historically focused on its governance practices, executive compensation, and environmental matters and oversight. Shareholder feedback and suggestions that we receive are reported to the Nominating and Corporate Governance Committee, the Human Resources Committee, the Nuclear, Operations and Environmental Sustainability Committee, or the entire Board, as applicable, for consideration. Our recent engagement efforts have influenced:

●	the addition of oversight responsibilities for environmental sustainability for the Nuclear, Operations and Environmental Sustainability Committee, as discussed in more detail under “— The Board’s Role and Responsibilities — Consideration of Risks Associated with Environmental, Social and Governance Matters” above;
●	the development and issuance of our reports regarding climate risk and coal ash management;
●	the incorporation of an environmental metric into our long-term incentive compensation program;
●	our sustainability reporting, including the information presented in our EEI ESG/Sustainability reports;
●	the presentation of an enhanced director skills matrix in the proxy statement;
●	the presentation of an expanded discussion of our Board of Director refreshment process in the proxy statement; and
●	the terms of our shareholder special meeting by-law that was adopted in February 2017.

Board Structure

Board Leadership Structure

The Company’s By-Laws and Corporate Governance Guidelines delegate to the Board of Directors the right to exercise its discretion to either separate or combine the offices of Chairman of the Board and Chief Executive Officer. The Board annually considers the appropriate leadership structure for the Company and has concluded that the Company and its shareholders are best served by the Board retaining discretion to determine whether the same individual should serve as both Chairman of the Board and Chief Executive Officer. This decision is based upon the Board’s determination of what is in the best interests of the Company and its shareholders, in light of then-current and anticipated future circumstances and taking into consideration succession planning, skills and experience of the individual(s) filling those positions, and other relevant factors. The independent members of the Board have determined that the Board leadership structure that is most appropriate at this time, given the specific characteristics and circumstances of the Company and the skills and experience of Mr. Baxter, is a leadership structure that combines the roles of Chairman of the Board and Chief Executive Officer with Mr. Baxter filling those roles for the following primary reasons:

●	such a Board leadership structure with combined Chairman and Chief Executive Officer roles has previously served the Company and its shareholders well, and the Board expects that the structure will continue to serve them well, based primarily on Mr. Baxter’s background, skills and experience, as detailed in his biography above;
●	pursuant to the Company’s Corporate Governance Guidelines, when the Chairman of the Board is the Chief Executive Officer or an employee of the Company, the Company has a designated independent Lead Director (as defined and discussed below), selected by the Company’s Nominating and Corporate Governance Committee and ratified by vote of the independent directors, with clearly delineated and comprehensive duties and responsibilities as set forth in the Company’s Corporate Governance Guidelines, which provides the Company with a strong and appropriate counterbalancing governance and leadership structure that is designed so that independent directors exercise oversight of the Company’s management and key issues, including strategy and risk;

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●	only independent directors chair and serve on all standing Board committees, including the Audit and Risk Committee, the Human Resources Committee and the Nominating and Corporate Governance Committee;
●	independent directors hold executive sessions of the Board at every regularly scheduled Board meeting that are led by the Lead Director, outside the presence of the Chairman, the Chief Executive Officer or any other Company employee, and meet in private session with the Chief Executive Officer at every regularly scheduled Board meeting;
●	the Company has established a Policy Regarding Communications to the Board of Directors for all shareholders and other interested parties;
●	A non-independent Chairman of the Board continues to be the principal board leadership structure among public companies in the United States, including the Company’s peer companies; and
●	there is no empirical evidence that separating the roles of Chairman and Chief Executive Officer improves returns for shareholders.

The Board recognizes that, depending on the specific characteristics and circumstances of the Company, other leadership structures might also be appropriate. A Board leadership structure that separates the roles of Chairman of the Board and Chief Executive Officer has previously served the Company and its shareholders well and may serve them well in the future. The Company is committed to reviewing this determination on an annual basis.

According to the Company’s Corporate Governance Guidelines, when the Chairman of the Board is the Chief Executive Officer or an employee of the Company, the Nominating and Corporate Governance Committee of the Board of Directors will select an independent director to preside at or lead the executive sessions (which selection will be ratified by vote of the independent directors of the Board of Directors) (the “Lead Director”). The Company’s Corporate Governance Guidelines provide that the Lead Director will serve a one-year term and that it is expected that the Lead Director will serve at least three and no more than five consecutive terms in order to facilitate the rotation of the Lead Director position while maintaining experienced leadership. The Company’s Corporate Governance Guidelines set forth the authority, duties and responsibilities of the Board of Directors’ Lead Director as follows:

●	preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
●	convene and chair meetings of the independent directors in executive session at each Board meeting;
●	solicit the non-management directors for advice on agenda items for meetings of the Board;
●	serve as a liaison between the Chairman and Chief Executive Officer and the independent directors;
●	call meetings of the independent directors;
●	collaborate with the Chairman and Chief Executive Officer in developing the agenda for meetings of the Board and approve such agendas;
●	consult with the Chairman and Chief Executive Officer on and approve information that is sent to the Board;
●	collaborate with the Chairman and the Chief Executive Officer and the Chairs of the standing Board committees in developing and managing the schedule of meetings of the Board and approve such schedules to assure that there is sufficient time for discussion of all agenda items; and
●	if requested by major shareholders, ensure that he or she is available for consultation and direct communication.

In performing the duties described above, the Lead Director is expected to consult with the Chairs of the appropriate Board committees and solicit their participation. The Lead Director also performs such other duties as may be assigned to the Lead Director by the Company’s By-Laws or the Board of Directors.

Director Independence

Pursuant to NYSE listing standards, the Company’s Board of Directors has adopted a formal set of categorical independence standards with respect to the determination of director independence. These standards are set forth in the Company’s Director Nomination Policy. The provisions of the Director Nomination Policy regarding director independence meet and in some areas exceed the NYSE listing standards. In accordance with the Director Nomination Policy, in order to be considered independent a director must be determined to have no material relationship with the Company other than as a director.

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The Director Nomination Policy specifies the criteria by which the independence of our directors will be determined.

Under the Director Nomination Policy, an “independent director” is one who:

●	has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company;
●	is not an employee of the Company and no member of his or her immediate family is an executive officer of the Company;
●	has not been employed by the Company and no member of his or her immediate family has been an executive officer of the Company during the past three years;
●

has not received and no member of his or her immediate family has received more than $120,000 per year in direct compensation from the Company in any capacity other than as a director or as a pension for prior service during the past three years;

●

is not currently a partner or employee of a firm that is the Company’s internal or external auditor; does not have an immediate family member who is a current partner of the Company’s internal or external auditor; does not have an immediate family member who is a current employee of the Company’s internal or external auditor and who personally works on the Company’s audit; and for the past three years has not, and no member of his or her immediate family has been a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

●

is not and no member of his or her immediate family is currently, and for the past three years has not been, and no member of his or her immediate family has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs the director or an immediate family member of the director;

●

is not an executive officer or an employee, and no member of his or her immediate family is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single year, exceeds the greater of $1 million or two percent of such other company’s consolidated revenues during any of the past three years;

●	is free of any relationships with the Company that may impair or appear to impair his or her ability to make independent judgments; and
●

is not and no member of his or her immediate family is employed as an executive officer of a charitable organization that receives contributions from the Company or a Company charitable trust, in an amount which exceeds the greater of $1 million or two percent of such charitable organization’s total annual receipts.

For purposes of determining a “material relationship,” the following standards are utilized:

●

any payments by the Company to a director’s primary business affiliation or the primary business affiliation of an immediate family member of a director for goods or services, or other contractual arrangements, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

●

the aggregate amount of such payments must not exceed two percent of the Company’s consolidated gross revenues; provided, however, there may be excluded from this two percent standard payments arising from (a) competitive bids which determined the rates or charges for the services and (b) transactions involving services at rates or charges fixed by law or governmental authority.

For purposes of these independence standards, (i) immediate family members of a director include the director’s spouse, parents, stepparents, children, stepchildren, siblings, mother- and father-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone (other than domestic employees) who shares the director’s home and (ii) the term “primary business affiliation” means an entity of which the director or the director’s immediate family member is a principal/executive officer or in which the director or the director’s immediate family member holds at least a five percent equity interest.

In accordance with the Director Nomination Policy, the Board undertook its annual review of director and director nominee independence. During this review, the Board considered transactions and relationships between each director and director nominee or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors, nominees or any member of their immediate family (or any entity

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of which a director, director nominee or an immediate family member is an executive officer, general partner or significant equity holder). As provided in the Director Nomination Policy, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director or nominee is independent.

In evaluating the independence of directors, the Board considered all transactions between the Company and entities with which the directors and nominees are associated. Directors Brinkley, Dickson, Eder, Fitzsimmons, Harshman and Johnson are affiliated with companies that purchased services from and/or sold services to the Company or its subsidiaries, which services were either rate-regulated or competitively bid. Directors Brinkley, Eder, Fitzsimmons, and Harshman are affiliated with companies that purchased services from and/or sold services to the Company or its subsidiaries, which services were not rate-regulated or competitively bid but which were entered into in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. In each case, the Board determined that the transactions were significantly below the thresholds under the director independence standards, under the NYSE requirements, and under the Company’s own standard for determining “material relationships” and did not affect the directors’ independence.

The Board also reviewed all contributions made by the Company and its subsidiaries to charitable organizations with which the directors or their immediate family members serve as an executive officer. The Board determined that the contributions were consistent with similar contributions, were approved in accordance with the Company’s normal procedures and were under the thresholds of the director independence requirements.

All of the referenced transactions discussed above were ordinary course commercial transactions made on an arm’s-length basis and on terms comparable to those generally available to unaffiliated third parties under the same or similar circumstances. The Board considered each of these transactions and relationships and determined that none of them was material or affected the independence of directors involved under either the general independence standards contained in the NYSE’s listing standards or the categorical standards contained in our Director Nomination Policy.

As a result of this review, the Board, at its meeting in February 2020, affirmatively determined that the following directors are independent under the standards set forth in the Director Nomination Policy: Cynthia J. Brinkley, Catherine S. Brune, J. Edward Coleman, Ward H. Dickson, Noelle K. Eder, Ellen M. Fitzsimmons, Rafael Flores, Richard J. Harshman, Craig S. Ivey, James C. Johnson, Steven H. Lipstein and Stephen R. Wilson; and that Warner L. Baxter, as President and Chief Executive Officer of the Company, is not independent under the Director Nomination Policy.

All members of the Audit and Risk Committee, the Human Resources Committee, the Nominating and Corporate Governance Committee, the Nuclear, Operations and Environmental Sustainability Committee and the Finance Committee of the Board of Directors are independent under the standards set forth in the Director Nomination Policy.

Executive Sessions of Independent Directors

The independent directors meet privately in executive sessions to consider such matters as they deem appropriate, without management being present, as a routinely scheduled agenda item for every Board meeting. During 2019, all directors other than Mr. Baxter were independent (see “— Board Structure — Director Independence” above). Richard J. Harshman, who currently serves as the Lead Director, presides at the executive sessions. The Lead Director’s duties also include those detailed under “— Board Structure — Board Leadership Structure” above.

Board Committees

The Board of Directors has a standing Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear, Operations and Environmental Sustainability Committee and Finance Committee, the chairs and members of which are recommended by the Nominating and Corporate Governance Committee, appointed annually by the Board and are identified below. The Audit and Risk Committee, Human Resources Committee and Nominating and Corporate Governance Committee are comprised entirely of non-management directors, each of whom the Board of Directors has determined to be “independent” as defined by the relevant provisions of the Sarbanes-Oxley Act of 2002, the NYSE listing standards and the Director

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Nomination Policy. In addition, the Nuclear, Operations and Environmental Sustainability Committee and the Finance Committee are currently comprised entirely of non-management directors, each of whom the Board has also determined to be “independent” under the Director Nomination Policy. A more complete description of the duties of each standing Board committee is contained in each standing Board committee’s charter available at www.amereninvestors.com/corporate-governance.

Audit and Risk Committee

Meetings in 2019: 10

Chair
J. Edward Coleman

Members
Catherine S. Brune
Ward H. Dickson
Noelle K. Eder
Craig S. Ivey

Each of J. Edward Coleman and Ward H. Dickson qualifies as an “audit committee financial expert” as that term is defined by the SEC.

●Appoints and oversees the independent registered public accountants; pre-approves all audit, audit-related services and non-audit engagements with independent registered public accountants.
●Ensures that the lead and concurring audit partners of the independent accountants are rotated at least every five years, as required by the Sarbanes-Oxley Act of 2002; considers a potential rotation of the independent accountant firm.
●Evaluates the qualifications, performance and independence of the independent accountant, including a review and evaluation of the lead partner of the independent accountant, taking into account the opinions of management and the Company’s internal auditors, and presents its conclusions to the full Board on an annual basis.
●Approves the annual internal audit plan, annual staffing plan and financial budget of the internal auditors; reviews with management the design and effectiveness of internal controls over financial reporting.
●Reviews with management and independent registered public accountants the scope and results of audits and financial statements, disclosures and earnings press releases.
●Reviews the appointment, replacement, reassignment or dismissal of the leader of internal audit or approves the retention of, and engagement terms for, any third-party provider of internal audit services; reviews the internal audit function.
●Reviews with management the enterprise risk management processes, which include the identification, assessment, mitigation and monitoring of risks, including strategic, operational and cybersecurity risks, on a Company-wide basis.
●Coordinates its oversight of enterprise risk management with other Board committees having primary oversight responsibilities for specific risks.
●Oversees an annual audit of the Company’s political contributions; performs other actions as required by the Sarbanes-Oxley Act of 2002, the NYSE listing standards and its Charter.
●Reviews with management the results of any cybersecurity risk assessments or audits, reports of investigations into significant cybersecurity events and assessments of the Company’s insurance coverage for significant cybersecurity operational risks.
●Reviews investigatory, legal and regulatory matters that may have a material effect on financial statements.
●Establishes a system by which employees may communicate directly with members of the Committee about accounting, internal controls and financial reporting deficiency.
●Oversees the Company’s enterprise ethics and compliance program, including the code of business conduct (referred to as its Principles of Business Conduct) and Code of Ethics for Principal Executive and Senior Financial Officers (see “— Board Practices, Policies and Processes — Corporate Governance Guidelines and Policies, Committee Charters and Codes of Conduct” below); the identification and adherence to compliance obligations; and Company governance processes and policies.

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Human Resources Committee

Meetings in 2019: 6 Chair James C. Johnson Members Cynthia J. Brinkley Richard J. Harshman Steven H. Lipstein Stephen R. Wilson
●Reviews and approves objectives relevant to the compensation of the Chief Executive Officer of the Company and Presidents of its subsidiaries as well as other executive officers.
●Administers and approves awards under the incentive compensation plan.
●Administers and approves incentive compensation plans, executive employment agreements, if any, severance agreements and change of control agreements.
●Reviews with management, and prepares an annual report regarding, the Compensation Discussion and Analysis section of the Company’s Form 10-K and proxy statement.
●Acts on important policy matters affecting personnel; recommends to the Board amendments to those pension plans sponsored by the Company or any of its subsidiaries, except as otherwise delegated.
●Reviews with management the Company’s human capital management practices, including diversity and inclusion initiatives.
●Performs other actions as required by the NYSE listing standards and its Charter, including the retention of outside compensation consultants and other outside advisors.
●Reviews the Company’s compensation policies and practices to determine whether they encourage excessive risk taking.

Nominating and Corporate Governance Committee

Meetings in 2019: 6 Chair Catherine S. Brune Members Rafael Flores James C. Johnson Steven H. Lipstein
●Adopts policies and procedures for identifying and evaluating director nominees; identifies and evaluates individuals qualified to become Board members and director candidates, including individuals recommended by shareholders.
●Reviews the Board’s policy for director compensation and benefits.
●Establishes a process by which shareholders and other interested persons will be able to communicate with members of the Board.
●Develops and recommends to the Board corporate governance guidelines; oversees the Company’s Related Person Transactions Policy (see “— Board Practices, Policies and Processes — Related Person Transactions Policy” below).
●Assures that the Company addresses relevant public affairs issues from a perspective that emphasizes the interests of its key constituents (including, as appropriate, shareholders, employees, communities and customers); reviews and recommends to the Board shareholder proposals for inclusion in proxy materials.
●Reviews semi-annually with management the performance for the immediately preceding six months regarding constituent relationships (including, as appropriate, relationships with shareholders, employees, communities and customers).
●Performs other actions as required by the NYSE listing standards and its Charter, including the retention of independent legal counsel and other advisors.

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Nuclear, Operations and Environmental Sustainability Committee

Meetings in 2019: 6 Chair Richard J. Harshman Members Cynthia J. Brinkley Noelle K. Eder Ellen M. Fitzsimmons Rafael Flores Craig S. Ivey
●Oversees and reviews the Company’s nuclear and other electric generation and electric and gas transmission and distribution operations, including safety (including emergency preparedness and response), environmental matters, plant physical and cyber security, performance and compliance issues and risk management policies and practices related to such operations.
●Reviews the impact of any significant changes in, and oversees compliance with, laws, regulations and standards specifically related to the Company’s facilities and operations.
●Reviews the results of major inspections and evaluations by regulatory agencies and oversight groups and management’s response thereto.
●Reviews the Company’s policies, practices, programs and performance related to environmental sustainability, as well as significant communications and reporting to stakeholders regarding environmental sustainability matters.
●Reviews and reports to the Board on the effectiveness of management in operating and managing, and the principal risks (including regulatory, reputational, business continuity, and environmental sustainability risks, including those related to climate change and water resource management) related to the Company’s operating facilities, including the Company’s nuclear energy center.
●Advises the Human Resources Committee on appropriate safety, environmental sustainability and operational goals to be included in the Company’s executive compensation programs and plans.
●Performs other actions as required by its Charter, including the retention of legal, accounting or other advisors.

Finance Committee

Meetings in 2019: 8 Chair Stephen R. Wilson Members J. Edward Coleman Ward H. Dickson Ellen M. Fitzsimmons
●Oversees overall financial policies and objectives of the Company and its subsidiaries, including capital project review and approval of financing plans and transactions, investment policies and rating agency objectives.
●Reviews and makes recommendations regarding the Company’s dividend policy.
●Reviews and recommends to the Board the capital budget of the Company and its subsidiaries; reviews, approves and monitors all capital projects with estimated capital expenditures of between $25 million and $50 million; recommends to the Board and monitors all capital projects with estimated capital costs in excess of $50 million.
●Reviews and recommends to the Board the Company’s and its subsidiaries’ debt and equity financing plans.
●Oversees the Company’s commodity risk assessment process, system of controls and compliance with established risk management policies and procedures.
●Performs other actions as required by its Charter, including the retention of legal, accounting or other advisors.

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Board Practices, Policies and Processes

History of Commitment to Good Governance Practices

The Company has a history of strong corporate governance practices and is continuously focused on ensuring that its corporate governance practices protect and enhance long-term shareholder value. The Company’s commitment to good corporate governance is demonstrated through practices such as:

BOARD OF DIRECTORS	SHAREHOLDER RIGHTS
✓Our entire Board is elected annually.
✓A majority voting standard is used to elect all directors.
✓Our Board is comprised entirely of independent directors, except for our CEO.
✓We have an independent Lead Director with clearly delineated and comprehensive duties and responsibilities.
✓We maintain a director retirement age of 72. Directors who attain age 72 must submit a letter offering to retire to the Nominating and Corporate Governance Committee for its consideration.
✓We require directors who undergo a significant change in their principal employment to offer their resignation to the Nominating and Governance Committee for its consideration.
✓Only independent directors chair and serve on all standing Board committees, including the Audit and Risk Committee, the Human Resources Committee and the Nominating and Corporate Governance Committee of the Board. Each committee operates under a written charter that has been approved by the Board and is reviewed annually.
✓Our independent directors hold executive sessions of the Board at every regularly scheduled Board meeting that are led by the Lead Director, outside the presence of the Chairman, the Chief Executive Officer or any other Company employee, and meet in private session with the Chief Executive Officer at every regularly scheduled Board meeting.
✓The Board and each of the Board committees annually reviews its performance, structure and processes in order to assess how effectively it is functioning.
✓The Board conducts succession planning on an annual basis and regularly focuses on senior executive development.
✓The Board, and the Audit and Risk Committee of the Board, regularly consider key risks facing and regulations applicable to the Company.

✓Shareholders representing not less than 25% of the Company’s outstanding Common Stock have the right to call a special meeting of shareholders.
✓We have implemented proxy access for a single shareholder, or a group of up to 20 shareholders, who have held 3% of the Company’s stock for at least 3 years to nominate the greater of 20% of the Board and two directors.
✓We do not have a shareholder rights plan (“poison pill”) in place.
✓Other than a super-majority requirement (66.67%) to approve mergers as provided by Missouri state statute, we have no super-majority voting requirement for shareholder action. The Company removed the only super-majority voting requirement in its governing documents on December 14, 2012, and has not added any super-majority provision since that date.
✓Our directors may be removed without cause.

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Corporate Governance Guidelines and Policies, Committee Charters and Codes of Conduct

The Board of Directors has adopted Corporate Governance Guidelines, a Director Nomination Policy, a Policy Regarding Communications to the Board of Directors, a Related Person Transactions Policy and written charters for its Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear, Operations and Environmental Sustainability Committee and Finance Committee. The Board of Directors also has adopted the Company’s code of business conduct (referred to as Ameren’s Principles of Business Conduct) applicable to all of the Company’s directors, officers and employees, and the Company’s Code of Ethics for Principal Executive and Senior Financial Officers. These documents and other items relating to the governance of the Company can be found on our website at www.amereninvestors.com/corporate-governance. These documents are also available in print free of charge to any shareholder who requests them from the Office of the Company’s Secretary.

Policy Regarding Communications to the Board of Directors

The Board of Directors has adopted a policy for shareholders and other interested persons to send communications to the Board. Shareholders and other interested persons who desire to communicate with the Company’s directors or a particular director may write to our principal executive offices, to the attention of the Head of Investor Relations: Ameren Corporation, Mail Code 202, 1901 Chouteau Avenue, St. Louis, Missouri 63103. E-mail communications to directors should be sent to directorcommunication@ameren.com. All communications must be accompanied by the following information: if the person submitting the communication is a shareholder, a statement of the number of shares of the Company’s Common Stock that the person holds; if the person submitting the communication is not a shareholder and is submitting the communication to the Lead Director or the non-management directors as an interested party, the nature of the person’s interest in the Company; any special interest, meaning an interest not in the capacity of a shareholder of the Company, of the person in the subject matter of the communication; and the address, telephone number and e-mail address, if any, of the person submitting the communication. Communications received from shareholders and other interested persons to the Board of Directors will be reviewed by the Head of Investor Relations, or such other person designated by all non-management members of the Board, and if such communications are not solicitations, advertisements or other forms of mass mailings, they will be forwarded by the Office of the Secretary to the Lead Director or applicable Board member or members as expeditiously as reasonably practicable.

Annual Assessment of Board, Board Committee and Individual Director Performance

The Board of Directors annually reviews its performance, structure and processes in order to assess how effectively it is functioning. This assessment is implemented and administered by the Nominating and Corporate Governance Committee through an annual Board evaluation. Further, each of the Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear, Operations and Environmental Sustainability Committee and Finance Committee of the Board conducts an annual evaluation of its performance. After reviewing the Board evaluations, the Lead Director discusses the Board’s effectiveness with each director individually. The Lead Director reports to the Board on the Board evaluations, and each committee chair reports to the applicable committee on the committee evaluations. The full Board of Directors discusses the Board evaluation and committee evaluation reports to determine what, if any, action could improve (1) Board and Board committee performance and (2) if necessary, a director’s performance as it relates to the overall effectiveness of the Board.

In addition to the performance evaluations described above, the Nominating and Corporate Governance Committee also reviews annually the performance of all incumbent directors who are eligible for reelection at the Company’s next annual meeting of shareholders.

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Board and Committee Meetings and Annual Meeting Attendance

The Board of Directors held eight meetings during 2019. Each director attended at least 75 percent of the total meetings of the Board and Board committees on which he or she served during the year. The average attendance rate of all directors at Board and Board committee meetings in 2019 was 97 percent.

The Company has adopted a policy under which Board members are expected to attend each shareholders’ meeting. At the 2019 annual meeting of shareholders, all of the then-incumbent directors were in attendance.

Standing Board Committee Governance Practices

The standing Board committees focus on good governance practices. These include:

✓	requiring several meetings to discuss important decisions;
✓	receiving meeting materials well in advance of meetings; and
✓	conducting executive sessions with committee members only.

Director Orientation and Development

Pursuant to the Company’s Corporate Governance Guidelines, the Company provides an orientation program for newly elected directors of the Company. The program, which is conducted no more than six months after the meeting at which the new director is elected, includes:

●	delivery of a director reference manual, which includes the Company’s key governance and policy documents, recent SEC filings and other disclosure documents, and other organizational information;
●	presentations by senior management to familiarize new directors with the Company’s strategic plans; significant financial, accounting and risk management issues; internal and independent auditors; compliance programs, code of ethics, governance practices; significant litigation and regulatory matters; and principal officers and compensation structure; and
●	visits to the Company’s headquarters, and may include visits to certain of the Company’s significant facilities.

The Board has also established a director development program that provides directors with the opportunity to receive substantive instruction on topical issues relating to the current and evolving responsibilities of directors of public companies and corporate governance matters. Through this program, each director has the opportunity to attend one or more development programs each year. In addition, the Board typically holds a development session in connection with each of its regularly scheduled meetings. These sessions include presentations by internal and external experts on key operational, financial, environmental or governance issues. In 2019, these sessions included presentations on cybersecurity, energy industry trends, workforce strategy and crisis management.

Corporate Governance Guidelines

The Board of Directors, in accordance with NYSE listing standards, has adopted a formal set of Corporate Governance Guidelines, which include certain director qualification standards, stock ownership requirements for directors, officers and other members of management.

Director Qualification Standards

Pursuant to the Company’s Corporate Governance Guidelines, directors are expected to advise the Chairman of the Board and the Chair of the Nominating and Corporate Governance Committee prior to accepting any other company directorship or any assignment to the audit committee or compensation committee of the board of directors of any other company of which such director is a member. Directors accepting a directorship (or equivalent position) with a not-for-profit organization are also expected to advise the Chairman of the Board and the Chair of the Nominating and Corporate Governance Committee before or promptly after accepting such a position.

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Stock Ownership Requirements

Director Stock Ownership Requirement

Since 2007, the Company has had a stock ownership requirement applicable to all of its non-management directors. Under this requirement, as set forth in the Company’s Corporate Governance Guidelines, within the later of five years of the January 1, 2007 effective date or within five years after initial election to the Board, all non-management directors are required to own Company Common Stock equal in value to at least five times their base annual cash retainer and hold such amount of stock throughout their directorship.

If at any time a non-management director does not satisfy the stock ownership requirement, such director must retain at least 50 percent of the after-tax shares acquired by such director subsequent to January 1, 2012 under Ameren’s equity compensation programs until the stock ownership requirement is satisfied.

All non-management directors currently satisfy the stock ownership requirement, with the exception of Director Brinkley, who became a director in 2019 and has until 2024 to meet this requirement, and Directors Dickson, Eder and Ivey, who became directors in 2018 and have until 2023 to meet this requirement.

Management Stock Ownership Requirement

The Company has a stock ownership requirement for members of the Senior Leadership Team (which includes the NEOs) that fosters long-term Common Stock ownership and aligns the interests of the Senior Leadership Team and shareholders. As set forth in the Company’s Corporate Governance Guidelines, each member of the Senior Leadership Team is required to own shares of Common Stock valued as a percentage of base salary as follows:

●	President and Chief Executive Officer of the Company: 6 times base salary;
●	Chief Financial Officer of the Company and each Company business segment President: 3 times base salary;
●	Other Section 16 Officers: 2 times base salary; and
●	All other members of the Senior Leadership Team: 1 times base salary.

If at any time a member of the Senior Leadership Team does not satisfy the applicable stock ownership requirement, such member must retain at least 75 percent of the after-tax shares he or she acquires upon the vesting and settlement of (i) awards that are then outstanding under the Company’s equity compensation programs and (ii) any future awards granted under the Company’s equity compensation programs, until the applicable stock ownership requirement is satisfied. All NEOs are in compliance with the stock ownership requirements, including taking into account any base salary increases for fiscal year 2020, with the exception of Ms. Amirthalingam, who became a Section 16 officer in 2018 and remains subject to the foregoing retention requirements.

Related Person Transactions Policy

The Board of Directors has adopted the Ameren Corporation Related Person Transactions Policy. This written policy provides that the Nominating and Corporate Governance Committee will review and approve Related Person Transactions (as defined below); provided that the Human Resources Committee will review and approve the compensation of each Company employee who is an immediate family member of a Company director or executive officer and whose annual compensation exceeds $120,000. The Chair of the Nominating and Corporate Governance Committee has been delegated authority to act between Nominating and Corporate Governance Committee meetings.

The policy defines a “Related Person Transaction” as a transaction (including any financial transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships)) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000 and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest, other than: (1) competitively bid or regulated public utility services transactions; (2) transactions involving trustee type services; (3) transactions in which the Related Person’s interest arises solely from ownership

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of Company equity securities and all equity security holders received the same benefit on a pro rata basis; (4) an employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction if (i) the compensation arising from the relationship or transaction is or will be reported pursuant to the SEC’s executive and director compensation proxy statement disclosure rules or (ii) the executive officer is not an immediate family member of another executive officer or director and such compensation would have been reported under the SEC’s executive and director compensation proxy statement disclosure rules as compensation earned for services to the Company if the executive officer was a named executive officer as that term is defined in the SEC’s executive and director compensation proxy statement disclosure rules, and such compensation has been or will be approved, or recommended to our Board of Directors for approval, by the Human Resources Committee of our Board of Directors; or (5) compensation of or transaction with a director, if the compensation or transaction is or will be reported pursuant to the SEC’s executive and director compensation proxy statement disclosure rules.

“Related Person” is defined as (1) each director, director nominee and executive officer of the Company, (2) any person who is known by the Company (or any subsidiary of the Company) to be the beneficial owner of more than five percent of any class of the Company’s voting securities, (3) immediate family members of the foregoing persons and (4) any entity in which any of the foregoing persons is a general partner or principal or in a similar position or in which such person and all immediate family members of such person has a ten percent or greater beneficial interest.

The Office of the Secretary of the Company assesses whether a proposed transaction is a Related Person Transaction for purposes of the policy.

The policy recognizes that Related Person Transactions may, in some circumstances, be in the best interests of the Company and its shareholders.

The approval procedures in the policy identify the factors the Nominating and Corporate Governance Committee will consider in evaluating whether to approve or ratify Related Person Transactions or material amendments to pre-approved Related Person Transactions. The Nominating and Corporate Governance Committee will consider all of the relevant facts and circumstances available to the Nominating and Corporate Governance Committee, including (if applicable) but not limited to: the benefits to the Company; the actual or apparent conflict of interest of the Related Person in the event of the Related Person Transaction, including, but not limited to, the impact on a director’s independence; the availability and costs of other sources for comparable products or services; the terms of the transaction; the terms available to or from unrelated third parties or to employees generally; and an analysis of the significance of the transaction to both the Company and the Related Person. The Nominating and Corporate Governance Committee will approve or ratify only those Related Person Transactions (a) that are in compliance with applicable SEC rules and regulations, NYSE listing requirements and the Company’s policies, including but not limited to the Principles of Business Conduct and (b) that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Nominating and Corporate Governance Committee determines in good faith. The policy provides for the pre-approval by the Nominating and Corporate Governance Committee of certain Related Person Transactions up to one year prior to the commencement of the transaction. The Human Resources Committee will review and approve on an annual basis the compensation of each Company employee who is an immediate family member of a Company director or executive officer and whose total annual compensation exceeds $120,000.

Based on the standards described above and certain determinations made by the Board discussed under “— Board Structure — Director Independence,” we had no Related Person Transactions in 2019.

2020 Proxy Statement    39

Corporate Governance

Director Compensation

The following table sets forth the compensation paid to non-management directors for fiscal year 2019, other than reimbursement for travel expenses.

2019 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation ($)	Total ($)
Cynthia J. Brinkley	8,750	10,726	—	—	—	—	19,476
Catherine S. Brune	114,980	135,001	—	—	—	—	249,981
J. Edward Coleman	116,660	135,001	—	—	—	—	251,661
Ward H. Dickson	110,000	135,001	—	—	—	—	245,001
Noelle K. Eder	115,000	135,001	—	—	—	—	250,001
Ellen M. Fitzsimmons	110,000	135,001	—	—	—	—	245,001
Rafael Flores	110,000	135,001	—	—	—	—	245,001
Walter J. Galvin[5]	39,483	135,001	—	—	2,515	—	176,999
Richard J. Harshman	150,000	135,001	—	—	—	—	285,001
Craig S. Ivey	115,000	135,001	—	—	—	—	250,001
Gayle P. W. Jackson[5]	39,483	135,001	—	—	—	—	174,484
James C. Johnson	115,000	135,001	—	—	—	—	250,001
Steven H. Lipstein	107,500	135,001	—		—		242,501
Stephen R. Wilson	115,000	135,001	—	—	—	—	250,001
(1)	Represents the cash retainer and fees for service on the Board of Directors and its committees.
(2)

Annual grants of immediately vested shares of the Company’s Common Stock equaling approximately $135,000 were awarded to Directors Brune, Coleman, Dickson, Eder, Fitzsimmons, Flores, Galvin, Harshman, Ivey, Jackson, Johnson, Lipstein and Wilson on January 2, 2019. A grant of immediately vested shares of the Company’s Common Stock equaling approximately $10,726 was also awarded to Director Brinkley in connection with her election to the Board on December 3, 2019. As of December 31, 2019, Director Galvin had an aggregate of 29,397 deferred Stock Units (as defined below), Director Coleman had 9,275 deferred Stock Units, Director Dickson had 2,179 deferred Stock Units, Director Eder had 2,179 deferred Stock Units, Director Flores had 9,275 deferred Stock Units, Director Ivey had 2,179 deferred Stock Units, and Director Johnson had 15,191 deferred Stock Units accumulated in their deferral accounts from deferrals of annual stock awards, including additional deferred Stock Units credited as a result of dividend equivalents earned with respect to the deferred Stock Units (see “— Directors Deferred Compensation Plan Participation” below).

(3)	No stock option awards or payouts under non-equity incentive plans were received by any non-management director in 2019.
(4)

Ameren does not have a pension plan for non-management directors. The amount in this column consists solely of the above-market earnings on cash compensation deferred with respect to plan years beginning on or prior to January 1, 2010 for deferrals made prior to January 1, 2010 (see “— Directors Deferred Compensation Plan Participation” below). There are no above-market or preferential earnings on compensation deferred with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010.

(5)	Mr. Galvin and Dr. Jackson retired from the Board of Directors effective May 3, 2019.

Role of Director Compensation Consultant

The Nominating and Corporate Governance Committee directly retains Meridian to advise it with respect to director compensation matters. During 2019, Meridian conducted an outside director market pay analysis for the Nominating and Corporate Governance Committee, as discussed further under “— Director Compensation — Fees and Stock Awards” below, and attended a Nominating and Corporate Governance Committee meeting to discuss the analysis. Pursuant to policies and procedures established by the Board of Directors for the purpose of determining whether the work of any compensation consultant raised any conflict of interest, the Nominating and Corporate Governance Committee determined that with respect to director compensation-related matters, no conflict of interest was raised by the work of Meridian.

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Fees and Stock Awards

The compensation program for non-management directors is reviewed on an annual basis by the Nominating and Corporate Governance Committee with a view to provide a pay program that compensates non-management directors at the median of the market. During 2019, this review, in consultation with the Nominating and Corporate Governance Committee’s independent director compensation consultant, included an evaluation of a comparative peer group of companies that was identical to the 2018 PSU peer group (as discussed under “— Compensation Discussion and Analysis — PSU Peer Group” in the proxy statement prepared in connection with the Company’s 2019 annual meeting of shareholders) to determine the overall competitiveness of pay and prevalence of program features of Ameren’s director compensation program.

As a result of the Nominating and Corporate Governance Committee’s annual review, the Board of Directors approved the following changes to the non-management director compensation program, effective January 1, 2020: increasing the annual cash retainer by $10,000 and increasing the annual and initial grants of Company Common Stock by $10,000. Additionally, the Board of Directors adopted a policy that requires the initial grant of Common Stock to be pro-rated based on the portion of the calendar year for which a new director serves. The 2020 non-management director compensation program consists of the following cash and stock-based compensation:

Annual Cash Retainer	$100,000
Committee Retainers	Chair	Members
●Audit and Risk Committee	●$20,000	●$12,500
●Nuclear, Operations and Environmental Sustainability Committee	●$20,000	●$12,500
●Human Resources Committee	●$17,500	●$10,000
●Nominating and Corporate Governance Committee	●$15,000	●$7,500
●Finance Committee	●$15,000	●$7,500
Additional Cash Retainer for Lead Director	●$30,000
Equity Compensation
●Annual Grant (on or about January 1)	●$145,000 of Common Stock
●Upon Initial Election to the Board	●$145,000 of Common Stock (pro-rated for portion of the calendar year for which a new director serves)
Other Benefits	●Reimbursement of customary and usual travel expenses ●Eligibility to participate in a nonqualified deferred compensation program as described below

Directors Deferred Compensation Plan Participation

The Ameren Corporation Deferred Compensation Plan for Members of the Board of Directors, as amended (the “Directors Deferred Compensation Plan”), offers non-management directors the option to defer all or part of their annual cash retainers, meeting fees and Company Common Stock share awards as described below. The deferred compensation plan available to directors prior to 2009 permitted non-management directors to defer only annual cash retainers and meeting fees. In 2019, each of Directors Eder, Galvin and Ivey elected to defer all of his or her annual cash retainers. Each of Directors Coleman, Dickson, Eder, Flores, Galvin, Ivey and Johnson elected to defer all of his or her 2019 stock award under the Directors Deferred Compensation Plan.

All deferrals of Company Common Stock awards pursuant to the Directors Deferred Compensation Plan are converted to “Stock Units,” representing each share of Company Common Stock awarded to and deferred by the participant. Stock Units are not considered actual shares of Company Common Stock, and participants have no rights as an Ameren shareholder with respect to any Stock Units until shares of Company Common Stock are delivered in accordance with the Directors Deferred Compensation Plan. Participants will have the right to receive dividend equivalents on Stock Units as of each dividend payment date, which are to be converted to additional Stock Units on the dividend payment date in accordance with the 2006 Plan or the 2014 Plan, as applicable. The price used for converting dividend equivalents to additional Stock Units is the same as the price used for calculating the number of additional shares purchased as of such dividend payment date by Ameren’s Deferred Compensation Plan record keeper.

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Corporate Governance

All payments under the Directors Deferred Compensation Plan relating to deferrals of a director’s Company Common Stock award (including dividend equivalents which will be converted into additional Stock Units) will be made in the form of one share of Company Common Stock for each whole Stock Unit and cash equal to the fair market value of each fraction of a Stock Unit credited to the participant’s account.

With respect to annual cash retainer and meeting fees, deferred amounts, plus an interest factor, are used to provide payout distributions following completion of Board service and certain death benefits. In October 2009, the Company adopted an amendment to the Directors Deferred Compensation Plan which amended the portion of the Directors Deferred Compensation Plan relating to the interest crediting rates used for cash amounts deferred with respect to plan years commencing on and after January 1, 2010. In October 2010, the Company adopted an amendment to the Directors Deferred Compensation Plan for plan years beginning on and after January 1, 2011 to change the measurement period for the applicable interest rates for cash amounts deferred under such plan prior to January 1, 2010. Pursuant to the amended Directors Deferred Compensation Plan, cash amounts deferred (and interest attributable thereto) accrue interest at the rate to be applied to the participant’s account balance depending on (1) the plan year for which the rate is being calculated and (2) the year in which the deferral was made, as follows:

Table A
Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning prior to January 1, 2010	Deferrals prior to January 1, 2010	150 percent of the average of the monthly Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Directors Deferred Plan Index Rate”) for the calendar year immediately preceding such plan year — for 2019 such interest crediting rate was 5.84 percent
Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	120 percent of the applicable federal long-term rate, with annual compounding (as prescribed under Section 1274(d) of the Internal Revenue Code of 1986, as amended (the “IRC”)) (“AFR”) for the December immediately preceding such plan year (the “Directors Deferred Plan Interest Rate”) — for 2019 such interest crediting rate was 3.98 percent

After the participant director retires or dies, the deferred amounts (and interest attributable thereto) accrue interest as follows:

Table B
Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning prior to January 1, 2010	Deferrals prior to January 1, 2010	Average monthly Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Directors Deferred Plan Base Index Rate”) for the calendar year immediately preceding such plan year — for 2019 such interest crediting rate was 3.89 percent
Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	Directors Deferred Plan Interest Rate — for 2019 such interest crediting rate was 3.98 percent

As a result of the changes described in the narrative preceding the tables above, there are no above-market or preferential earnings on compensation deferred with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010.

A participant director may choose to receive the deferred amounts upon ceasing to be a member of the Company’s Board of Directors at age 55 or over in a lump sum payment or in installments over a set period of up to 15 years. However, in the event a participant ceases being a member of the Company’s Board of Directors prior to age 55, the balance in such participant’s deferral account shall be distributed in a lump sum to the participant within 30 days of the date the participant ceases being a member of the Company’s Board of Directors. In the event a participant ceases being a member of the Company’s Board of Directors prior to age 55 and after the occurrence of a Change of Control (as hereinafter defined under “— Compensation Tables and Narrative Disclosures — Potential Payments Upon Termination or Change of Control”), the balance in such director’s deferral account, with any interest payable as

42     Ameren Corporation

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described in Table A above, shall be distributed in a lump sum to the director within 30 days after the date the director ceases being a member of the Company’s Board of Directors. In the event that the Company ceases to exist or is no longer publicly traded on the NYSE or the NASDAQ Stock Market (“NASDAQ”), upon the occurrence of such Change of Control, any Stock Units held by a participating director will be converted to a cash value upon the Change of Control and thereafter will be credited with interest as described in Table A above until distributed. The cash value of the Stock Unit will equal the value of one share of Company Common Stock based upon the closing price on the NYSE or NASDAQ on the last trading day prior to the Change of Control.

2020 Proxy Statement     43

Executive Compensation Matters

ITEM 2
Advisory Vote to Approve Executive Compensation (Say-on-Pay)

●The Company is asking shareholders to approve, on an advisory basis, the compensation of the executives named in the 2019 Summary Compensation Table in this proxy statement (the “Named Executive Officers”, or “NEOs”).
●For more information about the NEOs’ compensation, please see the Executive Compensation discussion on pages 45-80.

Board Recommendation for Advisory Vote to Approve Executive Compensation (Say-on-Pay)

Your Board of Directors unanimously recommends a vote “FOR” the Advisory Approval of the Compensation of the named executive officers disclosed in this proxy statement.

In accordance with Section 14A of the Exchange Act, the Company is providing shareholders with the right to cast an advisory vote to approve the compensation of the NEOs at the Annual Meeting. This proposal, commonly known as a “say-on-pay” proposal, provides shareholders with the opportunity to endorse or not endorse the Company’s compensation program for NEOs through the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures in this proxy statement.”

Please refer to the section entitled “Executive Compensation” of this proxy statement for a detailed discussion of our executive compensation principles and practices and the 2019 compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation principles and practices and the 2019 compensation of our NEOs.

As an advisory vote, this proposal is not binding on the Company. However, the Board of Directors values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of this vote when developing future compensation programs for NEOs. It is currently expected that shareholders will be given an opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with the Company’s annual meeting in 2021.

44     Ameren Corporation

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Executive Compensation

The information contained in the following Human Resources Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Human Resources Committee Report

The Human Resources Committee (the “Committee”) of the Board of Directors discharges the Board’s responsibilities relating to compensation of the Company’s executive officers. The Committee approves and evaluates all compensation of executive officers, including salaries, bonuses and other compensation plans, policies and programs of the Company. The Committee also fulfills its duties with respect to the Compensation Discussion and Analysis and Human Resources Committee Report portions of the proxy statement, as described in the Committee’s Charter. The Compensation Discussion and Analysis has been prepared by management of the Company.

The Committee met with management of the Company and the Committee’s independent consultant to review and discuss the Compensation Discussion and Analysis. Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement, and the Board approved that recommendation.

Human Resources Committee:

James C. Johnson, Chairman
Cynthia J. Brinkley
Richard J. Harshman
Steven H. Lipstein
Stephen R. Wilson

Compensation Discussion and Analysis

Executive Overview

This Compensation Discussion and Analysis (“CD&A”) describes the compensation decisions made for 2019 with respect to our NEOs. Our NEOs are listed in the following table and the Summary Compensation Table on page 63.

NAMED EXECUTIVE OFFICERS

Named Executive Officer	Title
Warner L. Baxter	Chairman, President and Chief Executive Officer, Ameren
Michael L. Moehn	Executive Vice President and Chief Financial Officer, Ameren*
Martin J. Lyons, Jr.	Chairman and President, Ameren Missouri*
Richard J. Mark	Chairman and President, Ameren Illinois
Fadi M. Diya	Senior Vice President and Chief Nuclear Officer, Ameren Missouri
Bhavani Amirthalingam	Senior Vice President and Chief Digital Information Officer, Ameren Services
Gregory L. Nelson	Retired Senior Vice President, General Counsel and Secretary, Ameren**
*	From January 1, 2019 through November 30, 2019, Mr. Moehn served as Chairman and President, Ameren Missouri, and Mr. Lyons served as Executive Vice President and Chief Financial Officer, Ameren.
**	Mr. Nelson retired from the Company effective August 1, 2019.

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Executive Compensation Matters

2019 Company Business Highlights

The successful execution of our strategy drove strong results in 2019, as well as over the past five years. Key financial and operational highlights include the following:

Financial Highlights

●	Ameren earned $3.35 per diluted share on a GAAP basis and $3.32 per diluted share on a weather-normalized (non-GAAP) basis in 2019.* The 2019 earnings represented strong operating performance and the execution of the company’s strategy across all business segments.
●	Execution of our strategy has driven a strong compound annual earnings per diluted share growth rate, from year-end 2013 to year-end 2019 of 7 percent on a GAAP basis and 8 percent on a weather-normalized core (non-GAAP) basis.*
●	Ameren shares provided a total shareholder return (“TSR”) of approximately 21 percent in 2019, including an approximate 4 percent increase in the quarterly dividend during the fourth quarter of 2019. This was the sixth consecutive year the dividend was increased. For the three and five years ending December 31, 2019, Ameren shares provided a TSR of approximately 60 percent and 96 percent, respectively, which meaningfully exceeded the TSR of the S&P 500 Utility and Philadelphia Utility indices for these periods. Ameren’s TSR also ranked sixth among its 17-member peer group for the three-year performance period ended December 31, 2019.
●	The Company invested approximately $2.4 billion in energy infrastructure in 2019 to better serve customers, which also drove strong rate base growth of approximately 11 percent. Over the last five years, we have invested approximately $11 billion in energy infrastructure, which drove robust compound annual rate base growth of approximately 8 percent. These investments have improved the safety and reliability of our electric and natural gas systems, improved the efficiency of our energy centers, enhanced our environmental footprint, and strengthened our cybersecurity posture while keeping our electric rates competitive and affordable.

Operational and Regulatory Highlights

●	Ameren’s residential electric rates remained well below the Midwest and national averages.
●	Ameren Missouri has build-transfer agreements in place for up to 700 megawatts (“MWs”) of wind generation in Missouri, representing an approximately $1.2 billion investment, to comply with Missouri’s renewable energy standard and to support Ameren Missouri’s goal of reducing our carbon emissions below 2005 levels by at least 80 percent by 2050.
●	Ameren Missouri began implementing its Smart Energy Plan, which was filed with the Missouri Public Service Commission (“MoPSC”) in February 2019. The Smart Energy Plan is designed to modernize Ameren Missouri’s electric infrastructure and includes investments that will upgrade the grid and accommodate more renewable energy.
●	In May 2019, Ameren Missouri filed for certificates of convenience and necessity with the MoPSC to build three solar facilities in its service territory. Each 10-megawatt solar energy generation facility will connect to battery storage in order to improve system reliability.
●	In October 2019, the MoPSC approved Ameren Missouri’s Charge Ahead program, which provides incentives for the development of over 1,000 electric vehicle charging stations along highways and at various locations in communities throughout Ameren Missouri’s service territory. This program is expected to promote the development of electric vehicle charging infrastructure that will enable long-distance electric vehicle travel and encourage electrification of the transportation sector.
●	We continued to make significant investments in digital technologies that will help us deliver a pleasant and seamless experience to our customers when we interact with them. Our digital investments are also strengthening our cybersecurity and data privacy protections.
●	In December 2019, the Illinois Commerce Commission (“ICC”) approved a $7 million decrease in Ameren Illinois’ annual electric distribution service rates beginning in January 2020, as well as a $10 million increase in Ameren Illinois’ annual energy efficiency program revenues beginning in January 2020. In each case, these amounts were consistent with Ameren Illinois’ request.
●	During 2019, we continued our robust energy efficiency programs in both Missouri and Illinois. In 2019, we provided approximately $179 million in funding for these programs, which give our customers the ability to reduce their energy usage and help reduce emissions.
●	Our Callaway nuclear energy center achieved the highest performance rating from the World Association for Nuclear Power Operations, evidencing continued strong safety and reliability performance.
●	Ameren Transmission Company of Illinois completed its $267 million transmission line project in northeastern Missouri, the Mark Twain project, which will improve energy grid reliability and promote renewable and affordable energy, such as wind.
*	See Appendix A for GAAP to weather-normalized core earnings reconciliation.

46     Ameren Corporation

Executive Compensation Matters

2019 Executive Compensation Highlights

The Company’s pay-for-performance program led to the following actual 2019 compensation being earned:

●	2019 annual short-term incentive base awards based on EPS, safety performance and customer-focused measures were earned at 145.85 percent of target, subject to the individual performance modifications discussed below. This payout reflected strong financial and operational performance by the Company in 2019 that was due, in part, to the strong execution of the Company’s strategy, including successful execution of approximately $2.4 billion in capital projects, improved safety performance, solid reliability of its operations for the benefit of customers, strategic capital allocation, disciplined cost management and achieving constructive state regulatory outcomes.
●	The long-term incentive awards granted in 2017 were earned at 147.5 percent of target based on our strong TSR relative to the defined PSU peer group (ranking sixth out of 17 companies) over the three-year measurement period (2017-2019), which was primarily driven by share price appreciation of approximately 46 percent. The January 1, 2017 PSU awards increased in value from $52.46 per share on the grant date to $76.80 per share as of December 31, 2019. In addition, during the period, the Company’s TSR significantly outperformed the S&P 500 Utility Index and the Philadelphia Utility Index, as shown on page 7. This strong performance was attributable to the sustained execution of the Company’s strategy that is delivering superior value to customers and shareholders.

Guiding Objectives

Our objective for compensation of the NEOs is to provide a competitive total compensation program that is based on the size-adjusted median of the compensation opportunities provided by similar utility companies, adjusted for our short- and long-term performance and the individual’s performance. The adjustment for our performance aligns the long-term interests of the NEOs with that of our shareholders to maximize shareholder value.

Our compensation philosophy and related governance features are executed by several specific policies and practices that are designed to align our executive compensation with long-term shareholder interests, including:

What we do:	What we don’t do:
✓Develop pay opportunities at the size-adjusted median of those provided by similar utility companies, with actual payouts dependent on our corporate short- and long-term performance and the individual’s performance.
✓Maintain a short-term incentive program that is entirely performance-based with the primary focus on our EPS and additional focus on safety and customer metrics and individual performance.
✓Design our long-term incentive program with the primary focus on our TSR versus that of a utility peer group.
✓Include in our short-term and long-term incentive awards “clawback” provisions that are triggered if the Company makes certain financial restatements, or if the award holder engages in conduct or activity that is detrimental to the Company or violates the confidentiality or customer or employee non-solicitation provisions.
✓Maintain stock ownership requirements for our Senior Leadership Team and non-management directors.
✓Provide only limited perquisites, such as financial and tax planning.
✓Change of control severance pay and accelerated vesting of PSUs and RSUs require both (i) a change of control and (ii) a qualifying termination of employment.
✓Engage an independent compensation consultant who reports directly to the Committee.

✕No employment agreements.
✕No employee, officer or director is permitted to hedge Ameren securities.
✕No executive officer or director is permitted to pledge Ameren securities.
✕No tax “gross-up” payments on perquisites.
✕No dividends or dividend equivalents paid on unearned incentive awards.
✕No repricing or backdating of equity-based compensation awards.
✕No excise tax “gross-up” payments except for officers who became participants in the Change of Control Severance Plan prior to October 1, 2009.

2020 Proxy Statement     47

Executive Compensation Matters

Overview of Executive Compensation Program Components

In 2019, our compensation program for the NEOs consisted of several compensation elements, each of which is discussed in more detail below.

Type	Form	Terms
Fixed Pay	Base Salary	●Set annually by the Human Resources Committee based upon Market Data (as defined below), executive performance, and other factors.
Short-term incentives	Cash Incentive Pay	●Based on GAAP diluted EPS, safety performance and customer-focused measures, with an individual performance modifier.
Long-term incentives	Performance Share Units (“PSUs”)	●70% of the value of the long-term incentive award is granted in the form of PSUs. PSUs have a three-year performance period with the award amount dependent on TSR compared to utility industry peers.
	Restricted Stock Units (“RSUs”)	●30% of the value of the long-term incentive award is granted in the form of time-based RSUs. RSUs have a vesting period of approximately 38 months.
Other	Retirement Benefits	●Employee benefit plans available to all employees, including 401(k) savings and pension plans.
●Supplemental retirement benefits that provide certain benefits not available due to tax limitations.
●Deferred compensation program that provides the opportunity to defer part of base salary and short-term incentives, with earnings on the deferrals based on market rates.
	“Double-Trigger” Change of Control Protections	●Change of control severance pay and accelerated vesting of PSUs and RSUs require both (i) a change of control and (ii) a qualifying termination of employment.
	Limited Perquisites	●Company provides limited perquisites to the NEOs, such as financial and tax planning.

We also provide various health and welfare benefits to the NEOs on substantially the same basis as we provide to all salaried employees.

Each element is reviewed individually and considered collectively with other elements of our compensation program to ensure that it is consistent with the goals and objectives of that particular element of compensation as well as our overall compensation program.

Market Data and Compensation Peer Group

In October 2018, the Committee’s independent consultant collected and analyzed comprehensive data regarding similar utility industry companies, including base salary, target short-term incentives (non-equity incentive plan compensation) and long-term incentive opportunities. The data was obtained from a proprietary database maintained by Aon Hewitt.

The elements of pay were benchmarked both individually and in total to the same comparator group.

Compensation opportunities for the NEOs were compared to the size-adjusted median of the compensation opportunities for comparable positions provided by similar utility companies (the “Market Data”), defined as regulated utility industry companies in a revenue size range approximately one-half to double our size, with a few exceptions (our “compensation peers”). To the extent utility

48     Ameren Corporation

Executive Compensation Matters

industry data is not available, general industry data is used. The Committee’s independent consultant used statistical techniques to adjust the data to be appropriate for our revenue size. Our compensation peers have a range of revenues, but because of the use of regression analysis, this did not necessarily impact the Market Data.

We provide compensation opportunities at levels informed by the Market Data, and design our incentive plans to pay more or less than the target amount when performance is above or below target performance levels, respectively. Thus, our plans are designed to result in payouts that are market-appropriate given our performance for that year or period.

The companies identified as the “compensation peers” used to develop 2019 compensation opportunities from the above-described data are listed in the graphic below. The list is subject to change each year depending on merger and acquisition activity, the availability of the companies’ data through Aon Hewitt’s database and the continued appropriateness of the companies in terms of size and industry in relation to the Company.

PSU Peer Group

For purposes of measuring our relative TSR performance for our PSU awards, we use a distinct peer group (the “PSU Peer Group”) that overlaps with the “compensation peers” discussed above. The 2019 PSU Peer Group was established as of December 2018 using the following criteria:

●	Classified as a “Listed United States Power Company” within S&P Global Intelligence’s Market Intelligence database.
●	Market capitalization greater than $2 billion.
●	Minimum S&P credit rating of BBB- (investment grade).
●	Dividends flat or growing over the last twelve-month period.
●	Not an announced acquisition target.
●	Not undergoing a major restructuring.

The 19 companies included in the 2019 PSU Peer Group as of January 1, 2019 are listed in the graphic below. These PSU Peer Group companies are not entirely the same as the compensation peers used for market pay comparisons, because inclusion in this group was not dependent on a company’s revenues relative to Ameren or its participation in an executive pay database. At the end of the performance period, the final 2019 PSU Peer Group may be impacted by acquisition and restructuring events.

COMPARISON OF COMPENSATION PEER GROUP AND PSU PEER GROUP

2020 Proxy Statement     49

Executive Compensation Matters

Mix of Pay

We believe that both cash compensation and non-cash compensation are appropriate elements of a market-competitive, performance-based, shareholder-aligned total rewards program. Cash compensation is short-term compensation (i.e., base salary and annual incentive awards), while non-cash compensation is generally long-term compensation (i.e., equity-based incentive compensation).

A significant percentage of total compensation is allocated to short-term and long-term incentives as a result of the philosophy mentioned above. During 2019, there was no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term compensation. Rather, the Committee reviewed the Market Data provided by its consultant to determine the appropriate level and mix of incentive compensation. The allocation between current and long-term compensation was based primarily on competitive market practices relative to base salaries, annual incentive awards and long-term incentive award values. By following this process, the impact on executive compensation is to increase the proportion of pay that is at risk as an individual’s responsibility within the Company increases and to create long-term incentive opportunities that exceed short-term opportunities for NEOs.

2019 Fixed Versus At-Risk Compensation

CEO	OTHER NAMED EXECUTIVE OFFICERS (AVERAGE)

2019 Total Cash Versus Equity-Based Compensation

CEO	OTHER NAMED EXECUTIVE OFFICERS (AVERAGE)

2019 Short-Term and Long-Term Incentive Compensation Targets

Name	Short-Term Incentive Targets	Long-Term Incentive Targets
Baxter	115%	400%
Moehn	70.5%*	180%
Lyons	75%	195%
Mark	65%	170%
Diya	65%	155%
Amirthalingam	55%	100%
Nelson	65%	160%
*	Represents a weighted average due to incentive target changes related to Mr. Moehn’s change in position during 2019.

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Base Salary

Our base salary program is designed to reward the NEOs with market competitive salaries based upon role, experience, competence and sustained performance.

We determine the amount for base salary by referencing the Market Data discussed above. Based on this data and the scope of each NEO’s role, a base salary range was established for each position at +/- 20 percent of the established market rate for the position. The base salary of each NEO is typically managed within this pay range.

In 2018, Mr. Baxter (our Chairman, President and Chief Executive Officer) recommended a 2019 base salary increase for each of the other NEOs considering the executive’s then-current salary in relation to the Market Data, experience and sustained individual performance and results. These recommendations, which took into account the Market Data provided by the Committee’s compensation consultant, were presented to the Committee for discussion and approval at the December 2018 Committee meeting. Increases were approved based on the Market Data and base salary range, experience, individual performance and the need to retain an experienced team. Performance takes into account competence, initiative, leadership and contribution to achievement of our goals.

In December 2018, the Committee also approved an increase to the 2019 base salary of Mr. Baxter from $1,140,000 to $1,200,000 in connection with Mr. Baxter’s annual performance review. The Committee’s decision to adjust Mr. Baxter’s base salary was based on a number of factors, including his performance as the Company’s Chief Executive Officer and the Committee’s review of the Market Data for the chief executive officer position.

Short-Term Incentive Compensation: Executive Incentive Plan

2019 Ameren Executive Incentive Plan

The Ameren Executive Incentive Plan (“EIP”) for 2019 was designed to reward the achievement of Ameren’s EPS performance, safety performance, customer-focused measures relating to reliability and affordability, and individual performance. We choose to pay it to incentivize higher annual corporate and individual performance.

How the EIP Works

The 2019 EIP was composed of the following components:

●	Ameren’s GAAP diluted earnings per share (“EPS”) (80% weight);
●	safety, as measured by co-worker to co-worker (“c2c”) interactions and c2c participation rate (10% weight);
●	customer-focused measures, including three quantitative measures relating to reliability and affordability (10% weight); and
●	an individual performance modifier.

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Targets for 2019 EPS, Safety and Customer-Focused Measures

EPS, Safety and Customer-Focused Measures
The Committee established threshold, target and maximum levels of goals for each of Ameren EPS, co-worker to co-worker (“c2c”) safety interactions, safety c2c participation rate, and three customer-focused measures (System Average Interruption Frequency Index (“SAIFI”), Equivalent Availability Base Load Coal Fleet (“EA”) and the Callaway Nuclear Energy Center Performance Index (“CPI”)) under the 2019 EIP. Payouts for Ameren EPS, c2c safety interactions, c2c participation rate, SAIFI, EA and CPI performance falling between the established levels were interpolated on a straight-line basis. The three goal levels are described below:

Measure	Threshold	Target	Maximum
EPS	94% of Target	Based on the budget approved by the Board of Directors and aligned with shareholder guidance	106% of Target
c2c Safety Interactions	84% of Target	Set with consideration to driving multiple quality interactions and increasing peer-level ownership and accountability	116% of Target
Safety c2c Participation Rate	75% of Target	6 percentage point improvement over prior year participation rate	125% of Target
SAIFI	Better than median industry performance	5% improvement over five-year SAIFI average	Better than industry top quartile
EA	94% of Target	Above median industry benchmark for Ameren’s peer group	106% of Target
CPI	98% of Target	1.3% improvement over average CPI during last three refueling outages	Aligned with industry excellent performance for an outage year

Safety Measures
A c2c safety interaction is a leading indicator for safety performance that reinforces safety as a core value and drives continued focus on shaping a culture of safety. A c2c safety interaction is a conversation between co-workers that involves giving and receiving feedback to improve safety, with the primary objective of encouraging all co-workers to recognize and eliminate at-risk behaviors or conditions and reinforce safe behaviors in the workplace, ultimately improving safety outcomes. Ongoing and consistent participation in c2c interactions throughout the year by a broad population is an important factor in reducing the risk of unsafe acts. For this reason, the safety c2c participation rate, which measures the percent of co-workers that have performed at least one c2c safety interaction during a month, was added to the short-term incentive plan in 2019.

Customer-Focused Measures
SAIFI is a standard customer reliability measure which indicates how often the average customer experiences a sustained interruption over a one-year period. The measure excludes major events (for example, major storms) and is calculated consistent with the Institute of Electrical and Electronics Engineers (“IEEE”) standards. A lower SAIFI result indicates better performance.

EA measures the percentage of the year Ameren Missouri’s coal-fired base load generation fleet is available for operating at full capacity. The measure is calculated by subtracting forced and scheduled outages from the energy center’s available hours (i.e., the period of time during which a unit is capable of service whether it is actually in service or not) and dividing this by the hours in the year. Ameren calculates EA consistent with North American Electric Reliability Corporation (“NERC”) reporting standards. A higher EA result indicates better performance.

The CPI measures overall nuclear energy center performance through an industry standard index comprised of 12 safety and reliability measures. The CPI measures performance over a 12-month period. A higher CPI score indicates better performance.

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Individual Performance Modifier
The 2019 EIP base award for each NEO was subject to upward or downward adjustment for individual performance on key performance variables. These included leadership and the achievement of key operational goals (other than those specifically mentioned in the plan), as applicable and as determined by the Committee. The individual performance modifier for the CEO is determined by the Committee in its sole discretion without involvement of the CEO.

Historically, the Individual Performance Modifier has been used to differentiate performance that is considerably above or below expectations. Such differentiations do not lend themselves to formulas and are applied at the Committee’s discretion.

The Individual Performance Modifier could reduce the base award by up to 25 percent, with the ability to pay zero for poor or non-performance. Increases could be up to 25 percent of the base award, with a potential maximum total award at 200 percent of each NEO’s target opportunity.

Base Award, Earned through the Achievement of Ameren EPS, Safety and Customer-Focused Measures
At the February 2020 Committee meeting, Mr. Baxter presented 2019 EIP achievement levels for Ameren EPS, safety performance and customer-focused measures, and recommended EIP payouts for the NEOs (other than with respect to himself) to the Committee for review:

●	Ameren’s 2019 EPS, calculated in accordance with generally accepted accounting principles (“GAAP”), was $3.35, resulting in a payout of 150% of Target. No adjustments were made to 2019 EPS.
●	c2c safety interactions were 95,353 in 2019 and the safety c2c participation rate was 29.5%. For 2019, Mr. Baxter presented, and the Committee concurred with, a downward adjustment from a payout of 200% to a safety payout of 180% of Target. The downward adjustment was made to reflect that Ameren is not yet in the top quartile for overall safety results.
●	The customer-focused measures consist of the following three metrics: (i) SAIFI performance was 0.95, which is threshold performance, resulting in a 50% payout; (ii) EA performance was 80.3%, resulting in a payout of 80% of Target; and (iii) CPI performance was 97.1, for a payout of 105.56% of Target.
●	The weighted and combined EPS, safety and customer-focused measures resulted in a combined base award payout of 145.85% of Target.

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The resulting metrics and payouts, as approved by the Committee in February 2020, are shown below.

(1)

Management recommended, and the Committee concurred with, a downward adjustment to co-worker safety interactions and participation rate payout to reflect that Ameren has not yet achieved top quartile performance for overall safety results for key lagging metrics as discussed above.

Earned through Individual Performance Modifier
As discussed above, the 2019 EIP base awards were subject to upward or downward adjustment by up to 25 percent based upon an NEO’s individual contributions and performance on certain key performance variables during the year. For 2019, the Committee, after consultation with Mr. Baxter, increased the 2019 EIP base award for Mr. Moehn by approximately 10 percent, for Mr. Lyons by approximately 10 percent, for Mr. Diya by approximately 15 percent and for Ms. Amirthalingam by approximately 10 percent. The Committee increased the 2019 EIP base award for Mr. Baxter by approximately 13 percent.

Resulting 2019 EIP Payouts
Actual 2019 EIP payouts are shown below as a percent of target. Payouts were made in February 2020, and are set forth under column (g) entitled Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

Name	Final Payout as Percent of Target
Baxter	164.9%
Moehn	160.4%
Lyons	160.4%
Mark	145.9%
Diya	167.7%
Amirthalingam	160.5%
Nelson	145.9%

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Long-Term Incentive Compensation

The Ameren Long-Term Incentive Program (“LTIP”) is intended to reward NEOs for their contributions to Ameren’s long-term success by providing the opportunity to earn shares of Ameren Common Stock.

Role of the LTIP

Substantially similar to the 2018 plan, the 2019 LTIP grants, which are governed by the shareholder-approved 2014 Plan, are designed to serve the following roles in the compensation program:

●	Align with shareholder interests: PSU and RSU awards are denominated in Common Stock units and paid out in shares of Common Stock. Payout of PSUs, which account for 70% of the value of the 2019 LTIP grants, is dependent on Ameren’s TSR compared to the returns of the PSU Peer Group over a three-year performance period, as well as continued employment through the payment date (the “PSU vesting period”). An RSU is the right to receive a share of Ameren Common Stock subject to continued employment through the approximately 38-month vesting period (the “RSU vesting period” and, together with the PSU vesting period, the “vesting period”).
●	Reinforce long-term focus: Continue to drive company strategy and critical success measures over the vesting period.
●	Share the value created for shareholders: Share Ameren Common Stock price increases, decreases and dividends over the vesting period.
●	Promote stock ownership: Payout of earned PSU and RSU awards is made 100% in Common Stock, with the dividends on Common Stock, as declared and paid, reinvested into additional PSUs and RSUs throughout the vesting period.
●	Promote retention of executives during the vesting period: Annual competitive grants provide incentive for executives to stay with the Company during the vesting period.
●	Be competitive with market practice: The majority of regulated utility companies use a mix of PSUs and RSUs, as well as the TSR performance measure.

2019 Grants

For 2019, a target number of PSUs and RSUs (determined primarily based on the Market Data mentioned above) was granted to each NEO pursuant to the 2014 Plan, as reflected in columns (g) and (i) of the Grants of Plan-Based Awards Table. The threshold and maximum amounts of payout for the 2019 PSU awards are reflected in columns (f) and (h) of the Grants of Plan-Based Awards Table (not including any potential dividends).

●	The following chart illustrates how the target number of PSUs and the number of RSUs are calculated:

●	RSUs: are subject to a time-based vesting period of approximately 38 months.
●	PSUs:
●	The actual number of 2019 PSUs earned will vary from 0 percent to 200 percent of the NEO’s target number of PSUs, based on our 2019–2021 TSR measured relative to the PSU Peer Group.

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●	TSR is calculated as the change in the 30-trading-day average of the stock price prior to the beginning of the award period and the 30-trading-day average of the stock price prior to the end of the award period, plus dividends paid (assuming reinvestment on each company’s ex-dividend date), divided by such beginning average stock price.
●	For both PSUs and RSUs:
●	The actual number of shares earned will be contingent on continued employment through the payment date (other than with respect to death, disability, an eligible retirement or qualifying termination under a change of control). An eligible retirement is defined as retiring at age 55 or greater with at least 5 years of service.
●	Payouts include additional units equivalent to any dividends accrued and reinvested during the vesting period relating to the number of PSUs and RSUs actually earned.
●	Vesting occurs on the payment date.

The NEOs cannot vote or transfer share unit awards granted under the LTIP until the shares are paid out.

PSU Performance/Payout Relationship

Once Ameren’s 2019–2021 TSR is calculated and compared to the PSU Peer Group, the scale below determines the percentage of the target PSU award that is paid. Payout for performance between points is interpolated on a straight-line basis.

Relative TSR Performance	Payout (% of PSUs Granted)
90th percentile +	200%	If TSR is negative over the three-year period, the plan is capped at 150% of target regardless of performance vs. the PSU Peer Group.
70th percentile	150%
50th percentile	100%
25th percentile	50%
Below 25th percentile	0%

Section162(m) of the IRC

Prior to the enactment of the Tax Cuts and Jobs Act of 2017 ( the “TCJA”), Section 162(m) of the IRC provided an exemption from the general limitation for “qualified performance-based compensation.” For the 2017 PSU awards, the Committee set a maximum limitation on the PSU payouts for each NEO and, in so doing, intended for such payouts to meet the definition of qualified performance-based compensation under Section162(m) of the IRC as in effect prior to the enactment of the TCJA. Actual 2017 PSU payouts were determined by the Committee based on the comparison of Ameren’s TSR against the PSU Peer Group for the applicable performance period, as described below.

2017 PSU Awards Vesting

The PSU performance period for the 2017 grants ended December 31, 2019. Our 2017–2019 TSR performance was determined to be at the 69th percentile of the 2017 PSU Peer Group. The following table shows the 2017 PSU awards, their original value at grant, the number earned (which equals the target number plus accrued dividends, times 147.5 percent), and their value at year-end (December 31, 2019). The resulting earned amounts were 236 percent of the original target value of the 2017 awards, which reflects both TSR performance against the PSU Peer Group and the actual TSR generated during the three-year period, together with dividends earned and reinvested and stock price appreciation. Vesting of the awards for each NEO is subject to continued employment as of the payment date. Each NEO’s award vested as of February 29, 2020.

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Name	Grant Date	Target 2017 PSU Awards (#)	Target Value at Stock Price on Date of Grant(1) ($)	2017 PSU Awards Earned(2) (#)	Value at Year-End Stock Price(3) ($)	Earned Value as Percent of Original Target Value(3) (%)
Baxter	1/1/17	75,639	3,968,022	121,720	9,348,096	236
Moehn	1/1/17	18,646	978,169	30,006	2,304,461	236
Lyons	1/1/17	25,230	1,323,566	40,601	3,118,157	236
Mark	1/1/17	16,846	883,741	27,109	2,081,971	236
Diya	1/1/17	12,929	678,255	20,806	1,597,901	236
Amirthalingam(4)	1/1/17	—	—	—	—	—
Nelson(5)	1/1/17	15,354	805,471	21,256	1,632,461	203
(1)	Valuations are based on $52.46 per share, the most recent closing price of Ameren Common Stock on the NYSE as of January 1, 2017, the grant date.
(2)

The number of 2017 PSU awards earned includes dividend equivalents, equal to approximately an additional 9 percent of the shares earned, which accrued and were reinvested throughout the three-year performance period.

(3)

Valuations are based on $76.80 per share, the most recent closing price of Ameren Common Stock on the NYSE as of December 31, 2019, the date the 2017 PSU awards were valued. The earned value percentage represents a payout of 147.5 percent, dividend accumulation of approximately 9 percent and stock price appreciation of approximately 46 percent from the grant date to the December 31, 2019 valuation.

(4)	Ms. Amirthalingam was hired on March 1, 2018.
(5)	Mr. Nelson’s earned award was pro-rated to reflect his retirement effective August 1, 2019.

2018 and 2019 PSU and RSU Awards

The PSU performance periods for the 2018 and 2019 grants will not end until December 31, 2020 and December 31, 2021, respectively. Similarly, the RSU vesting periods for the 2018 and 2019 grants will not end until the respective payment date for these awards in 2021 and 2022. The figures in column (e) of the Summary Compensation Table of this proxy statement for the years 2018 and 2019 represent the aggregate grant date fair values for the PSU and RSU grants, computed as described in footnote (3) to the Summary Compensation Table. There is no guarantee that such amounts will ultimately be earned by participants.

2020 Incentive Compensation Program Changes

During 2019, the Committee conducted an in-depth review of both its short- and long-term incentive programs over the course of several meetings. After considering overall company strategy, business needs and industry practices, the following changes were made, effective for 2020:

Short-Term Incentive Program

●	Eliminated the Equivalent Availability Base Load Coal Fleet (“EA”) metric;
●	Reduced the Earnings Per Share (“EPS”) weighting from 80 percent to 75 percent;
●	Added two new customer satisfaction metrics (5 percent combined weight);
●	Retained the safety c2c participation rate metric (5 percent weight) and replaced the c2c safety interactions metric with a safety c2c coaching metric that is designed to improve the quality of safety interactions (5 percent weight); and
●	Increased the SAIFI and CPI weighting from 3 1/3 percent to 5 percent each.

Long-Term Incentive Program

●	Added PSUs based on a new performance measure related to renewable generation and energy storage additions (in terms of megawatts) over the three-year performance period, which will represent 10 percent of the 2020 LTIP grants. This change is aligned with Ameren’s commitment to strong environmental stewardship and executing a balanced and flexible generation strategy; and
●	For the remainder of the 2020 LTIP grant, 60 percent will continue to be granted in the form of PSUs tied to relative TSR compared to a pre-defined peer group, and 30 percent will continue to be in the form of RSUs.

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Perquisites

We provide limited perquisites to provide competitive value and promote retention of the NEOs and others.

Retirement Benefits

The objective of retirement benefits is to provide post-employment security to our employees, and such benefits are designed to reward continued service. We choose to provide these benefits as an essential part of a total compensation package to remain competitive with those packages offered by other companies, particularly utilities.

There are several retirement benefit programs applicable to the NEOs, including:

●	The Company’s 401(k) savings and cash balance retirement plans;
●

Supplemental Retirement Plans (together, the “SRP”) that provide the NEOs a benefit equal to the difference between the benefit that would have been paid if IRC limitations were not in effect and the reduced benefit payable as a result of such IRC limitations; and

●

a deferred compensation plan that provides the opportunity to defer part of base salary and all or a portion of non-equity incentive compensation, as well as earnings thereon. Beginning with plan years commencing on and after January 1, 2010, this includes deferrals of cash compensation above IRC limitations, together with Company matching credits on these deferrals.

A more detailed explanation of retirement benefits applicable to the NEOs is provided in this proxy statement under the captions “— Compensation Tables and Narrative Disclosures — Pension Benefits” and “— Compensation Tables and Narrative Disclosures — Nonqualified Deferred Compensation” below.

Executive Compensation Decision-Making Process

Human Resources Committee Governance Practices

The Human Resources Committee engages an independent compensation consultant to provide professional advice. It is the Human Resources Committee’s view that its compensation consultant should be able to render candid and expert advice independent of management’s influence. In February 2020, the Human Resources Committee approved the continued engagement of Meridian as its independent compensation consulting firm. In its decision to retain Meridian as its independent compensation consultant, the Committee gave consideration to a broad range of attributes necessary to assist the needs of the Committee in setting compensation, including:

✓	a track record in providing independent, objective advice;
✓	broad organizational knowledge;
✓	industry reputation and experience;
✓	in-depth knowledge of competitive pay levels and practices; and
✓	responsiveness and working relationship.

Meridian representatives attended five of the six Human Resources Committee meetings during 2019. At the Human Resources Committee’s request, the consultant met regularly with the Committee members outside the presence of management, and spoke separately with the Committee Chair and other Committee members.

During 2019, the Committee requested of Meridian the following items:

✓	market pay and market trend analyses, which assist the Committee in targeting executive compensation at the desired level versus market;
✓

comparisons of short-term incentive payouts and financial performance to utility peers, which the Committee uses to evaluate prior-year short-term incentive goals and set future short-term incentive goals;

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✓	preparation of tally sheets of compensation components, which the Committee uses to evaluate the cumulative impact of prior compensation decisions;
✓	review of compensation program designs at other regulated utilities, which the Committee uses as a reference when considering changes to programs and practices;
✓

review and advice on the Compensation Discussion and Analysis section included in the Company’s proxy statement to ensure full, accurate and clear disclosure, and other executive compensation-related proxy statement items;

✓	advice in connection with the Committee’s risk analysis of the Company’s compensation policies and practices, in furtherance of the Committee’s responsibilities pursuant to its charter;
✓	regular updates on legislative, regulatory and proxy advisor trends and developments;
✓

advice with respect to legal, regulatory and/or accounting considerations impacting Ameren’s compensation and benefit programs, to ensure the Committee is aware of external views regarding the programs; and

✓	other requests relating to executive compensation issues.

Other than services provided to the Human Resources Committee as set forth above and for the Nominating and Corporate Governance Committee as described below, Meridian did not perform any other services for the Company or any of its subsidiaries in 2019.

Pursuant to its letter agreement with the Committee, if the Company or management of the Company proposes that Meridian perform services for the Company or management of the Company other than in Meridian’s retained role as consultant to the Committee and the Nominating and Corporate Governance Committee, any such proposal is required to be submitted to the Human Resources Committee for approval before such services begin.

In December 2019, the Nominating and Corporate Governance Committee also approved the continued engagement of Meridian as its independent consulting firm with respect to director compensation matters. See “— DIRECTOR COMPENSATION — Role of Director Compensation Consultant” above for a description of the services Meridian provided to the Nominating and Corporate Governance Committee in 2019.

Each of the Human Resources Committee and Nominating and Corporate Governance Committee has procedures for the purpose of determining whether the work of any compensation consultant raises any conflict of interest. Pursuant to such procedures, in December 2019 each such committee considered various factors, including the six factors mandated by SEC rules, and determined that with respect to executive and director compensation-related matters, no conflict of interest was raised by the work of Meridian.

Delegation of Authority

The Human Resources Committee has delegated authority to the Company’s Administrative Committee, comprised of designated members of management, to approve changes, within specified parameters, to certain of the Company’s retirement plans. It has also delegated authority to management to make pro-rata equity grants to employees (non-Section 16 Officers), who are newly eligible for the LTIP, or who have an increase in their LTIP target opportunity due to a promotion during the plan year. In addition, the Human Resources Committee has delegated to the Chief Executive Officer the authority to make discretionary grants of equity awards from a pre-authorized pool of shares of Common Stock to employees who are not Section 16 Officers. These grants are reviewed periodically by the Human Resources Committee. The Company will ensure the total value of the equity grants made by the Chief Executive Officer does not exceed a specified limit.

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Human Resources Committee Interlocks and Insider Participation

No current member of the Human Resources Committee of the Board of Directors (Ms. Brinkley and Messrs. Johnson, Harshman, Lipstein and Wilson) was at any time during 2019 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure under applicable SEC rules.

No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Company’s Board of Directors or the Human Resources Committee during 2019.

Timing of Compensation Decisions and Awards

The Board and the Committee establish meeting schedules annually, well in advance of each meeting, to ensure a thorough and thoughtful decision process. Incentive compensation awards are typically made at regularly scheduled meetings.

The following is a discussion of the timing of certain compensation decisions for 2019:

●	the NEOs’ base salaries for 2019 were reviewed and a 2019 base salary increase for each of the NEOs was approved at the December 2018 Committee meeting, as discussed under “— Base Salary” above;
●	2019 EIP target opportunities (as a percentage of base salary) were established for the NEOs at the December 2018 Committee meeting;
●	the range of 2019 EIP EPS, safety interactions and customer-focused measures for 2019 were set at the February 2019 Committee meeting;
●	2019 PSU and RSU grants to the NEOs were approved at the December 2018 Committee meeting; and
●	the final determination of the 2019 EIP and 2017 PSU payouts were made at the February 2020 Committee meeting.

Decisions relating to material elements of compensation are fully deliberated by the Committee at each Committee meeting and, when appropriate, over the course of several Committee meetings. This allows for any follow-up to questions from Committee members in advance of the final decision. The Committee approves long-term incentive grants at its December meeting of the year prior to the year the grants are made. The Committee expects to continue to establish base salaries at its December meeting each year with such base salaries to be effective in the following January.

Consideration of Company’s 2019 “Say-on-Pay” Vote

The Committee considers the results of the shareholder advisory “say-on-pay” vote along with other factors in connection with discharging its responsibilities relating to the Company’s executive compensation program, although no factor is assigned a quantitative weighting. As a result of the 2019 advisory “say-on-pay” vote, which saw a substantial majority (of approximately 94 percent) of the Company’s shareholders who were entitled to vote approve the compensation program described in the proxy statement in connection with our annual meeting held on May 2, 2019, the Committee continued to apply the same principles in determining the amounts and types of executive compensation for fiscal year 2020.

Through its shareholder outreach program, the Company welcomes feedback from its shareholders with respect to its executive compensation program.

Other Considerations for Changes in Compensation Opportunities

Market Data, retention needs and general economic conditions have been the primary factors considered in decisions to increase or decrease compensation opportunities. Corporate and individual performance are the primary factors in determining the ultimate value of those compensation opportunities.

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Role of Executive Officers

For 2019, the Chief Executive Officer, Mr. Baxter, with the assistance of the Senior Vice President, Corporate Communications and Chief Human Resources Officer of Ameren Services, Mark C. Lindgren, recommended to the Committee compensation amounts for the other NEOs. The Chief Executive Officer makes recommendations to the Committee with respect to the compensation of the NEOs (other than himself) and other senior executives. The Chief Executive Officer possesses insight regarding individual performance levels, degree of experience and future promotion potential. In all cases, the Chief Executive Officer’s recommendations are presented to the Human Resources Committee for review based on the Market Data provided by the Committee’s independent consultant. The Committee independently determines each NEO’s compensation, as discussed in this CD&A.

Neither the Chief Executive Officer nor any other NEO makes recommendations for setting his own compensation. The Chief Executive Officer’s compensation is determined in Committee meetings during an executive session with only the Committee members and the Committee’s independent consultant present.

The Chief Executive Officer, the other NEOs and our other senior executives play a role in the early stages of design and evaluation of our compensation programs and policies. Because of their extensive familiarity with our business and corporate culture, these executives are in the best position to suggest programs and policies to the Committee and the independent consultant that will engage employees and provide effective incentives to produce outstanding financial and operating results for the Company and our shareholders.

Other Compensation Matters

We do not have any written or unwritten employment agreements with any of our NEOs. Each NEO is an employee at the will of the Company and/or its subsidiaries, as specified below.

Severance

All officers of the Company participate in the Ameren Corporation Severance Plan for Ameren Officers (the “Officer Severance Plan”). The primary purpose of the Officer Severance Plan is to facilitate mid-career hires and act as a retention tool during times of uncertainty. The Officer Severance Plan provides market-level pay and benefits to officers and NEOs in the event of an involuntary termination of employment without “Cause”, as defined in the Officer Severance Plan. The Officer Severance Plan provides for a lump sum payment that is generally equal to annual base salary plus target annual cash incentive award in effect at termination of employment, a pro-rated annual incentive payment based on actual plan performance, continuation of medical coverage for 12 months subsidized by the Company, and outplacement career transition services. Upon a change of control, officers who are eligible for severance pay and benefits under the Company’s Second Amended and Restated Change of Control Severance Plan, as amended, would be entitled to the greater of the benefits available under that plan or the Officer Severance Plan, but would not receive benefits under both plans. The Human Resources Committee may amend, suspend or terminate the Officer Severance Plan at any time, provided that twelve months’ notice is required if the amount of potential severance pay and benefits is to be reduced.

Change of Control

Ameren’s Second Amended and Restated Change of Control Severance Plan, as amended, is designed to reward NEOs for remaining employed with us when their prospects for continued employment following a transaction may be uncertain. The objectives of this plan are to maintain a stable executive team during the process and to assist us in attracting highly qualified executives into the Company.

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Change of Control protections provide severance pay and, in some situations, vesting or payment of long-term incentive awards, upon a Change of Control of the Company. The arrangements provide market-level payments in the event of an involuntary termination not for “Cause” or a voluntary termination for “Good Reason.” Definitions of “Change of Control,” “Cause” and “Good Reason,” as well as more complete descriptions of Change of Control protections, are found below under the caption “— Compensation Tables and Narrative Disclosures — Potential Payments Upon Termination or Change of Control.”

The applicable triggers are structured so that payment and vesting occur only upon the occurrence of both a change of control and a qualifying termination of employment.

We expect it would take more time for senior leaders to find new employment than for other employees. Therefore, upon termination due to change of control, senior management, including the NEOs, generally are paid severance for a longer period than other employees. The Committee considered this as well as the factors described in the preceding paragraphs in structuring the cash payments described under “— Compensation Tables and Narrative Disclosures — Potential Payments Upon Termination or Change of Control — Change of Control” below, which an NEO would receive if terminated within two years following a Change of Control.

Anti-Pledging and Anti-Hedging Policies

We maintain policies that prohibit executive officers and directors from engaging in pledges of Company securities or short sales, margin accounts and hedging or derivative transactions with respect to Company securities. In addition, our policies prohibit directors and employees of the Company and its subsidiaries, including executive officers, from entering into any transaction which hedges (or offsets) any decrease in the value of Company equity securities as discussed under “SECURITY OWNERSHIP — Security Ownership of Directors and Management” below.

Clawback

Awards granted under the 2006 Plan or the 2014 Plan, including EIP and PSU awards, are subject to a “clawback” in certain circumstances. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if an award holder knowingly or with gross negligence engaged in or failed to prevent the misconduct, or if the award holder is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the award holder will be required to reimburse the Company the amount of any payment in settlement of an award earned or accrued during the 12-month period following the first public issuance or filing of the financial document embodying the financial reporting requirement.

In addition, under the terms of the EIP, PSU and RSU awards, if the award holder engages in conduct or activity that is detrimental to the Company or violates the confidentiality or customer or employee non-solicitation provisions included in the award, generally, the award holder will be required to repay the award to the Company after receiving a demand from the Company for the repayment.

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Compensation Tables and Narrative Disclosures

The following table sets forth compensation information for our NEOs for services rendered in all capacities to the Company and its subsidiaries in fiscal years 2019, 2018 and 2017. You should refer to the section entitled “COMPENSATION DISCUSSION AND ANALYSIS” above for an explanation of the elements used in setting the compensation for our NEOs.

2019 SUMMARY COMPENSATION TABLE

Name and Principal Position(1) (a)	Year (b)	Salary(2) ($) (c)	Bonus(2) ($) (d)	Stock Awards(3) ($) (e)	Option Awards(4) ($) (f)	Non-Equity Incentive Plan Compensation(2)(5) ($) (g)	Change in Pension Value and Nonqualified Def. Comp. Earnings(6) ($) (h)	All Other Compensation(2)(7) ($) (i)	Total ($) (j)
Warner L. Baxter Chairman, President and Chief Executive Officer, Ameren	2019	1,200,000	—	4,703,053	—	2,275,000	1,347,520	193,425	9,718,998
	2018	1,140,000	—	4,561,577	—	2,350,000	249,563	153,320	8,454,460
	2017	1,075,000	—	4,474,803	—	1,775,000	629,030	126,957	8,080,790
Michael L. Moehn Executive Vice President and Chief Financial Officer, Ameren	2019	590,000	—	1,022,877	—	667,600	603,400	88,660	2,972,537
	2018	547,000	—	1,805,412	—	750,100	11,383	68,893	3,182,788
	2017	530,000	—	1,103,097	—	610,030	268,679	44,134	2,555,940
Martin J. Lyons, Jr. Chairman and President, Ameren Missouri	2019	707,917	—	1,346,945	—	851,900	766,762	106,185	3,779,709
	2018	684,000	—	2,360,234	—	976,500	40,228	93,247	4,154,209
	2017	662,000	—	1,492,607	—	840,962	353,722	60,416	3,409,707
Richard J. Mark Chairman and President, Ameren Illinois	2019	539,000	—	897,762	—	511,000	431,827	80,780	2,460,369
	2018	523,000	—	1,673,933	—	647,100	130,658	63,214	3,037,905
	2017	507,000	—	996,609	—	558,185	222,643	53,956	2,338,393
Fadi M. Diya Senior Vice President and Chief Nuclear Officer, Ameren Missouri	2019	515,000	—	782,130	—	561,500	388,374	56,763	2,303,767
	2018	490,500	—	735,988	—	554,800	76,442	49,320	1,907,050
	2017	472,500	—	764,880	—	436,533	186,367	41,136	1,901,416
Bhavani Amirthalingam Senior Vice President and Chief Digital Information Officer, Ameren	2019	412,000	125,000	403,649	—	363,600	121,724	47,272	1,473,245
	2018	333,333	300,000	546,664	—	347,700	33,061	10,006	1,570,764

Gregory L. Nelson Retired Senior Vice President, General Counsel and Secretary, Ameren(8)	2019	398,717	—	815,176	—	286,400	511,365	52,597	2,064,255
	2018	505,000	—	808,256	—	606,600	80,255	56,411	2,056,522
	2017	491,000	—	908,343	—	491,427	256,027	33,501	2,180,298

(1)	Includes compensation received as an officer of Ameren and/or its subsidiaries. Ms. Amirthalingam was not an NEO for the Company for 2018 or 2017.
(2)	Column (c) includes a lump-sum payment of $95,383 for accrued vacation time that was made to Mr. Nelson in connection with his retirement, effective August 1, 2019. Column (d) includes amounts paid to Ms. Amirthalingam pursuant to a sign-on and retention bonus agreement entered into on March 1, 2018. Pursuant to the terms of her sign-on and retention bonus agreement, Ms. Amirthalingam was required to pay to Ameren the amount, net of withholdings, of any incentive award payment received from her former employer for service during 2017. As a result, Ms. Amirthalingam paid $125,071 to Ameren in 2018. Other cash compensation received by each NEO for fiscal years 2019, 2018 and 2017 is found in the Salary or Non-Equity Incentive Plan Compensation column of this table. The amounts that would generally be considered “bonus” awards are found under Non-Equity Incentive Plan Compensation in column (g).

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(3)	The amounts in column (e) represent the aggregate grant date fair value computed in accordance with authoritative accounting guidance of PSU and RSU awards under our 2014 Plan, without regard to estimated forfeitures related to service-based vesting conditions. For the 2019 PSU grants, the calculations reflect an accounting value of 103.4 percent of the target value; for 2018 grants, 106.6 percent of the target value; and for 2017 grants, 112.8 percent of the target value. For the 2019 RSU grants and the 2018 RSU grants (including the one-time RSU retention awards for Messrs. Lyons, Mark and Moehn and the sign-on RSU award for Ms. Amirthalingam), the calculations reflect an accounting value equal to the most recent closing price of Ameren’s Common Stock as of the grant date. Assumptions used in the calculation of the amounts in column (e) are described in Note 11 to our audited financial statements for the fiscal year ended December 31, 2019 included in our 2019 Form 10-K. The maximum aggregate value of the 2019 PSU and RSU awards, excluding dividends, is as follows: Mr. Baxter - $9,197,184; Mr. Moehn - $2,000,333; Mr. Lyons - $2,634,086; Mr. Mark - $1,755,648; Mr. Diya - $1,529,549; Ms. Amirthalingam - $789,350; and Mr. Nelson - $1,594,138. Valuations are based on $76.80 per share, the most recent closing price of Ameren Common Stock on the NYSE as of December 31, 2019.
The amounts reported for PSU and RSU award grants in column (e) do not reflect actual compensation realized by the NEOs and are not a guarantee of the amount that the NEO will actually receive from the grant of the awards. The actual compensation realized by the NEOs will be based upon the share price of Ameren’s Common Stock at payout. The PSU performance periods for the 2018 and 2019 grants will not end until December 31, 2020 and December 31, 2021, respectively, and, as such, the actual value, if any, of the PSU awards will generally depend on the Company’s achievement of certain market performance measures during these periods. For information regarding the terms of the awards, the description of vesting conditions, and the criteria for determining the amounts payable, including 2017 PSU awards granted to each NEO, other than Ms. Amirthalingam, see “— COMPENSATION DISCUSSION AND ANALYSIS.”
(4)	None of the NEOs received any option awards in 2019, 2018 or 2017.
(5)	Represents payouts for performance under the applicable year’s EIP. See “— COMPENSATION DISCUSSION AND ANALYSIS” for a discussion of how amounts were determined for 2019.
(6)	Amounts shown in column (h) are the sum of (1) the increase in the actuarial present value of each NEO’s accumulated benefit under all defined benefit pension plans (including the SRP) from December 31 of the prior fiscal year to December 31 of the applicable fiscal year and (2) the above-market portion of interest determined in accordance with SEC disclosure rules as the difference between the interest credited at the rate in the Company’s deferred compensation plan and interest that would be credited at 120 percent of the AFR published by the Internal Revenue Service (“IRS”) and calculated as of December 2018, for the year ended December 31, 2019, as of January 1, 2018, for the year ended December 31, 2018 and as of January 1, 2017 for the year ended December 31, 2017. The table below shows the allocation of these amounts for each NEO. For 2019, the applicable interest rate for the deferred compensation plan was 5.84 percent for amounts deferred prior to January 1, 2010 and 3.98 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 3.98 percent published by the IRS and calculated as of December 2018. For 2018, the applicable interest rate for the deferred compensation plan was 5.69 percent for amounts deferred prior to January 1, 2010 and 3.16 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 3.10 percent published by the IRS and calculated as of January 2018. For 2017, the applicable interest rate for the deferred compensation plan was 5.49 percent for amounts deferred prior to January 1, 2010 and 2.72 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 3.31 percent published by the IRS and calculated as of January 2017.

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Name	Year	Pension Plan Increase ($)	Deferred Compensation Plan Above-Market Interest ($)
Baxter	2019	1,318,519	29,001
	2018	211,353	38,210
	2017	598,542	30,488
Moehn	2019	595,979	7,421
	2018	1,606	9,777
	2017	260,878	7,801
Lyons	2019	766,762	—
	2018	40,228	—
	2017	353,722	—
Mark	2019	418,206	13,621
	2018	112,711	17,947
	2017	208,323	14,320
Diya	2019	385,407	2,967
	2018	72,533	3,909
	2017	183,248	3,119
Amirthalingam	2019	121,724	—
	2018	33,061	—
Nelson	2019	506,348	5,017
	2018	70,513	9,742
	2017	248,254	7,773
For assumptions and methodology regarding the determination of pension values, please refer to the footnotes under the Pension Benefits Table.
(7)	The amounts in column (i) reflect required employer contributions allocated by the Company to each NEO pursuant to the Company’s 401(k) savings plan, which is available to all eligible employees, and the cost of insurance premiums paid by the Company with respect to term life insurance, which amount each NEO is responsible for paying income tax. In 2019, the Company’s 401(k) employer contributions, including the 401(k) Restoration Benefit as described in “— NONQUALIFIED DEFERRED COMPENSATION — Executive Deferred Compensation Plan Participation” below, for each of the NEOs were as follows: Mr. Baxter - $160,479; Mr. Moehn - $60,305; Mr. Lyons - $75,799; Mr. Mark - $53,375; Mr. Diya - $48,141; Ms. Amirthalingam - $34,186; and Mr. Nelson - $45,239. In 2019, the Company’s costs of insurance premiums for the NEOs were as follows: Mr. Baxter - $12,821; Mr. Moehn - $5,127; Mr. Lyons - $6,606; Mr. Mark - $16,488; Mr. Diya - $8,622; Ms. Amirthalingam - $1,814; and Mr. Nelson - $7,358. In 2019, the amount in column (i) also includes costs for tax and financial planning services for Messrs. Baxter, Lyons, Mark, Moehn and Ms. Amirthalingam; charitable contribution matching grants for Mr. Lyons; ticket and related event expenses for Messrs. Baxter, Lyons, Mark, Moehn and Ms. Amirthalingam; and a portion of the dues for a club membership used primarily for business purposes by Messrs. Lyons, Mark and Moehn.
(8)	Mr. Nelson retired from the Company effective August 1, 2019.

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The following table provides additional information with respect to stock-based awards granted in 2019, the value of which was provided in the Stock Awards column of the Summary Compensation Table with respect to 2019 grants, and the potential range of payouts associated with the 2019 EIP.

GRANTS OF PLAN-BASED AWARDS TABLE

Name (a)	Grant Date(1) (b)	Committee Approval Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#) (i)	All Other Option Awards: Number of Securities Underlying Options(5) (#) (j)	Exercise or Base Price of Option Awards(5) ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(6) ($) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Baxter			690,000	1,380,000	2,760,000	—	—	—	—	—	—	—
	1/1/19	12/13/18				24,656	49,311	98,622	21,133	—	—	4,703,053
Moehn			208,052	416,104	832,208	—	—	—	—	—	—	—
	1/1/19	12/13/18				5,363	10,725	21,450	4,596	—	—	1,022,877
Lyons			265,490	530,979	1,061,958	—	—	—	—	—	—	—
	1/1/19	12/13/18				7,062	14,123	28,246	6,052	—	—	1,346,945
Mark			175,175	350,350	700,700	—	—	—	—	—	—	—
	1/1/19	12/13/18				4,707	9,413	18,826	4,034	—	—	897,762
Diya			167,375	334,750	669,500
	1/1/19	12/13/18				4,101	8,201	16,402	3,514	—	—	782,130
Amirthalingam			113,300	226,600	453,200
	1/1/19	12/13/18				2,116	4,232	8,464	1,814	—	—	403,649
Nelson			98,155	196,310	392,620	—	—	—	—	—	—	—
	1/1/19	12/13/18				827	1,653	3,306	709	—	—	815,176
(1)	The 2019 PSU target awards and the 2019 RSU awards were approved by the Committee on December 13, 2018 and, in accordance with authoritative accounting guidance, granted on January 1, 2019. See “— COMPENSATION DISCUSSION AND ANALYSIS” for a discussion of the timing of various pay decisions.
(2)	The amounts shown in column (c) reflect the threshold payment level under the 2019 EIP which is 50 percent of the target amount shown in column (d). The amount shown in column (e) is 200 percent of such target amount. See “— COMPENSATION DISCUSSION AND ANALYSIS” for information regarding the performance-based conditions. Mr. Nelson retired from the Company effective August 1, 2019; accordingly, the amounts shown in columns (c), (d), and (e) for Mr. Nelson have been pro-rated in accordance with the terms of the 2019 EIP.
(3)	For each NEO, the amounts shown (denominated in shares of Common Stock) in column (f) reflect the threshold 2019 PSU award grants, which is 50 percent of the target amount shown in column (g). The amount shown in column (h) is 200 percent of such target amount. See “— COMPENSATION DISCUSSION AND ANALYSIS” for information regarding the terms of the awards, the description of performance-based vesting conditions and the criteria for determining the amounts payable. Mr. Nelson retired from the Company effective August 1, 2019; accordingly, the amounts shown in columns (f), (g), and (h) for Mr. Nelson have been pro-rated in accordance with the terms of the 2019 PSU awards.
(4)	The amounts shown in column (i) reflect the January 1, 2019 RSU awards for each NEO. Mr. Nelson retired from the Company effective August 1, 2019; accordingly, the amount shown in column (i) for Mr. Nelson has been pro-rated in accordance with the terms of the 2019 RSU awards.
(5)	None of the NEOs received any option awards in 2019.
(6)	For each NEO, the amount represents the grant date fair value of the 2019 PSU and RSU awards determined in accordance with authoritative accounting guidance (including FASB ASC Topic 718), excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are referenced in footnote 3 to the Summary Compensation Table. There is no guarantee that, if and when the 2019 PSU and RSU awards vest, they will have this value.

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

See “— COMPENSATION DISCUSSION AND ANALYSIS” for further information relating to each NEO regarding the terms of awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table and for discussions regarding officer stock ownership requirements, dividends paid on equity awards and allocations between short-term and long-term compensation.

The following table provides information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2019.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards(1)					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(4) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(5) ($) (j)
Baxter	—	—	—	—	—	121,720	9,348,096	205,199	15,759,283
Moehn	—	—	—	—	—	30,006	2,304,461	60,403	4,638,950
Lyons	—	—	—	—	—	40,601	3,118,157	79,565	6,110,592
Mark	—	—	—	—	—	27,109	2,081,971	54,995	4,223,616
Diya	—	—	—	—	—	20,806	1,597,901	33,466	2,570,189
Amirthalingam	—	—	—	—	—	—	—	17,311	1,329,485
Nelson	—	—	—	—	—	21,256	1,632,461	14,822	1,138,330
(1)	None of the NEOs hold any options to purchase shares of Common Stock.
(2)	For each NEO, other than Ms. Amirthalingam, the amount shown represents the 2017 PSU award grant at the 147.5 percent performance level. The 2017 PSU awards for such NEOs vested as of February 29, 2020. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Compensation” for a discussion of the PSU program.
(3)	Valuations are based on $76.80 per share, the most recent closing price of Ameren Common Stock on the NYSE as of December 31, 2019. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Compensation — 2017 PSU Awards Vesting” for a discussion of the amounts actually earned with respect to the 2017 PSU awards.
(4)	For each NEO, the amount shown represents the 2018 PSU/RSU and 2019 PSU/RSU award grants assuming achievement of the maximum and target performance goals for the PSUs, respectively. The 2018 and 2019 PSU and RSU awards will vest, subject to Ameren achieving the required performance threshold and continued employment of the NEO, as of February 28, 2021 and February 28, 2022, respectively. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Compensation.” There is no guarantee that such amounts will ultimately be earned by participants.
(5)	Valuations are based on $76.80 per share, the most recent closing price of Ameren Common Stock on the NYSE as of December 31, 2019. There is no guarantee that such amounts will ultimately be earned by participants.

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The following table provides the amounts received upon exercise of options or similar instruments or the vesting of stock or similar instruments during the most recent fiscal year.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards(1)		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting(2) (#) (d)	Value Realized on Vesting(3) ($) (e)
Baxter	—	—	185,927	13,245,439
Moehn	—	—	47,075	3,353,623
Lyons	—	—	63,746	4,541,265
Mark	—	—	42,548	3,031,120
Diya	—	—	32,180	2,292,503
Amirthalingam	—	—	2,403	180,489
Nelson	—	—	39,147	2,788,832
(1)	None of the NEOs hold any options to purchase shares of Common Stock.
(2)	For each NEO other than Ms. Amirthalingam, the amount shown represents 2016 PSU award grants vested as of February 28, 2019. During the performance period for the 2016 PSU awards ending December 31, 2018, such NEOs were credited with dividend equivalents on 2016 PSU award grants, which represented the right to receive shares of Ameren Common Stock measured by the dividend payable with respect to the corresponding number of 2016 PSU awards. Dividend equivalents on 2016 PSU awards accrued at target levels and were reinvested into additional 2016 PSU awards throughout the three-year performance period. Dividend equivalents are only earned to the extent that the underlying PSU award is earned. The number of 2016 PSUs ultimately earned by each NEO through dividend reinvestment, at 200 percent of the original target levels accrued, was as follows: Mr. Baxter — 16,789 units; Mr. Moehn — 4,251 units; Mr. Lyons — 5,756 units; Mr. Mark — 3,842 units; Mr. Diya — 2,906 units; and Mr. Nelson — 3,535 units. For Ms. Amirthalingam, the amount shown represents a 50% vesting of the 2018 RSU sign-on award including dividend equivalents of 101 units which accrued and were paid as of the July 1, 2019 vesting date.
(3)	The value of the vested 2016 PSUs is based on the closing price of $71.24 per share of our Common Stock on the NYSE as of February 28, 2019, the date the 2016 PSU awards vested. The value of the 2018 RSU sign-on award for Ms. Amirthalingam is based on $75.11 per share, the most recent closing price of Ameren common stock on the NYSE as of July 1, 2019, the date the 2018 RSU award vested.

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Pension Benefits

The table below provides the actuarial present value of the NEO’s accumulated benefits under the Company’s retirement plans and the number of years of service credited to each NEO under these plans.

PENSION BENEFITS TABLE

Name (a)	Plan Name (b)	Number of Years Credited Service(1) (#) (c)	Present Value of Accumulated Benefit(2)(3) ($) (d)	Payments During Last Fiscal Year(4) ($) (e)
Baxter	1) Retirement Plan	24	832,696	—
	2) SRP	24	3,691,706	—
Moehn	1) Retirement Plan	19	743,158	—
	2) SRP	19	1,065,931	—
Lyons	1) Retirement Plan	18	749,501	—
	2) SRP	18	1,764,387	—
Mark	1) Retirement Plan	17	769,052	—
	2) SRP	17	1,121,216	—
Diya	1) Retirement Plan	14	580,153	—
	2) SRP	14	690,389	—
Amirthalingam	1) Retirement Plan	1	71,787	—
	2) SRP	1	82,998	—
Nelson	1) Retirement Plan	24	1,115,803	—
	2) SRP	24	1,272,670	—
(1)	Years of credited service are not used for purposes of calculating the NEOs’ balances under these plans.
(2)	Represents the actuarial present value of the accumulated benefits relating to the NEOs under the Retirement Plan (defined below) and the SRP as of December 31, 2019. See Note 10 to our audited consolidated financial statements for the year ended December 31, 2019 included in our 2019 Form 10-K for an explanation of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefit. The calculations were based on retirement at the plan normal retirement age of 65, included no pre-retirement decrements in determining the present value, used a 40 percent lump sum / 60 percent annuity payment form assumption, and used the plan valuation mortality assumptions after age 65 (PRI-2012 mortality projected generationally by Scale MP-2019). Cash balance accounts were projected to age 65 using the 2019 plan interest crediting rate of 5 percent.
(3)	The following table provides the Cash Balance Account Lump Sum Value for accumulated benefits relating to the NEOs under the cash balance account under the Retirement Plan and the SRP at December 31, 2019 as an alternative to the presentation of the actuarial present value of the accumulated benefits relating to the NEOs under the Retirement Plan and the SRP as of December 31, 2019.

Name	Plan Name	Cash Balance Account Lump Sum Value ($)
Baxter	1) Retirement Plan	587,222
	2) SRP	2,568,442
Moehn	1) Retirement Plan	460,407
	2) SRP	646,900
Lyons	1) Retirement Plan	481,312
	2) SRP	1,113,100
Mark	1) Retirement Plan	599,260
	2) SRP	867,099
Diya	1) Retirement Plan	396,304
	2) SRP	465,129
Amirthalingam	1) Retirement Plan	38,493
	2) SRP	43,276
Nelson	1) Retirement Plan	839,429
	2) SRP	948,332
(4)	All NEOs, other than Mr. Nelson, are active and were not eligible for payments prior to December 31, 2019. Mr. Nelson became eligible to receive benefits under the Company’s Retirement Plan and SRP effective upon his retirement on August 1, 2019.

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Ameren Retirement Plan

Retirement benefits for the NEOs fall under the Benefits for Salaried Employees (the “Cash Balance Account”). Most salaried employees of Ameren and its subsidiaries, including the NEOs, earn benefits in the Cash Balance Account under the Ameren Retirement Plan (the “Retirement Plan”) immediately upon employment. Benefits become vested after three years of service.

On an annual basis, a bookkeeping account in a participant’s name is credited with an amount equal to a percentage of the participant’s pensionable earnings for the year. Pensionable earnings include base salary and annual EIP compensation, which are equivalent to amounts shown in columns (c) and (g) in the Summary Compensation Table. The applicable percentage is based on the participant’s age as of December 31 of that year.

Participant’s Age on December 31	Regular Credit for Pensionable Earnings*
Less than 30	3%
30 to 34	4%
35 to 39	4%
40 to 44	5%
45 to 49	6%
50 to 54	7%
55 and over	8%
*	An additional regular credit of three percent is received for pensionable earnings above the Social Security wage base.

These accounts also receive interest credits based on the average yield for one-year U.S. Treasury constant maturity for the previous October, plus one percent. The minimum interest credit is five percent.

Effective January 1, 2001, an enhancement account was added that provides a $500 additional credit at the end of each year.

The normal retirement age under the Cash Balance Account structure and the SRP is 65. Neither the Cash Balance Account structure nor the SRP contains provisions for crediting extra years of service or for early retirement. When a participant terminates employment (including as a result of retirement), the amount credited to the participant’s account is converted to an annuity or paid to the participant in a lump sum. The participant can also choose to defer distribution, in which case the account balance is credited with interest at the applicable rate until the future date of distribution.

Ameren Supplemental Retirement Plan

In certain cases, pension benefits under the Retirement Plan are reduced to comply with maximum limitations imposed by the IRC. The SRP is maintained by Ameren to provide for a supplemental benefit equal to the difference between the benefit that would have been paid if such IRC limitations were not in effect and the reduced benefit payable as a result of such IRC limitations. Any NEO whose pension benefits under the Retirement Plan would exceed IRC limitations is eligible to participate in the SRP. The SRP is unfunded and is not a qualified plan under the IRC.

There is no offset under either the Retirement Plan or the SRP for Social Security benefits or other offset amounts.

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Nonqualified Deferred Compensation

The following table discloses contributions, earnings and balances under the nonqualified deferred compensation plan for each NEO.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name (a)	Executive Contributions in 2019(1) ($) (b)	Company Contributions in 2019(2) ($) (c)	Aggregate Earnings in 2019(3) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at 12/31/19(4) ($) (f)
Baxter	196,200	147,150	526,478	—	4,062,769
Moehn	107,966	47,705	208,729	—	1,567,406
Lyons	84,265	63,199	203,507	—	1,230,323
Mark	434,508	40,775	217,107	—	2,980,266
Diya	429,178	35,541	141,376	—	2,693,315
Amirthalingam	355,620	21,586	11,610	—	388,816
Nelson	186,081	32,639	57,602	—	970,877
(1)	A portion of these amounts is also included in amounts reported for 2019 as “Salary” in column (c) of the Summary Compensation Table. These amounts also include a portion of amounts reported as “Non-Equity Incentive Plan Compensation” in our 2019 proxy statement representing compensation paid in 2019 for performance during 2018.
(2)	All of the Company matching contributions reported for each NEO are included in the amounts reported in column (i) of the Summary Compensation Table.
(3)	The dollar amount of aggregate interest earnings accrued during 2019. The above-market interest component of these amounts earned on deferrals made prior to January 1, 2010 with respect to plan years beginning on or prior to January 1, 2010 and for deferrals made prior to January 1, 2010 with respect to plan years beginning on or after January 1, 2011 is included in amounts reported in column (h) of the Summary Compensation Table. See footnote (6) to the Summary Compensation Table for the amounts of above-market interest. There are no above-market or preferential earnings on compensation deferred with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010.
(4)	The dollar amount of the total balance of the NEO’s account as of December 31, 2019 consists of the following elements:

Name	Executive Contributions ($)	Company Matching Contributions ($)	Interest Earnings ($)	Total ($)	Amount Previously Reported as Compensation in Prior Years(1) ($)
Baxter	1,634,114	693,275	1,735,380	4,062,769	2,250,423
Moehn	746,024	232,554	588,828	1,567,406	546,557
Lyons	502,438	376,829	351,056	1,230,323	731,804
Mark	1,877,676	224,593	877,997	2,980,266	1,280,115
Diya	2,113,886	167,913	411,516	2,693,315	1,406,508
Amirthalingam	355,620	21,586	11,610	388,816	—
Nelson	458,314	149,466	363,097	970,877	311,755
(1)	Represents amounts previously reported as compensation to the NEO in the Summary Compensation Table of Ameren or its subsidiaries in previous years.

Executive Deferred Compensation Plan Participation

Pursuant to an optional deferred compensation plan available to members of the Company’s management, NEOs may annually choose to defer up to 50 percent (in one percent increments) of their salary and up to 100 percent (in one percent increments or amounts in excess of a threshold) of cash incentive awards. There are no minimum dollar thresholds for deferrals. At the request of a participant, the Company may, in its discretion, waive the 50 percent limitation.

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The Ameren Deferred Compensation Plan, as amended and restated, effective January 1, 2010 (the “Ameren Deferred Compensation Plan”), changed the interest crediting rates for deferrals made with respect to plan years commencing on and after January 1, 2010 and added a 401(k) restoration benefit for eligible officers of Ameren whose total salary and short-term incentive award exceeds the limit on compensation in effect under the IRC. In October 2010, the Company adopted an amendment to the Ameren Deferred Compensation Plan for plan years beginning on and after January 1, 2011 to, among other things, change the measurement period for the applicable interest rates to amounts deferred under such plan prior to January 1, 2010 and clarify that matching contributions made under the plan are based upon all of a participant’s deferrals under the plan during a plan year. Pursuant to the Ameren Deferred Compensation Plan, amounts deferred (and interest attributable thereto), other than the 401(k) Restoration Benefit (as defined below), accrue interest at the rate to be applied to the participant’s account balance depending on (1) the plan year for which the rate is being calculated and (2) the year in which the deferral was made, as follows:

Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning on or prior to January 1, 2010	Deferrals prior to January 1, 2010	150 percent of the average of the monthly Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Officers Deferred Plan Index Rate”) for the calendar year immediately preceding such plan year — for 2019 such interest crediting rate was 5.84 percent
Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	120 percent of the AFR for the December immediately preceding such plan year (the “Officers Deferred Plan Interest Rate”) — for 2019 such interest crediting rate was 3.98 percent

Under the Ameren Deferred Compensation Plan, upon a participant’s termination of employment with the Company and/or its subsidiaries prior to age 55 and after the occurrence of a “Change of Control” (as defined under “— Potential Payments Upon Termination or Change of Control — Change of Control” below) the balance in such participant’s deferral account, with interest as described in the table above, shall be distributed in a lump sum within 30 days after the date the participant terminates employment.

The 401(k) Restoration Benefit allows eligible officers of Ameren, including the NEOs, to also defer a percentage of salary and/or EIP awards in excess of the limit on compensation then in effect under the IRC (currently $280,000), in one percent increments, up to a maximum of six percent of total salary and EIP awards (a “401(k) Restoration Deferral,” together with Ameren’s 401(k) matching credit described below, the “401(k) Restoration Benefit”). Under the Ameren Deferred Compensation Plan, Ameren credits each participating officer’s deferral account with a matching credit equal to 100 percent of the first three percent of salary and EIP awards and 50 percent of the remaining salary and EIP awards deferred by the participant, including a 401(k) Restoration Deferral. In general, eligible participants, including the NEOs, may direct the deemed investment of the 401(k) Restoration Benefit in accordance with the investment options that are generally available under Ameren’s 401(k) savings investment plan, except for the Ameren stock fund.

As a result of the changes described in this section, no preferential or above-market earnings are paid pursuant to the Ameren Deferred Compensation Plan with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010. The investment returns for the funds available to NEOs under the Ameren Deferred Compensation Plan in 2019 were as follows:

Name of Fund	Percentage Rate of Return(1) (%)
Target 2020 Fund	13.32
Target 2025 Fund	18.55
Target 2030 Fund	20.82
Target 2035 Fund	22.89
Target 2040 Fund	24.74
Target 2045 Fund	26.01
Target 2050 Fund	26.61
Target 2055 Fund	26.66
Target 2060 Fund	26.65

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Name of Fund	Percentage Rate of Return(1) (%)
Target 2065 Fund	4.50
Target Retirement Fund	15.63
Large Cap Equity Index	31.54
Large Cap Equity	27.72
Small/Mid Cap Equity Index	27.77
Small/Mid Cap Equity	31.88
International Equity Index	21.94
International Equity	27.39
Bond Fund	9.88
Bond Index Fund	8.82
TIPS Bond Index Fund	8.46
Stable Interest Income	2.46
(1)	Beginning November 14, 2019, the Target 2020 Fund was removed, and the Target 2065 Fund was added, to the available funds under the Ameren Deferred Compensation Plan. The Target 2020 Fund percentage reflects performance through October 31, 2019. The Target 2065 Fund reflects performance from November 14, 2019 through December 31, 2019.

After the participant retires, the deferred amounts (and interest attributable thereto), other than the 401(k) Restoration Benefit, accrue interest as follows:

Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning on or prior to January 1, 2010	Deferrals prior to January 1, 2010	Average monthly Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Officers Deferred Plan Base Index Rate”) for the calendar year immediately preceding such plan year — for 2019 such interest crediting rate was 3.89 percent
Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	Officers Deferred Plan Interest Rate — for 2019 such interest crediting rate was 3.98 percent

 The plan compounds interest annually and the rate is calculated as of the first day of the plan year.

Distributions from the Ameren Deferred Compensation Plan will be paid in cash. A participant may choose to receive the deferred amounts at retirement in a single lump sum payment or in substantially equal installments over a period of 5, 10 or 15 years. In the event a participant terminates employment with the Company and its subsidiaries prior to age 55, the balance in such participant’s deferral account is distributable in a lump sum to the participant within 30 days of the date the participant terminates employment.

Participants are 100 percent vested at all times in the value of their contributions, investment earnings and any Company 401(k) matching credits. A participant’s benefit will be comprised of separate bookkeeping accounts evidencing his or her interest in each of the investment funds in which contributions and applicable matching contributions have been deemed invested. While no actual contributions are made to the funds, earnings or losses are calculated using the valuation methodology employed by the record keeper for each of the corresponding funds. Participants may generally transfer investments among various investment alternatives on a daily basis, subject to the provisions of the Ameren Deferred Compensation Plan.

Potential Payments Upon Termination or Change of Control

This section describes and estimates payments that could be made to the NEOs serving as of December 31, 2019, under different termination and change-in-control events. The estimated payments would be made under the terms of Ameren’s compensation and benefits plans, as well as the Severance Plan for Ameren Officers (“Officer Severance Plan”) or the Second Amended and Restated Change of Control Severance Plan (“Change of Control Plan”).

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The tables below reflect the payments and benefits payable to each of the NEOs in the event of a termination of the NEO’s employment under several different circumstances. Other than for Mr. Nelson, for whom the amounts shown reflect benefits payable upon his retirement effective August 1, 2019, the amounts shown assume that termination was effective as of December 31, 2019, at the NEO’s compensation and service levels as of that date, and are estimates of the amounts that would be payable to the NEO in each scenario. In addition, the amounts shown do not include benefits paid by insurance providers under life and disability policies or payments and benefits provided on a non-discriminatory basis to employees upon a termination of employment. The actual amounts to be paid can only be determined at the time of the NEO’s actual separation from the Company. Factors that could affect the nature and amount of the payments on termination of employment include, among others, the timing of the event, compensation level, the market price of Common Stock and the NEO’s age.

BAXTER
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/19(2) ($)	Involuntary Termination not for Cause(3) ($)	Change of Control(4) ($)
Cash Severance	N/A	N/A	N/A	4,855,000	9,120,000
PSU Vesting	10,435,200	16,986,317	13,728,845	13,728,845	14,427,065
RSU Vesting	1,756,109	3,608,986	1,819,699	1,819,699	3,466,869
Pension Credit	N/A	N/A	N/A	N/A	1,717,470
Health and Welfare Benefits(5)	N/A	N/A	N/A	21,383	111,617
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(6)	N/A	N/A	N/A	N/A	11,660,133
Total	12,191,309	20,595,303	15,548,544	20,449,927	40,533,154

MOEHN
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/19(1) ($)	Involuntary Termination not for Cause(3) ($)	Change of Control(4) ($)
Cash Severance	N/A	N/A	N/A	1,892,600	4,200,000
PSU Vesting	2,449,152	3,957,120	N/A	N/A	3,315,117
RSU Vesting	1,130,112	2,042,726	N/A	N/A	1,978,594
Pension Credit	N/A	N/A	N/A	N/A	586,013
Health and Welfare Benefits(5)	N/A	N/A	N/A	16,402	68,031
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(6)	N/A	N/A	N/A	N/A	3,789,861
Total	3,579,264	5,999,846	N/A	1,934,002	13,967,616

LYONS
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/19(1) ($)	Involuntary Termination not for Cause(3) ($)	Change of Control(4) ($)
Cash Severance	N/A	N/A	N/A	2,146,900	4,440,000
PSU Vesting	3,304,627	5,339,290	N/A	N/A	4,456,431
RSU Vesting	1,448,218	2,621,261	N/A	N/A	2,538,744
Pension Credit	N/A	N/A	N/A	N/A	805,869
Health and Welfare Benefits(5)	N/A	N/A	N/A	22,632	101,836
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(6)	N/A	N/A	N/A	N/A	4,071,706
Total	4,752,845	7,960,551	N/A	2,194,532	16,444,586

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MARK
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/19(2) ($)	Involuntary Termination not for Cause(3) ($)	Change of Control(4) ($)
Cash Severance	N/A	N/A	N/A	1,400,350	3,018,400
PSU Vesting	2,205,158	3,562,445	2,933,146	2,933,146	2,972,840
RSU Vesting	1,057,382	1,901,952	352,435	352,435	1,842,833
Pension Credit	N/A	N/A	N/A	N/A	631,452
Health and Welfare Benefits(5)	N/A	N/A	N/A	15,888	103,389
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(6)	N/A	N/A	N/A	N/A	2,979,610
Total	3,262,540	5,464,397	3,285,581	4,726,819	11,578,524

DIYA
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/19(2) ($)	Involuntary Termination not for Cause(3) ($)	Change of Control(4) ($)
Cash Severance	N/A	N/A	N/A	1,411,250	2,884,000
PSU Vesting	1,750,886	2,840,832	2,308,224	2,308,224	2,407,774
RSU Vesting	286,080	590,976	296,448	296,448	567,596
Pension Credit	N/A	N/A	N/A	N/A	495,770
Health and Welfare Benefits(5)	N/A	N/A	N/A	21,383	100,128
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(6)	N/A	N/A	N/A	N/A	2,650,305
Total	2,036,966	3,431,808	2,604,672	4,062,305	9,135,573

AMIRTHALINGAM
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/19(1) ($)	Involuntary Termination not for Cause(3) ($)	Change of Control(4) ($)
Cash Severance	N/A	N/A	N/A	1,002,200	1,503,800
PSU Vesting	293,990	542,208	N/A	N/A	607,729
RSU Vesting	272,947	461,261	N/A	N/A	447,522
Pension Credit	N/A	N/A	N/A	N/A	141,398
Health and Welfare Benefits(5)	N/A	N/A	N/A	10,098	27,027
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(6)	N/A	N/A	N/A	N/A	N/A
Total	566,937	1,003,469	N/A	1,037,298	2,757,476

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NELSON
Component of Pay	Payment and Benefits Upon Retirement Effective 8/1/19(2) ($)
Cash Severance	N/A
PSU Vesting	2,217,446
RSU Vesting	231,552
Pension Credit	N/A
Health and Welfare Benefits(5)	N/A
Outplacement at Maximum	N/A
Excise Tax Gross-up(6)	N/A
Total	2,448,998
(1)	Ms. Amirthalingam and Messrs. Lyons and Moehn are not retirement-eligible.
(2)	The estimated number of PSUs and RSUs that would be payable upon retirement at December 31, 2019 for Messrs. Baxter, Diya, and Mark, and at August 1, 2019 for Mr. Nelson, is calculated according to the schedule following “— Termination Other Than for Change of Control” below. Where performance was estimated for PSUs, it was estimated at 127.5 percent payout for the 2018 PSU award and 52 percent payout for the 2019 PSU award.
(3)	Indicates amounts payable to NEOs pursuant to the Officer Severance Plan. The PSU vesting and RSU vesting amounts represent amounts payable because the participant is retirement eligible, not due to a benefit under the Officer Severance Plan.
(4)	Indicates Change of Control amounts payable to NEOs pursuant to the Change of Control Plan, assuming that the Company ceases to exist or is no longer publicly traded on the NYSE or NASDAQ after the Change of Control.
(5)	Health and welfare benefits figures reflect the estimated lump-sum value of all future amounts which will be paid on behalf of or attributed to the NEOs under our welfare benefit plans (these amounts, however, would not actually be paid as a cash lump sum). For amounts payable in connection with a Change of Control, the amounts reflected above represent the employer portion of premiums and an amount representing the actuarial present value of additional benefits under our retiree medical program (see “Change of Control - Health and Welfare Benefit Payment Assumptions” below). For amounts payable in connection with an Involuntary Termination Not for Cause, the amounts reflected above represent 12 months of COBRA premiums.
(6)	Excise tax gross-up payments are estimated using a stock price of $76.80 per share, the most recent closing price of Ameren Common Stock on the NYSE as of December 31, 2019. Ms. Amirthalingam is not eligible for excise tax gross-up payments due to becoming a participant in the Change of Control Severance Plan after October 1, 2009.

Severance

The NEOs are covered under the Ameren Corporation Severance Plan for Ameren Officers, as described above under “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis – Severance.”

Change of Control

Change of Control Severance Plan. Under Ameren’s Second Amended and Restated Change of Control Severance Plan, as amended (the “Change of Control Plan”), designated officers of Ameren and its subsidiaries, including the NEOs, are entitled to receive severance benefits if their employment is terminated without “Cause” (as defined below) or by the NEO for “Good Reason” (as defined below) within two years after a Change of Control. The Change of Control Plan was amended in 2009 to eliminate reimbursement and gross-up payments in connection with any excise taxes that may be imposed on benefits received by any officers who first become designated as entitled to receive benefits under the Change of Control Plan on or after October 1, 2009. Other Ameren plans also carry change of control provisions.

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Definitions of Change of Control, Cause and Good Reason
A change of control (“Change of Control”) occurs under the Change of Control Plan, in general, upon:

(i)	the acquisition of 20 percent or more of the outstanding Common Stock of Ameren or of the combined voting power of the outstanding voting securities of Ameren;
(ii)	a majority change in composition of the board of directors;
(iii)	a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of Ameren, unless current shareholders continue to own 60 percent or more of the surviving entity immediately following the transaction; or
(iv)	approval by Ameren shareholders of a complete liquidation or dissolution of Ameren.

“Cause” is defined as follows:

(i)	the participant’s willful failure to substantially perform his or her duties with Ameren (other than any such failure resulting from the participant’s disability), after notice and opportunity to remedy;
(ii)	gross negligence in the performance of the participant’s duties which results in material financial harm to Ameren;
(iii)	the participant’s conviction of, or plea of guilty or nolo contendere to, any felony or any other crime involving the personal enrichment of the participant at the expense of Ameren or shareholders of Ameren; or
(iv)	the participant’s willful engagement in conduct that is demonstrably and materially injurious to Ameren, monetarily or otherwise.

“Good Reason” is defined as follows:

(i)	a net reduction of the participant’s authorities, duties or responsibilities as an executive and/or officer of Ameren;
(ii)	required relocation of more than 50 miles;
(iii)	any material reduction of the participant’s base salary or target bonus opportunity;
(iv)	reduction in grant-date value of long-term incentive opportunity;
(v)	failure to provide the same aggregate value of employee benefit or retirement plans in effect prior to a Change of Control;
(vi)	failure of a successor to assume the Change of Control Plan agreements; or
(vii)	a material breach of the Change of Control Plan which is not remedied by the Company within ten business days of receipt of written notice of such breach.

If an NEO’s employment is terminated without Cause or by the NEO for Good Reason within two years after a Change of Control, the NEO will receive a cash lump sum equal to the following:

(i)	unpaid salary and vacation pay through the date of termination;
(ii)	pro rata EIP compensation for the year of termination;
(iii)	three years’ worth of each of base salary and target EIP compensation (two years’ worth for Ms. Amirthalingam);
(iv)	three years’ worth of additional pension credit (two years’ worth for Ms. Amirthalingam); and
(v)	solely with respect to officers who first became designated as entitled to receive benefits under the Change of Control Plan before October 1, 2009, reimbursement and gross-up for any excise tax imposed on benefits received by the NEO from Ameren, assuming such payments (as defined by the IRS) are at least 110 percent of the imposed cap under the IRC.

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In addition to the cash lump sum payment, any such NEO shall (i) continue to be eligible for health and welfare benefits during the three-year severance period(1), provided that if the NEO becomes reemployed with another employer and is eligible to receive such health and welfare benefits under such other employer’s plan, the Company’s health and welfare benefits will be secondary to those provided under such other plan during the severance period and (ii) receive, as incurred, up to $30,000 for the cost of outplacement services (not available for a Good Reason termination).

Following are details of how the above items are calculated.

●	Retirement Plan Benefit Assumptions. Amount equal to the difference between (a) the account balance under the Retirement Plan and SRP which the participant would receive if his or her employment continued during the three-year period(1) upon which severance is received (assuming the participant’s compensation during such period would have been equal to his or her compensation as in effect immediately prior to termination) and (b) the actual account balance (paid or payable) under such plans as of the date of termination.
●	Health and Welfare Benefit Payment Assumptions. Continued coverage for the NEO’s family with medical, dental, life insurance and executive life insurance benefits as if employment had not been terminated during the three-year period(1) upon which severance is received. The calculation and the corresponding amounts set forth in the Potential Payments on Termination or a Change of Control tables, above, assume full cost of benefits over the three-year period(1). In addition, the NEO’s family receives additional retiree medical benefits (if applicable) as if employment had not been terminated during the three-year period(1) upon which severance is received. Retiree medical benefits are payable only in their normal form as monthly premium payments until the NEO reaches the age of 65, at which time the NEO, or applicable beneficiary, receives an annual stipend to apply towards eligible healthcare premiums and costs. The actuarial present value of the additional retiree medical benefits is included, calculated based on retirement at the end of the three-year severance period(1), a graded discount rate assumption of 1.93 percent for payment duration of three years or less, 2.03 percent for payment duration of over three but not more than nine years and 2.52 percent for payment duration over nine years, and post-retirement mortality (but not pre-retirement mortality) according to the PRI-2012 Non Disabled Annuitant (generational) table.
(1)	Ms. Amirthalingam’s severance period is two years, and she is not eligible for retiree medical benefits.

Ability to Amend or Terminate Change of Control Plan
The Board may amend or terminate the Change of Control Plan at any time, including designating any other event as a Change of Control, provided that the Change of Control Plan may not be amended or terminated (i) following a Change of Control, (ii) at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (iii) otherwise in connection with or in anticipation of a Change of Control in any manner that could adversely affect the rights of any officer covered by the Change of Control Plan.

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Change of Control Provisions Relating to LTIP Awards
Below is a summary of protections provided upon a Change of Control with respect to the LTIP awards under the 2014 Plan. In brief, the goal of these protections is to avoid acceleration of LTIP vesting and payment in situations where a Change of Control occurs but the Company continues to exist and the NEO retains his or her position. In the table below, the term “qualifying termination” means the participant (i) has an involuntary termination without Cause, (ii) for Change of Control Severance Plan participants, has a voluntary termination of employment for Good Reason (as defined in the Change of Control Severance Plan) or (iii) has an involuntary termination that qualifies for severance under the Ameren Corporation Severance Plan for Ameren Employees (as in effect immediately prior to the Change of Control). Other definitions of capitalized terms may be found in the 2014 Plan or applicable award agreement.

Change of Control Event	Termination Event	Unvested LTIP Awards
Change of Control which occurs on or before the end of the applicable vesting period after which the Company continues in existence and remains a publicly traded company on the NYSE or NASDAQ	No qualifying termination	Payable upon the earliest to occur of the following: ●after the applicable vesting period has ended; or ●the participant’s death.
	Qualifying termination within two years after the Change of Control and during the applicable vesting period	The PSUs or RSUs the participant would have earned if such participant remained employed for the entirety of the applicable vesting period, at actual performance in the case of the PSUs, will vest on the last day of the applicable vesting period and be paid in shares of the Company’s Common Stock immediately following the applicable vesting period; provided that such distribution will be deferred until the date which is six months following the participant’s termination of employment to the extent required by IRC Section 409A.
Change of Control which occurs on or before the end of the applicable vesting period in which the Company ceases to exist or is no longer publicly traded on the NYSE or NASDAQ	Automatic upon Change of Control	The target number of PSU or RSU awards granted, together with dividends accrued thereon, will be converted to nonqualified deferred compensation. Interest on the nonqualified deferred compensation will accrue based on the prime rate, computed as provided in the award agreement.
	Continued employment until the end of the applicable vesting period	Lump sum payout of the nonqualified deferred compensation plus interest immediately following the applicable vesting period.
	Retirement or termination due to disability prior to the Change of Control	Immediate lump sum payment of the nonqualified deferred compensation plus interest upon the Change of Control.
	Continued employment until death or disability which occurs after the Change of Control and before the end of the applicable vesting period	Immediate lump sum payout of the nonqualified deferred compensation plus interest upon such death or disability.
	Qualifying termination during the applicable vesting period	Immediate lump sum payout of the nonqualified deferred compensation plus interest upon termination; provided that such distribution shall be deferred until the date which is six months following the participant’s termination of employment to the extent required by IRC Section 409A.
	Other termination of employment before the end of the applicable vesting period	Forfeiture of the nonqualified deferred compensation plus interest.

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Termination Other Than for Change of Control
The following table summarizes the impact of certain employment events outside the context of a Change of Control that may result in the payment of unvested LTIP awards.

Type of Termination	Additional Termination Details	Unvested LTIP Awards
Death	N/A	All awards pay out at target (plus accrual of dividends), pro rata for the number of days worked in each performance or award period and are paid as soon as possible after death.
Disability	N/A	All outstanding awards are earned at the same time and to the same extent that they are earned by other participants, and are paid immediately following the vesting period.
Retirement during award period	Age 55+	Only if the participant has at least five years of service, a prorated award is earned at the end of the performance or award period (based on actual performance, where applicable) and is paid immediately following the vesting period.
Termination for any reason other than death, disability, retirement or change of control as provided above	N/A	Forfeited

CEO Pay Ratio

We are providing the following information to comply with Item 402(u) of Regulation S-K:

For 2019, the annual total compensation of our median employee was $147,127. We calculated the median employee’s annual total compensation based on the rules for determining annual total compensation of our named executive officers, which includes base salary, incentive compensation, change in pension value, and other elements of pay, such as 401(k) employer match, stock awards, or overtime, as applicable. The annual total compensation of our CEO was $9,718,998 and the ratio of our CEO’s compensation to the median employee was 66 to 1. The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The employment of the median employee reported in the 2018 proxy statement terminated in 2018. Accordingly, for 2018, we identified an alternative median employee as of October 1, 2018, in accordance with the same methodology used to determine the median employee in 2017, using for such purposes our entire workforce of approximately 8,600 full, part-time and temporary employees and base salary for the period of January 1, 2016 to December 31, 2016, rounded to the nearest $100. Our median employee served in a similar role in 2019 and had his or her compensation adjusted based on his or her performance in that role. We determined that the changes in our median employee’s compensation arrangements for 2019 did not result in a significant change to our pay ratio disclosure and, therefore, we determined that our median employee from 2018 was still reasonable to utilize for our pay ratio disclosure this year.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.

80     Ameren Corporation

Audit Matters

ITEM 3
Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020

●The Audit and Risk Committee of the Board has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
●Consistent with good governance practices, the Company is asking shareholders to ratify the appointment of PwC.

Board Recommendation for Item 3
Your Board of Directors unanimously recommends a vote “FOR” the Ratification of the Appointment of PwC as Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020.

The members of the Audit and Risk Committee and the Board believe that the continued retention of PwC to serve as the Company’s independent external auditor is in the best interests of the Company and its shareholders. Although ratification by the shareholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this appointment by the shareholders. In the event the shareholders fail to ratify the appointment, the Audit and Risk Committee will consider this factor when making any determination regarding PwC. Even if the selection is ratified, the Audit and Risk Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Selection of Independent Registered Public Accounting Firm

The Audit and Risk Committee is directly responsible for the appointment, selection of the lead engagement partner, pre-approval of compensation, retention and oversight of the work of the independent accountants engaged by the Company for the purpose of preparing or issuing an audit report or performing other permissible audit, review or attest services for the Company. In accordance with its charter, the Audit and Risk Committee has appointed PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and the Board has ratified this appointment.

On at least an annual basis, the Audit and Risk Committee evaluates PwC’s qualifications, performance and independence and presents its conclusions with respect to PwC’s independence to the full Board. As part of its evaluation, the Audit and Risk Committee considers a variety of factors, including:

●	PwC’s independence and tenure;
●	The quality of PwC’s performance and audit plans;
●	PwC’s tenure and its knowledge of the Company;
●	PwC’s communications with the Audit and Risk Committee, the Board and management;
●	PwC’s reputation for integrity and competence in the fields of accounting and auditing;
●	Litigation and regulatory proceedings in which PwC may be involved; and
●	Public Company Accounting Oversight Board reports.

2020 Proxy Statement     81

Audit Matters

PwC has served continuously as the independent registered public accounting firm for the Company and its subsidiaries since at least 1932. In evaluating PwC’s tenure, the Audit and Risk Committee believes there are important benefits to having a long-tenured independent accounting firm, including:

●	Enhanced audit quality due to PwC’s deep understanding of Ameren’s business, industry and accounting policies and practices;
●	Efficient fee structures due to PwC’s familiarity with the Company and industry expertise; and
●	Avoidance of significant costs and disruptions (including Board and management time and distractions) that would be associated with evaluating and retaining a new independent auditor.

In addition, PwC is subject to robust independence controls that further mitigate the risks that may be associated with long auditor tenure. These include:

●	A strong regulatory framework for auditor independence, including limitations on non-audit services;
●	Oversight of PwC by the Audit and Risk Committee that includes regular communication on and evaluation of the quality of the audit and auditor independence;
●	PwC’s internal independence controls and compliance program;
●	Conducting regular private meetings with each of PwC and Ameren management at the end of each regularly scheduled Audit and Risk Committee meeting; and
●	Mandatory audit partner rotation every five years, a process which is directed and ultimately approved by the Audit and Risk Committee.

Representatives of PwC are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Fees For Fiscal Years 2019 and 2018

Audit Fees

The aggregate fees for professional services rendered by PwC for (i) the audits of the consolidated annual financial statements of Ameren and its registered subsidiaries included in the combined 2019 Form 10-K of Ameren and its registered subsidiaries and the annual financial statements of certain non-registered subsidiaries; (ii) the audit of Ameren’s internal control over financial reporting; (iii) the reviews of the quarterly financial statements included in the combined Forms 10-Q of Ameren and its subsidiaries for the 2019 fiscal year; (iv) services provided in connection with debt and equity offerings; (v) certain accounting and reporting consultations; (vi) certain regulatory reporting requirements for the 2019 fiscal year; and (vii) post-implementation system reviews were $4,121,000.

Fees billed by PwC for audit services rendered to Ameren and its subsidiaries during the 2018 fiscal year totaled $3,593,025. This amount reflects the re-categorization of certain audit-related fees for systems implementation services, which were previously reported as audit fees.

Audit-Related Fees

The aggregate fees for audit-related services rendered by PwC to Ameren and its subsidiaries during the 2019 fiscal year totaled $355,000. Such services consisted of pre-implementation systems reviews and a stock transfer/registrar review.

Fees billed by PwC for audit-related services rendered to Ameren and its subsidiaries during the 2018 fiscal year totaled $215,000. This amount reflects the re-categorization of certain audit-related fees for systems implementation services, which were previously reported as audit fees.

82     Ameren Corporation

Audit Matters

Tax Fees

PwC did not render any tax-related services to Ameren and its subsidiaries during the 2019 or 2018 fiscal years.

All Other Fees

The aggregate fees for all other services rendered by PwC to Ameren and its subsidiaries during the 2019 fiscal year totaled $216,562. Such services consisted of advice regarding a contract management project, a regulatory risk assessment, and strategic initiatives; a human resources benchmarking resource subscription; and accounting and reporting reference software.

Fees billed by PwC for all other services rendered to Ameren and its subsidiaries during the 2018 fiscal year totaled $62,600.

Policy Regarding the Pre-Approval of Independent Registered Public Accounting Firm Provision of Audit, Audit-Related and Non-Audit Services

The Audit and Risk Committee’s charter provides that the Committee is required to pre-approve all audit, audit-related, tax and other services provided by the independent registered public accounting firm to Ameren and its subsidiaries, except that pre-approvals of non-audit services may be delegated to a single member of the Audit and Risk Committee. The Audit and Risk Committee pre-approved 100 percent of the fees for services provided by PwC covered under the above captions: “— Audit Fees,” “— Audit-Related Fees,” “— Tax Fees” and “— All Other Fees” for fiscal years 2019 and 2018.

The information contained in the following Audit and Risk Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Audit and Risk Committee Report

The Audit and Risk Committee reviews Ameren Corporation’s (“Ameren”) financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit and Risk Committee reviewed and discussed the audited financial statements included in the 2019 Form 10-K with Ameren’s management and the independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting and assessing such effectiveness. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on whether Ameren maintained effective internal control over financial reporting.

In addition, in connection with its review of Ameren’s annual audited financial statements, the Audit and Risk Committee has discussed with the independent registered public accounting firm the matters required by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission (“SEC”), has received and reviewed the written communications from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit and Risk Committee concerning independence, and has discussed with such accounting firm its independence. The Audit and Risk Committee also has considered whether the provision by the independent registered public accounting firm of non-audit services to Ameren is compatible with maintaining their independence.

To ensure the independence of the independent registered public accounting firm, Ameren has instituted monitoring processes at both the management level and the Audit and Risk Committee level. At the management level, the chief financial officer or the chief accounting officer is required to review and pre-approve all engagements of the independent registered public accounting firm for any category of services, subject to the pre-approval of the Audit and Risk Committee described above. In addition, the chief financial officer or the chief accounting officer is required to provide to the Audit and Risk Committee at each of its meetings (except meetings held exclusively to review earnings press releases and reports on SEC Forms 10-Q and 10-K) a written description of all services to be performed by the independent registered public accounting firm and the corresponding estimated fees. The monitoring process at the Audit and Risk Committee level includes a requirement that the Committee pre-approve the performance of any services by the

2020 Proxy Statement     83

Audit Matters

independent registered public accounting firm, except that pre-approvals of non-audit services may be delegated to a single member of the Committee. At each Audit and Risk Committee meeting (except meetings held exclusively to review earnings press releases and quarterly reports on SEC Form 10-Q), the Committee receives a joint report from the independent registered public accounting firm and the chief financial officer or the chief accounting officer concerning audit fees and fees paid to the independent registered public accounting firm for all other services rendered, with a description of the services performed. The Audit and Risk Committee has considered whether the independent registered public accounting firm’s provision of the services covered under the captions “AUDIT MATTERS — FEES FOR FISCAL YEARS 2019 AND 2018 — Audit-Related Fees,” “— Tax Fees” and “— All Other Fees” in this proxy statement is compatible with maintaining the independent registered public accounting firm’s independence and has concluded that the independent registered public accounting firm’s independence has not been impaired by its engagement to perform these services.

In reliance on the reviews and discussions referred to above, the Audit and Risk Committee recommended to the Board of Directors that the audited financial statements be included in Ameren’s 2019 Form 10-K, for filing with the SEC.

Audit and Risk Committee:

J. Edward Coleman, Chairman
Catherine S. Brune
Ward H. Dickson
Noelle K. Eder
Craig S. Ivey

84     Ameren Corporation

ITEM 4
Shareholder Proposal Requesting an Independent Board Chair

●The Nathan Cummings Foundation, 475 Tenth Avenue, 14th Floor, New York, New York 10018, owner of 226 shares of Common Stock, has notified the Company of its intention to present the following proposal for consideration and action at the Annual Meeting.
●The Company is not responsible for the accuracy or content of the proposal and supporting statement presented below which, following SEC rules, are reproduced as received from the proponent.

Board Recommendation for Item 4 Your Board of Directors unanimously recommends a vote “AGAINST” the shareholder proposal requesting an independent Board chair.

RESOLVED: Shareholders of Ameren Corporation (“Ameren”) ask the Board of Directors to adopt a policy, and amend the bylaws as necessary, to require the Chair of the Board to be an independent director. The policy should provide that (i) if the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the policy within 60 days of that determination; and (ii) compliance with this policy is waived if no independent director is available and willing to serve as Chair. This policy shall apply prospectively so as not to violate any contractual obligation.

Supporting Statement

In our view, shareholder value is enhanced by an independent Board Chair who can provide a balance of power between the chief executive officer (“CEO”) and the Board and support strong Board oversight of management. According to proxy advisor Glass Lewis “shareholders are better served when the board is led by an independent chairman who we believe is better able to oversee the executives of the Company and set a pro-shareholder agenda without the management conflicts that exist when a CEO or other executive also serves as chairman.”

While separating the roles of Chair and CEO is the norm in Europe, 53% of S&P 500 company boards have also implemented this best practice. Directors on boards with a joint CEO-Chair report being more likely to have difficulty voicing a dissenting view (57% versus 41%) and to believe that one or more of their fellow directors should be replaced (61% versus 47%) according to a 2019 survey by PwC. (http://pwc.to/2Xbp9eo)

Except for a brief apprenticeship period, Ameren CEOs have also served as Chair of the Board since 1997.

We believe that independent board leadership would be particularly useful at Ameren to oversee the strategic transformation the company must undergo in order to capitalize on the opportunities available in the transition to a low carbon economy. Ameren has the highest carbon dioxide emission rate of any of the top twenty US privately/investor-owned power producers. (https://www.mjbradley.com/sites/default/files/Presentation_of_Results_2019.pdf) Unlike its peers Xcel Energy, Duke Energy, DTE and NRG, Ameren has failed to set a target of achieving net zero emissions by 2050. We believe that a board chair independent of management would be better able to lead the process of setting a strategy to position Ameren to take advantage of increased demand for decarbonized electricity from transportation and other sectors of the economy.

We urge shareholders to vote for this proposal.

2020 Proxy Statement     85

Shareholder Proposal

Board of Directors Response

Your Board of Directors unanimously recommends a vote “AGAINST” the shareholder proposal requesting an independent Board chair, for the reasons set forth below:

The Board believes that the Company and its shareholders are best served if the Board has the flexibility to decide how to allocate the responsibilities of the offices of Chairman of the Board (“Chairman”) and the Chief Executive Officer (“CEO”), taking into consideration the unique circumstances of the Company. The proposal seeks to impose a fixed organizational structure on the Board by requiring the Chairman to be independent and would effectively limit the Board’s ability to select the most qualified and appropriate individual to lead the Board at any given time.

The Board believes that the selection of Chairman and CEO and the allocation of the responsibilities of those offices should be the responsibility of the Board. In selecting a Chairman, the Board considers the best interests of the Company and its shareholders, in light of then-current and anticipated future circumstances and taking into consideration succession planning and the skills and experience of the individual, among other factors. In some circumstances, the best candidate will be a current or former CEO, and in others, the interests of the Company will best be served if the offices are separated or allocated so that the Company has an independent Chairman.

The Board also believes that the Company has robust corporate governance practices and policies in place that provide the Board with objective and independent leadership to balance the combined Chairman and CEO position. The Company’s Corporate Governance Guidelines, available at www.amereninvestors.com/corporate-governance, provide that when the Chairman is the CEO or an employee of the Company, the Company must have a designated independent Lead Director, selected by the Nominating and Corporate Governance Committee and ratified by the independent directors for a minimum of a one-year term. The Corporate Governance Guidelines further provide that the independent Lead Director has clearly delineated and comprehensive duties and responsibilities, including: (i) to preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; (ii) to convene and chair meetings of the independent directors in executive session at each Board meeting; (iii) to solicit the non-management directors for advice on agenda items for meetings of the Board; (iv) to serve as a liaison between the Chairman and CEO and the independent directors; (v) to call meetings of the independent directors; (vi) to collaborate with the Chairman and CEO in developing the agenda for meetings of the Board and approve such agendas; (vii) to consult with the Chairman and CEO regarding and approve information that is sent to the Board; (viii) to collaborate with the Chairman and CEO and the Chairs of the standing committees in developing and managing the schedule of meetings of the Board and approve such schedules to ensure that there is sufficient time for discussion of all agenda items; and (ix) if requested by major shareholders, to ensure that he or she is available for consultation and direct communication. Consistent with the Company’s Corporate Governance Guidelines, the Board has in place an independent Lead Director who carries out these duties and serves as an appropriate counterbalance to the combined Chairman and CEO role. In addition, the independent Lead Director is involved in the annual evaluation of the Chairman and CEO’s performance.

Furthermore, all of the directors on the Board are independent, with the exception of Mr. Baxter, and each of our standing Board committee charters requires all members of such committee, including the chair, to be independent. As a result, fully independent Board committees are responsible for oversight of critical matters, such as the integrity of the Company’s financial statements, its independent auditor, compliance with legal and regulatory requirements, evaluating senior executive (including the CEO) performance and compensation, nominating members of the Board, and determining the Board leadership structure, including an annual review of whether the Company and its shareholders are best served by combining or separating the Chairman and CEO roles.

86     Ameren Corporation

Shareholder Proposal

The Board believes that the Company’s existing strong governance framework ensures Board independence and provides effective oversight of management. The Company’s governance practices include the annual election of directors, majority voting for the election of directors, the absence of a poison pill, and a robust policy for facilitating shareholder and third party communication with the Company’s directors. The independent directors also regularly hold executive sessions of the Board, which are led by the independent Lead Director, outside of the presence of the Chairman and CEO or any other Company employee. These practices are detailed elsewhere in this proxy statement under the “Corporate Governance” section.

Moreover, the Board does not believe at this time that separation of the roles of Chairman and CEO would deliver any additional benefit for shareholders or be more likely to promote any particular Company policy or strategy. There has been no proven improvement to governance or performance resulting from a separation of the CEO role and the Chairman role. Having an independent Chairman continues to be a minority practice among S&P 500 companies. Like many companies, the Company has enjoyed strong performance under its current leadership structure of a combined Chairman and CEO, overseen by an independent Board and independent Lead Director. During the five-year period ended December 31, 2019, the Company’s total shareholder return of approximately 96% significantly outperformed the S&P 500 Utility Index and the Philadelphia Utility Index, which provided returns of approximately 63% and 61%, respectively. We believe that the Board, lead by its independent Lead Director, together with the Board’s Audit and Risk Committee, Nuclear, Operations and Environmental Sustainability Committee and Nominating and Corporate Governance Committee (each of which consist solely of independent directors), already effectively oversees the Company’s environmental strategy, including planning for the potential implications of climate-related risks.

In evaluating this proposal, the Board has taken into consideration the shareholder vote on substantially similar proposals in 2014 and 2015, as well as views expressed during conversations with certain of the Company’s major shareholders. Those proposals did not pass, indicating that a significant majority of our shareholders supported maintaining flexibility for the Board to determine the appropriate leadership structure. As with these past proposals, this proposal replaces the Board’s judgment by mandating a particular leadership structure and hinders the Board’s ability to select the most qualified and appropriate individual to lead the Board at any given time. In order to best serve the Company and its shareholders, it is critical for the Board to retain flexibility in allocating the responsibilities of the Chairman and CEO. Accordingly, the Board recommends that shareholders vote AGAINST this proposal.

2020 Proxy Statement    87

Security Ownership

Security Ownership of More Than Five Percent Shareholders

The following table contains information with respect to the ownership of Ameren Common Stock by each person known to the Company who is the beneficial owner of more than five percent of the outstanding Common Stock.

Name and Address of Beneficial Owner	Shares of Common Stock Owned Beneficially at December 31, 2019		Percent of Common Stock Owned Beneficially at December 31, 2019 (%)
The Vanguard Group, Inc.	30,506,122	(1)	12.39%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
BlackRock, Inc.	18,805,097	(2)	7.6%
55 East 52nd Street
New York, New York 10055
State Street Corporation	13,286,395	(3)	5.4%
State Street Financial Center
One Lincoln Street
Boston, Massachusetts 02111
(1)

The number of shares and percentage owned as of December 31, 2019 according to the Amendment No. 10 to Schedule 13G filed with the SEC on February 11, 2020. The Vanguard Group, Inc. (“Vanguard Group”) is an investment adviser in accordance with SEC Rule 13d-1(b)(1)(ii)(E). The amendment to the Schedule 13G reports that Vanguard Group has sole voting power with respect to 429,941 shares of Stock, shared voting power with respect to 148,262 shares of Common Stock, sole dispositive power with respect to 30,023,330 shares of Common Stock, and shared dispositive power with respect to 482,792 shares of Common Stock. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard Group, is the beneficial owner of 278,563 shares of Common Stock as a result of it serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard Group, is the beneficial owner of 351,591 shares of Common Stock as a result of its serving as investment manager of Australian investment offerings.

(2)

The number of shares and percentage owned as of December 31, 2019 according to the Amendment No. 9 to Schedule 13G filed with the SEC on February 5, 2019. BlackRock, Inc. (“BlackRock”) is a parent holding company in accordance with SEC Rule 13d-1(b)(1)(ii)(G). The amendment to the Schedule 13G reports that BlackRock has sole voting power with respect to 16,362,591 shares of Common Stock and sole dispositive power with respect to 18,805,097 shares of Common Stock, and has no shared voting power nor shared dispositive power with respect to any Common Stock.

(3)

The number of shares and percentage owned as of December 31, 2019 according to the Schedule 13G filed with the SEC on February 13, 2020. State Street Corporation (“State Street”) is a parent holding company in accordance with SEC Rule 13d-1(b)(1)(ii)(G). The Schedule 13G reports that State Street has shared voting power with respect to 11,527,361 shares of Common Stock and shared dispositive power with respect to 13,236,358 shares of Common Stock, and has no sole voting power nor sole dispositive power with respect to any Common Stock.

88     Ameren Corporation

Security Ownership

Security Ownership of Directors and Management

The following table sets forth certain information known to the Company with respect to beneficial ownership of Ameren Common Stock and Stock Units as of March 9, 2020, for (i) each director and nominee for director of the Company, (ii) each NEO as named in the Summary Compensation Table above, and (iii) all current executive officers, directors and nominees for director as a group.

Name	Number of Shares of Common Stock Beneficially Owned(1)(2)		Percent Owned(3)
Bhavani Amirthalingam	1,798		*
Warner L. Baxter	335,046		*
Cynthia J. Brinkley	2,053		*
Catherine S. Brune	17,289		*
J. Edward Coleman	13,998		*
Ward H. Dickson	6,195		*
Fadi M. Diya	71,181		*
Noelle K. Eder	5,914		*
Ellen M. Fitzsimmons	37,468		*
Rafael Flores	13,774		*
Richard J. Harshman	20,026	(4)	*
Craig S. Ivey	6,435		*
James C. Johnson	43,607		*
Steven H. Lipstein	32,706		*
Martin J. Lyons, Jr.	142,213		*
Richard J. Mark	134,911		*
Michael L. Moehn	96,896		*
Gregory L. Nelson	37,404		*
Stephen R. Wilson	29,900		*
All current executive officers, directors, and nominees for director as a group (24 persons)	1,269,096		*
*	Less than one percent.
(1)

Except as noted in footnote (2), this column lists voting securities. None of the named individuals held shares issuable within 60 days upon the exercise of stock options or the vesting of RSUs. Reported shares include those for which a director, nominee for director or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if such director, nominee for director or executive officer does not claim beneficial ownership.

(2)

This column also includes ownership of 11,182 Stock Units held by Director Coleman, 4,086 Stock Units held by Director Dickson, 4,086 Stock Units held by Director Eder, 11,182 Stock Units held by Director Flores, 4,086 Stock Units held by Director Ivey, and 17,098 Stock Units held by Director Johnson, each pursuant to the Directors Deferred Compensation Plan. See “— DIRECTOR COMPENSATION — Directors Deferred Compensation Plan Participation.”

(3)

For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 246,737,253 shares of Common Stock outstanding on March 9, 2020, and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days of March 9, 2020.

(4)	Includes 6,875 shares of Common Stock owned by The Harshman Family Foundation.

2020 Proxy Statement    89

Security Ownership

Since 2003, the Company has had a policy which prohibits directors and executive officers from engaging in pledges of Company securities or short sales, margin accounts and hedging or derivative transactions with respect to Company securities. In addition, since 2013, the Company has had a policy which prohibits directors and employees of the Company and its subsidiaries from entering into any transaction which hedges (or offsets) any decrease in the value of Company equity securities that are (1) granted by the Company to the director or employee as part of compensation or (2) held, directly or indirectly, by the director or employee.

The address of all persons listed above is c/o Ameren Corporation, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of the Company’s Common Stock to file reports of their ownership in the equity securities of the Company and its subsidiaries and of changes in that ownership with the SEC. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. To our knowledge, based solely on a review of the filed reports and written representations that no other reports are required, we believe that each of the Company’s directors and executive officers complied with all such filing requirements during 2019, except that, due to an administrative error, an April 2019 grant of RSUs to Chonda J. Nwamu was not timely reported. Ms. Nwamu’s April 2019 RSU grant was reported on a subsequent Form 4 in October 2019.

90     Ameren Corporation

Additional Information

Questions and Answers About the Annual Meeting and Voting

Q.	When and where will the annual meeting be held?

A.

The Annual Meeting will be held on Thursday, May 7, 2020, at 10:00 a.m. CDT, and at any adjournment thereof. In light of the emerging public health impact of the coronavirus, or COVID-19, and to support the health and well-being of our shareholders, the Annual Meeting will be held in a virtual meeting format only. You can attend the Annual Meeting live via the Internet by visiting: www.virtualshareholdermeeting.com/AEE2020. Online check-in will begin at 9:45 a.m. CDT. Please allow ample time for the online check-in process. Please note that there is no in-person location for you to attend.

To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card or any additional voting instructions that accompanied your proxy materials.

Q.	Who is entitled to vote?

A.	Only shareholders of record of our common stock, $0.01 par value (“Common Stock”), at the close of business on the record date, March 9, 2020, are entitled to vote at the Annual Meeting.

Q.	What will I be voting on?

A.	1.	Election of Directors.

Thirteen directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified.

	2.	Advisory Vote to Approve Executive Compensation (Say-on-Pay).

In accordance with Section 14A of the Exchange Act, the Company is providing shareholders with the right to cast an advisory vote at the Annual Meeting to approve the compensation of the NEOs. This proposal, commonly known as a “say-on-pay” proposal, provides shareholders with the opportunity to endorse or not endorse the Company’s compensation program.

	3.	Ratification of the Appointment of PwC as Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020.

The Company is asking its shareholders to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. PwC was appointed by the Audit and Risk Committee.

	4.	A Shareholder Proposal Requesting an Independent Board Chair.

The Company is asking its shareholders to vote against a shareholder proposal requesting changes to the Company’s by-laws to require an independent board chair, if presented at the meeting by the proponent.

Q.	How many votes do I have?

A.	Each share of Common Stock is entitled to one vote. The shares referred to on your proxy card or Notice of Internet Availability of Proxy Materials represent all shares registered in the name(s) shown thereon, including shares held in our dividend reinvestment and stock purchase plan (“DRPlus Plan”) and Ameren’s 401(k) savings plan.

2020 Proxy Statement     91

Additional Information

Q.	How do I obtain materials for the Annual Meeting?

A.

As permitted by SEC rules, we are making this proxy statement and our annual report available to shareholders electronically via the Internet. On or about March 26, 2020, we began mailing to certain shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the notice. The proxy statement and our 2019 Form 10-K, including consolidated financial statements, are available to you at www.amereninvestors.com/financial-info/proxy-materials/.

This proxy statement and the accompanying proxy card are also first being mailed to shareholders on or about March 26, 2020. In the same package with this proxy material, you should have received a copy of our 2019 Form 10-K, including consolidated financial statements. When you receive this package, if all of these materials are not included, please contact us and a copy of any missing material will be sent at no expense to you.

You may reach us:

●by mail addressed to
Office of the Secretary
Ameren Corporation
P.O. Box 66149, Mail Code 1310
St. Louis, MO 63166-6149
●by calling toll-free 1-800-255-2237 (or in the St. Louis area 314-554-3502).

Q.	How many shares must be present to hold the Annual Meeting?

A.

In order to conduct the Annual Meeting, holders of more than one-half of the outstanding shares entitled to vote must be present in person or represented by proxy so that there is a quorum. The voting securities of the Company on March 9, 2020 consisted of 246,737,253 shares of Common Stock. Each share of Common Stock is entitled to one vote. It is important that you vote promptly so that your shares are counted toward the quorum.

In determining whether a quorum is present at the Annual Meeting, shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter, as well as broker non-votes, will be deemed to be represented at the meeting for quorum purposes. A “broker non-vote” occurs when shares are represented by a proxy, returned by a broker, bank or other fiduciary holding shares as the record holder in nominee or “street” name for a beneficial owner, which gives voting instructions as to at least one of the matters to be voted on but indicates that the record holder does not have the authority to vote or give voting instructions by proxy on a particular matter, such as a non-discretionary matter for which voting instructions have not been given to the record holder by the beneficial owner. Shares as to which voting instructions are given as to at least one of the matters to be voted on will also be deemed to be so represented. If the proxy states how shares will be voted in the absence of instructions by the shareholder, such shares will be deemed to be represented at the meeting.

Q.	What are the vote requirements for each matter?

A.

In all matters, including the election of directors, every decision of a majority of the shares entitled to vote on the subject matter and represented in person or by proxy at the meeting at which a quorum is present will be valid as an act of the shareholders, unless a larger vote is required by law, the Company’s By-Laws or the Company’s Restated Articles of Incorporation. Each matter on the agenda for the Annual Meeting is subject to this majority voting standard.

In tabulating the number of votes on a matter, (i) shares represented by a proxy, which directs that the shares abstain from voting or that a vote be withheld on one or more matters, will be deemed to be represented at the meeting as to such matter or matters, (ii) broker non-votes will not be deemed to be represented at the meeting for the purpose of the vote on such matter or matters, (iii) except as provided in (iv) below, shares represented by a proxy as to which voting instructions are not given as to one or more matters to be voted on will not be deemed to be represented at the meeting for the purpose of the vote as to such matter or matters and (iv) a proxy, which states how shares will be voted in the absence of instructions by the shareholder as to any matter, will be deemed to give voting instructions as to such matter. Shareholder votes are certified by independent inspectors of election.

92     Ameren Corporation

Additional Information

Q.	How do I vote?

A.

Before the Annual Meeting. Before the Annual Meeting, you can give a proxy to vote your shares of the Company’s Common Stock in one of the following ways:

●by calling the toll-free telephone number (1-800-690-6903);
●by using the Internet (www.proxyvote.com); or
●by completing and signing a proxy card and mailing it in time to be received before the Annual Meeting.

The telephone and Internet voting procedures are designed to confirm your identity and to allow you to give your voting instructions. If you wish to vote by telephone or the Internet, please follow the instructions on your proxy card or Notice of Internet Availability of Proxy Materials. Additional instructions will be provided on the telephone message and website. Please have your proxy card or Notice of Internet Availability of Proxy Materials at hand when voting. If you vote by telephone or Internet, DO NOT mail a proxy card. The telephone and Internet voting facilities will close at 11:59 P.M. EDT on May 6, 2020.

If you mail us your properly completed and signed proxy card, or vote by telephone or the Internet, your shares of Common Stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted as recommended by the Board — FOR the Board’s nominees for director (Item (1)), FOR the advisory approval of the compensation of our NEOs disclosed in this proxy statement (Item (2)), FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm (Item (3)), AGAINST the shareholder proposal requesting an independent board chair, if properly presented at the meeting (Item (4)), and in the discretion of the named proxies upon such other matters as may properly come before the meeting.

If you hold any shares in the 401(k) savings plan of Ameren, your completed proxy card or telephone or Internet proxy vote will serve as voting instructions to the plan trustee, and the plan trustee will vote your shares as you have directed. However, your voting instructions must be received at least three days prior to the Annual Meeting (i.e., by May 4, 2020) in order to count. The trustee will vote all of the shares held in the plan for which voting instructions have not been received in the same proportion as shares for which the trustee received timely directions, subject to the exercise of the trustee’s fiduciary duties.

If you have shares registered in the name of a bank, broker or other registered owner or nominee, you should receive instructions from that registered owner about how to instruct them to vote those shares.

During the Annual Meeting. You may vote via the Internet during the virtual Annual Meeting by visiting: www.virtualshareholdermeeting.com/AEE2020. Only shareholders of record at the close of business on the record date, March 9, 2020, are entitled to participate in and to vote at the virtual Annual Meeting. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card or any additional voting instructions that accompanied your proxy materials.

Q.	Can I change my vote?

A.

You may revoke your proxy at any time after you give it and before it is voted by entering a new vote by telephone or the Internet or by delivering either a written revocation or a signed proxy bearing a later date to the Secretary of the Company or by voting via the Internet during the Annual Meeting by participating in the virtual meeting. To revoke a proxy by telephone or the Internet, you must do so by 11:59 P.M. EDT on May 6, 2020 (following the directions on the proxy card or Notice of Internet Availability of Proxy Materials). Participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q.	Will my shares be voted if I do not provide instructions to my broker?

A.

If you hold your shares in street name and you do not provide your broker with timely voting instructions, New York Stock Exchange (“NYSE”) rules permit brokerage firms to vote your shares at their discretion on certain “routine” matters. At the Annual Meeting, the only routine matter is the ratification of the appointment of PwC as our independent registered public accounting firm. Brokerage firms may not vote without instructions from you on the following matters: election of directors, or the advisory vote on approval of executive compensation, or the shareholder proposal requesting an independent board chair. Without your voting instruction on items that require them, a broker non-vote will occur.

2020 Proxy Statement     93

Additional Information

Q.	Who is soliciting my vote?

A.	The solicitation of proxies is made by our Board of Directors for the Annual Meeting of Shareholders of the Company. We are a holding company, and our principal direct and indirect subsidiaries include Union Electric Company, doing business as Ameren Missouri; Ameren Illinois Company, doing business as Ameren Illinois; and Ameren Transmission Company of Illinois.

Q.	Does the Board consider director nominees recommended by shareholders?

A.	The Nominating and Corporate Governance Committee will consider director nominations from shareholders in accordance with the Company’s Director Nomination Policy, a copy of which can be found on the Company’s website.

Q.	Is my vote confidential?

A.	The Board of Directors has adopted a confidential shareholder voting policy for proxies, ballots and voting instructions submitted by shareholders. This policy does not prohibit disclosure when it is required by applicable law. In addition, nothing in the confidential shareholder voting policy prohibits shareholders or participants in the Company’s savings investment plans from voluntarily disclosing their votes or voting instructions, as applicable, to the Company’s directors or executive officers, nor does the policy prevent the Company or any agent of the Company from ascertaining which shareholders have voted or from making efforts to encourage shareholders to vote. The policy does not limit the free and voluntary communication between the Company and its shareholders. Except with respect to materials submitted regarding shares allocated to participant accounts in the Company’s savings investment plans, all comments written on proxies, ballots or voting materials, together with the names and addresses of the commenting shareholders, may be made available to Company directors and executive officers.

Q.	Can I listen to the Annual Meeting online?

A.	The Annual Meeting will be held via a virtual meeting format only on May 7, 2020. You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/AEE2020 at 10:00 a.m. CDT on May 7, 2020.

Q.	How do I review the list of shareholders?

A.	The names of shareholders of record entitled to vote at the Annual Meeting will be available during the Annual Meeting at www.virtualshareholdermeeting.com/AEE2020 and, for ten days prior to the Annual Meeting, at the Office of the Secretary of the Company.

Q.	What is the Company’s mailing policy when multiple registered shareholders share an address?

A.	The Company is permitted and intends to mail only one Notice of Internet Availability of Proxy Materials and/or one annual report and one proxy statement to multiple registered shareholders sharing an address who have consented to the delivery of one set of proxy materials per address or have received prior notice of our intent to do so, so long as the Company has not received contrary instructions from one or more of such shareholders. This practice is commonly referred to as “householding.” Householding reduces the volume of duplicate information received at your household and the cost to the Company of preparing and mailing duplicate materials.

94     Ameren Corporation

Additional Information

If you share an address with other registered shareholders and your household receives one set of the proxy materials and you decide you want a separate copy of the proxy materials, the Company will promptly mail your separate copy if you contact the Office of the Secretary, Ameren Corporation, P.O. Box 66149, Mail Code 1310, St. Louis, Missouri 63166-6149 or by calling toll-free 1-800-255-2237 (or in the St. Louis area 314-554-3502). Additionally, to resume the mailing of individual copies of future proxy materials to a particular shareholder, you may contact the Office of the Secretary, and your request will be effective within 30 days after receipt. You may request householding of these documents by providing the Office of the Secretary with a written request to eliminate multiple mailings. The written request must include names and account numbers of all shareholders consenting to householding for a given address and must be signed by those shareholders.

Additionally, the Company has been notified that certain banks, brokers and other nominees may household the Company’s proxy materials for shareholders who hold Company shares with the bank, broker or other nominee in “street” name and have consented to householding. In this case, you may request individual copies of proxy materials by contacting your bank, broker or other nominee.

Other Matters

The Board of Directors is not presently aware of any matters to be conducted at the meeting other than those discussed in this proxy statement. If any other matter properly comes before the shareholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

Shareholder Proposals

Under the rules of the SEC, any shareholder proposal intended for inclusion in the proxy material for the Company’s 2021 annual meeting of shareholders must be received by the Secretary of the Company on or before November 27, 2020. We expect that the 2021 annual meeting of shareholders will be held on May 6, 2021.

In addition, under the Company’s By-Laws, shareholders who intend to submit a proposal that will not be in the proxy statement but is to be considered at the 2021 annual meeting, or who intend to nominate a director at the 2021 annual meeting, must provide advance written notice along with other prescribed information. In general, such notice must be received by the Secretary of the Company at the principal executive offices of the Company not later than 60 days or earlier than 90 days prior to the anniversary of the previous year’s annual meeting (i.e., not later than March 8, 2021, or earlier than February 6, 2021). Subject to certain conditions, shareholders or a group of shareholders who have owned more than 5 percent of the Company’s Common Stock for at least one year may also recommend director nominees for nomination by the Nominating and Corporate Governance Committee provided that written notice from the shareholder(s) must be received by the Secretary of the Company at the principal executive offices of the Company not later than 120 days prior to the anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting (i.e., not later than November 27, 2020). As described under the section entitled “Board Practices, Policies and Processes” of this proxy statement, the Company has adopted a “proxy access” by-law. Under the Company’s By-Laws, shareholders who meet the requirements set forth in the Company’s By-Laws may nominate a person for election as a director and include such nominee in the Company’s proxy materials. The By-Laws require, among other things, that written notice from the shareholder(s) must be received by the Secretary of the Company at the principal executive offices of the Company not later than 120 days or earlier than 150 days prior to the anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting (i.e., not later than November 27, 2020, or earlier than October 26, 2020). The specific procedures to be used by shareholders to recommend nominees for director are set forth in the Company’s By-Laws and Director Nomination Policy. The specific procedures to be used by shareholders to submit a proposal in person at an annual meeting are set forth in the Company’s By-Laws. The chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the procedures set forth in the Company’s By-Laws and, in the case of nominations, the Director Nomination Policy. Copies of the Company’s By-Laws and Director Nomination Policy may be obtained upon written request to the Secretary of the Company.

2020 Proxy Statement    95

Additional Information

Proxy Solicitation

In addition to the use of the mails, proxies may be solicited by personal interview, by telephone, or through the Internet or other means, and banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock. Proxies may be solicited by our directors, officers and key employees on a voluntary basis without compensation. We will bear the cost of soliciting proxies on our behalf. Furthermore, we have retained Alliance Advisors LLC, a proxy solicitation firm, to assist with the solicitation of proxies for the Annual Meeting at an anticipated cost to the Company of approximately $50,000, plus the reimbursement of reasonable out-of-pocket expenses.

Form 10-K

Our 2019 Form 10-K, including consolidated financial statements for the year ended December 31, 2019, accompanies this proxy statement. The 2019 Form 10-K is also available on the Company’s website at www.amereninvestors.com. If requested, we will provide you copies of any exhibits to the 2019 Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the 2019 Form 10-K by writing to the Office of the Secretary, Ameren Corporation, P.O. Box 66149, St. Louis, Missouri 63166-6149.

FOR INFORMATION ABOUT THE COMPANY, INCLUDING THE COMPANY’S ANNUAL, QUARTERLY AND CURRENT REPORTS ON SEC FORMS 10-K, 10-Q AND 8-K, RESPECTIVELY, PLEASE VISIT THE FINANCIAL INFO SECTION OF AMEREN’S WEBSITE AT WWW.AMERENINVESTORS.COM. INFORMATION CONTAINED ON THE COMPANY’S WEBSITE IS NOT INCORPORATED INTO THIS PROXY STATEMENT OR OTHER SECURITIES FILINGS.

Forward-Looking Information

Statements in this proxy statement not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Ameren Corporation (the “Company,” “Ameren,” “we,” “us” and “our”) is providing this cautionary statement to disclose that there are important factors that could cause actual results to differ materially from those anticipated. Reference is made to the 2019 Form 10-K for a list of such factors.

96     Ameren Corporation

Additional Information

Appendix A

The following table provides a reconciliation of GAAP to core and weather-normalized earnings on a per share basis:

	Year Ended December 31,
	2019	2018
GAAP Diluted EPS	$3.35	$3.32
Charge for revaluation of deferred taxes from decreased federal income tax rate		0.05
Less: State income tax benefit	—	—
Charge, net of tax benefit		0.05
Core Diluted EPS	$3.35	$3.37
Core Diluted EPS Normalized for Weather
Core Diluted EPS	$3.35	$3.37
Ameren Missouri weather impact included in electric margins	0.04	0.43
Less: Income tax expense	(0.01)	(0.11)
Weather impact, net of tax expense	0.03	0.32
Core Diluted EPS Normalized for Weather	$3.32	$3.05

Use of Non-GAAP Financial Measures

In this proxy statement, Ameren has presented core earnings per share, which is a non-GAAP measure and may not be comparable to those of other companies. Generally, core earnings or losses include earnings or losses attributable to Ameren common shareholders and exclude income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as the third quarter 2018 non-cash charge for a true-up to the revaluation of deferred taxes associated with the 2017 Tax Cuts and Jobs Act resulting primarily from regulations related to bonus depreciation issued in August 2018. Ameren uses core earnings internally for financial planning and for analysis of performance. Ameren also uses core earnings as the primary performance measurement when communicating with analysts and investors regarding our earnings results and outlook, as the Company believes that core earnings allow it to more accurately compare its ongoing performance across periods. Weather-normalized earnings exclude estimated effects of weather compared to normal, as calculated internally using data from the National Oceanic and Atmospheric Administration for the applicable period.

2020 Proxy Statement    97

100     Ameren Corporation

AMEREN CORPORATION
1901 CHOUTEAU AVENUE
ST. LOUIS, MO 63103

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/AEE2020

You may attend the meeting and vote during the meeting when the polls are open via the Internet. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow ➔ XXXX XXXX XXXX XXXX  available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Ameren Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E98993-P33419-Z76345	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMEREN CORPORATION

The Board of Directors recommends you vote FOR the following:

ITEM 1
COMPANY PROPOSAL - ELECTION OF DIRECTORS—NOMINEES FOR DIRECTOR		For	Against	Abstain

1a.	WARNER L. BAXTER	☐	☐	☐

1b.	CYNTHIA J. BRINKLEY	☐	☐	☐

1c.	CATHERINE S. BRUNE	☐	☐	☐

1d.	J. EDWARD COLEMAN	☐	☐	☐

1e.	WARD H. DICKSON	☐	☐	☐

1f.	NOELLE K. EDER	☐	☐	☐

1g.	ELLEN M. FITZSIMMONS	☐	☐	☐

1h.	RAFAEL FLORES	☐	☐	☐

1i.	RICHARD J. HARSHMAN	☐	☐	☐

1j.	CRAIG S. IVEY	☐	☐	☐

1k.	JAMES C. JOHNSON	☐	☐	☐

1l.	STEVEN H. LIPSTEIN	☐	☐	☐

1m.	STEPHEN R. WILSON	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

ITEM 2 –	COMPANY PROPOSAL - ADVISORY APPROVAL OF COMPENSATION OF THE NAMED EXECUTIVE OFFICERS DISCLOSED IN THE PROXY STATEMENT.	☐	☐	☐

ITEM 3 –	COMPANY PROPOSAL - RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.	☐	☐	☐

The Board of Directors recommends that you vote AGAINST the following:		For	Against	Abstain

ITEM 4 –	SHAREHOLDER PROPOSAL REQUESTING AN INDEPENDENT BOARD CHAIR.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Each of the foregoing proposals is more fully described in the accompanying proxy statement.

This proxy will be voted as specified above. If no direction is made, this proxy will be voted FOR all nominees listed above and as recommended by the Board on the other items listed above.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

AMEREN CORPORATION ANNUAL MEETING OF SHAREHOLDERS Thursday, May 7, 2020 10:00 A.M. CDT www.virtualshareholdermeeting.com/AEE2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting on May 7, 2020:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E98994-P33419-Z76345
AMEREN CORPORATION
P.O. BOX 66149, ST. LOUIS, MISSOURI 63166-6149	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2020

The undersigned hereby appoints WARNER L. BAXTER, MICHAEL L. MOEHN and CHONDA J. NWAMU, and any of them, each with the power of substitution, as proxy for the undersigned, to vote all shares of capital stock of Ameren Corporation represented hereby at the Annual Meeting of Shareholders to be held live via the Internet at www.virtualshareholdermeeting.com/AEE2020 on May 7, 2020 at 10:00 A.M. CDT, and at any adjournment thereof, upon all matters that may properly be submitted to a vote of shareholders including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this proxy card and in their discretion on any other matter that may be submitted to a vote of shareholders. This proxy card also provides voting instructions, if applicable, for shares held in the DRPlus Plan and the various employee stock purchase and benefit plans as described in the proxy statement.

Please vote, date and sign on the reverse side hereof and return this proxy card promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so automatically by casting your ballot at the meeting.

SEE REVERSE SIDE